  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 1995
                                                     REGISTRATION NO. 33-62305
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C 20549
                                    ------
                                PRE-EFFECTIVE
                                  AMENDMENT
                                   NO. 1 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                    ------
                            MERIDIAN BANCORP, INC.
            (Exact name of registrant as specified in its charter)


                                 Pennsylvania
                       (State or other jurisdiction of
                        incorporation or organization)

                                     6711
                         (Primary Standard Industrial
                         Classification Code Number)

                                  23-2237529
                     (I.R.S. Employer Identification No.)

              35 North Sixth Street, Reading, Pennsylvania 19601
                                (610) 655-2000
                      (Address, including zip code, and
                  telephone number, including area code, of
                  registrant's principal executive offices)
                             Samuel A. McCullough
                     Chairman and Chief Executive Officer
                            Meridian Bancorp, Inc.
                            35 North Sixth Street
                         Reading, Pennsylvania 19601
                                (610) 655-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    ------
                                  Copies to:

                          Joseph M. Harenza, Esquire
                           David W. Swartz, Esquire
                                Stevens & Lee
                            111 North Sixth Street
                                 P.O. Box 679
                         Reading, Pennsylvania 19603

                           Ronald H. Janis, Esquire
                         Michael W. Zelenty, Esquire
                         Pitney, Hardin, Kipp & Szuch
                                P.O. Box 1945
                         Morristown, New Jersey 07962

                                    ------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [B]


   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=============================================================================

                 MERIDIAN BANCORP, INC. CROSS-REFERENCE SHEET
            PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING THE
              LOCATION IN THE PROXY STATEMENT/PROSPECTUS OF THE
                  INFORMATION REQUIRED BY PART I OF FORM S-4

                  Form S-4 Item No.                                         Location in Proxy
 ----------------------------------------------------   ---------------------------------------------------------
A.  Information About the Transaction.

   1.  Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus          Outside front cover page
                                                       Table of Contents;

   2. Inside Front and Outside Back Cover Pages of
      Prospectus                                       Available Information;
                                                       Incorporation of Certain Documents by Reference

   3. Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information                    Summary

   4. Terms of the Transaction                         Introduction; The Special Meeting; The Merger; Interests of
                                                       Certain Persons in the Merger; Stock Option Agreement;
                                                       Description of Meridian Capital Securities; Comparison of
                                                       Shareholder Rights

   5. Pro Forma Financial Information                  Summary; Selected Pro Forma Combined Financial Information


   6. Material Contacts with the Company Being
      Acquired                                         The Merger; Interests of Certain Persons in the Merger;
                                                       Stock Option Agreement

   7. Additional Information Required for Reoffering
      by Persons and Parties Deemed to be
      Underwriters                                     Not Applicable

   8. Interests of Named Experts and Counsel           Legal Matters

   9. Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities   Not Applicable

B.  Information About the Registrant.

  10. Information with Respect to S-3 Registrants      Summary; Description of Meridian; Meridian Selected Historical
                                                       Financial Information

  11. Incorporation of Certain Information by
      Reference                                        Incorporation of Certain Documents by Reference

  12. Information with Respect to S-2 or S-3
      Registrants                                      Not Applicable

  13. Incorporation of Certain Information by
      Reference                                        Not Applicable

  14. Information with Respect to Registrants Other
      Than S-2 or S-3 Registrants                      Not Applicable

C.  Information About the Company Being Acquired.

  15. Information with Respect to S-3 Companies        Description of UCB; UCB Selected Historical Financial Data


                  Form S-4 Item No.                                         Location in Proxy
 ----------------------------------------------------   ---------------------------------------------------------
  16. Information with Respect to S-2 or S-3
      Companies                                        Not Applicable

  17. Information with Respect to Companies Other
      Than S-2 or S-3 Companies                        Not Applicable

D.  Voting and Management Information.

  18. Information if Proxies, Consents or
      Authorizations are to be Solicited               Incorporation of Certain Documents by Reference; Summary; The
                                                       Special Meeting; The Merger

  19. Information if Proxies, Consents or
      Authorizations are not to be Solicited or in
      an Exchange Offer                                Not Applicable


                [LETTERHEAD OF UNITED COUNTIES BANCORPORATION]
                              SEPTEMBER __, 1995

Dear Shareholder:


   You are cordially invited to attend a Special Meeting of the stockholders of United Counties Bancorporation ("UCB") which will be held on Wednesday, November 1, 1995, at 10:00 a.m., local time, at the Corporate Headquarters of UCB, Four Commerce Drive, Cranford, New Jersey 07016.


   The purpose of the Special Meeting is to consider and vote upon the Agreement and Plan of Merger dated as of May 23, 1995 (the "Merger Agreement"), between UCB and Meridian Bancorp, Inc. ("Meridian"), providing for the merger of UCB with and into Meridian (the "Merger"). Meridian is a bank holding company headquartered in Reading, Pennsylvania. Through its wholly owned banking subsidiaries, Meridian currently maintains over 300 banking offices in eastern Pennsylvania, southern New Jersey and the State of Delaware.


   If the Merger is approved and completed, each UCB stockholder will receive
5.00 shares of Meridian Common Stock for each share of UCB Common Stock such shareholder owns of record. On September ___, 1995, the last sale price for Meridian common stock, as reported on the NASDAQ Stock Market, was $_____ per share.


   The attached Proxy Statement/Prospectus contains important information concerning the Merger. We urge you to give it your careful attention.

   The Board of Directors of UCB has carefully considered and approved the Merger Agreement and believes that the Merger is in the best interests of UCB and its shareholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

   YOUR VOTE IS IMPORTANT. You are urged to sign, date and mail the enclosed proxy card promptly in the postage-prepaid envelope provided. If you attend the Special Meeting, you may vote in person even if you have already mailed your proxy card.

   On behalf of the Board of Directors and our employees, I wish to thank you for your support.


                                          Sincerely yours,


                                          Eugene H. Bauer
                                          Chairman of the Board and
                                          Chief Executive Officer

                        UNITED COUNTIES BANCORPORATION
                             FOUR COMMERCE DRIVE
                          CRANFORD, NEW JERSEY 07016
                                    ------
                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 1, 1995
                                    ------

   A Special Meeting of Stockholders of United Counties Bancorporation ("UCB") will be held on Wednesday, November 1, 1995, at 10:00 a.m., local time, at the Corporate Headquarters of UCB, Four Commerce Drive, Cranford, New Jersey 07016, to consider the following matters:

       1. The approval and adoption of the Agreement and Plan of Merger, dated as of May 23, 1995 (the "Merger Agreement"), between UCB and Meridian Bancorp, Inc. ("Meridian"), a copy of which is attached as Annex A to the accompanying Proxy Statement/Prospectus, providing for the merger of UCB with and into Meridian (the "Merger"), pursuant to which each share of the common stock, no par value, $1.00 stated value per share, of UCB outstanding at the closing of the Merger will be converted into and become a right to receive 5.00 shares of the common stock, par value $5.00 per share, of Meridian.

       2. Adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve the Merger Agreement.

       3. Such other matters as may properly be brought before the Special Meeting or any adjournments thereof.


   The Board of Directors of UCB has fixed the close of business on September 15, 1995, as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.


   A Proxy Statement/Prospectus is set forth on the following pages and a form of proxy is enclosed herewith. To ensure that your vote is counted, please complete, sign, date and return the proxy in the enclosed return envelope, whether or not you plan to attend the Special Meeting in person. If you attend the Special Meeting, you may revoke your proxy in accordance with the procedures described in the Proxy Statement/Prospectus and vote your shares in person.


                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     Alice R. Cadby
                                     Corporate Secretary


Cranford, New Jersey
September __, 1995

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                               PROXY STATEMENT
                                     FOR
                      SPECIAL MEETING OF STOCKHOLDERS OF
                        UNITED COUNTIES BANCORPORATION
                        TO BE HELD ON NOVEMBER 1, 1995
                             FOUR COMMERCE DRIVE
                          CRANFORD, NEW JERSEY 07016

                                PROSPECTUS OF
                            MERIDIAN BANCORP, INC.
                                 COMMON STOCK
                            35 NORTH SIXTH STREET
                         READING, PENNSYLVANIA 19601

   This Proxy Statement/Prospectus is being furnished by United Counties Bancorporation, a New Jersey corporation ("UCB"), to the holders of UCB common stock, no par value, $1.00 stated value per share ("UCB Common Stock"), as a Proxy Statement in connection with the solicitation of proxies by UCB's Board of Directors for use at a Special Meeting of Stockholders of UCB to be held at 10:00 a.m., local time, on Wednesday, November 1, 1995, at Four Commerce Drive, Cranford, New Jersey 07016 (the "Special Meeting"), and at any adjournment or adjournments thereof. In the event there are not sufficient shares represented for a quorum or votes to approve the Merger Agreement at the Special Meeting, the Special Meeting may be adjourned to permit further solicitation.

   This Proxy Statement/Prospectus, the accompanying Notice of Special Meeting and form of Proxy are first being mailed to the stockholders of record of UCB on or about September __, 1995.

   The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 23, 1995 (the "Merger Agreement"), between UCB and Meridian Bancorp, Inc. ("Meridian"), pursuant to which UCB will merge with and into Meridian (the "Merger"), subject to the terms and conditions contained therein. See "SUMMARY," "THE MERGER AGREEMENT," and a copy of the Merger Agreement which is attached as ANNEX A to this Proxy Statement/Prospectus.

   Upon consummation of the Merger each outstanding share of UCB Common Stock will be converted into and represent the right to receive 5.00 shares (the "Exchange Ratio") of Meridian's common stock, $5.00 par value per share ("Meridian Common Stock"), subject to certain adjustments. Pursuant to the terms of the Merger Agreement, cash will be paid in lieu of fractional shares of Meridian Common Stock. For a more complete description of the Merger Agreement and the terms of the Merger, see "THE MERGER."

   Meridian Common Stock is traded on the NASDAQ Stock Market under the symbol "MRDN." On May 23, 1995, the last business day prior to public announcement of the execution of the Merger Agreement, the closing price of Meridian Common Stock was $33.00 per share. On September __, 1995, such price was $_____. UCB's Common Stock is listed on the NASDAQ Small-Cap Market under the symbol "UCTC." On May 23, 1995, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale price per share of UCB Common Stock on the NASDAQ Small-Cap Market was $127.50. On September __, 1995, such price was $_____. See "SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA -- Comparative Per Share Data." UCB stockholders are urged to obtain current market quotations for Meridian and UCB Common Stock. Because the Exchange Ratio is fixed, UCB stockholders are not assured of receiving any specific market value of Meridian Common Stock. The price of Meridian Common Stock at the effective date of the Merger may be higher or lower than the market price at the time of entering into the Merger Agreement, at the time of mailing this Proxy Statement/Prospectus or at the time of the Special Meeting.

   Meridian has filed a Registration Statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Meridian Common Stock which will be issued in connection with the Merger. In addition to constituting the UCB Proxy Statement for the Special Meeting, this document constitutes a Prospectus of Meridian with respect to the Meridian Common Stock to be issued if the Merger is consummated.

   THE SHARES OF MERIDIAN COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE SHARES OF MERIDIAN COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                                    ------

      The date of this Proxy Statement/Prospectus is September __, 1995.

                              TABLE OF CONTENTS


                                                                                                         Page
                                                                                                       --------
AVAILABLE INFORMATION  .............................................................................        1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  ...................................................        2
SUMMARY  ...........................................................................................        3
   The Companies ...................................................................................        3
     Meridian  .....................................................................................        3
     UCB  ..........................................................................................        3
   The Special Meeting .............................................................................        3
   The Merger ......................................................................................        4
     Effect of Merger  .............................................................................        4
     Recommendation of the Board of Directors and Reasons for the Merger  ..........................        4
     Opinion of Financial Advisor  .................................................................        4
     Representations, Warranties, and Covenants  ...................................................        5
     Conditions to the Merger  .....................................................................        5
     Termination; Effect of Termination  ...........................................................        5
     Differences in Shareholder Rights  ............................................................        5
     Absence of Dissenters' Rights of Appraisal  ...................................................        5
     Management and Operations after the Merger;
     Bank Merger  ..................................................................................        5
   Stock Option Agreement ..........................................................................        6
   No Solicitation of Transactions .................................................................        6
   Interests of Certain Persons in the Merger ......................................................        7
   Meridian Selected Historical Consolidated Financial Data ........................................        7
   UCB Selected Historical Consolidated Financial Data .............................................        7
   Comparative Per Common Share Data ...............................................................        7
   Pro Forma Combined Condensed Financial Data .....................................................        9
   Market Value of Securities ......................................................................       10
   Market Price and Dividend Information ...........................................................       10
INTRODUCTION  ......................................................................................       11
DESCRIPTION OF MERIDIAN  ...........................................................................       12
   General .........................................................................................       12
     Meridian  .....................................................................................       12
     Banking  ......................................................................................       12
     Financial Services  ...........................................................................       12
     Other  ........................................................................................       12
   Market Price of and Dividends on Meridian Common Stock ..........................................       12
   Repurchase of Meridian Common Stock .............................................................       13
DESCRIPTION OF UCB  ................................................................................       13
   General .........................................................................................       13
     UCB  ..........................................................................................       13
     UCTC  .........................................................................................       13
   Market Price of and Dividends on UCB Common Stock and Related Stockholder Matters ...............       14
MERIDIAN SELECTED HISTORICAL FINANCIAL DATA  .......................................................       15
UCB SELECTED HISTORICAL FINANCIAL DATA  ............................................................       18
SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION  .................................................       20
   Pro Forma Condensed Consolidated Balance Sheet As of June 30, 1995 ..............................       21
   Pro Forma Condensed Consolidated Statements of Income for the Six Months Ended June 30, 1995 and
     June 30, 1994 and the Years Ended December 31, 1994, 1993 and 1992  ...........................       22
   Pro Forma Consolidated Capital Ratios as of June 30, 1995 .......................................       27
THE SPECIAL MEETING  ...............................................................................       28
   Matters to be Considered at the Special Meeting .................................................       28

                                      i


   Votes Required; Quorum ..........................................................................      28
   Voting of Proxies ...............................................................................      28
   Revocability of Proxies .........................................................................      28
   Record Date; Stock Entitled to Vote .............................................................      29
   Appraisal Rights ................................................................................      29
   Solicitation of Proxies .........................................................................      29
THE MERGER  ........................................................................................      30
   Background of and Reasons for the Merger; Recommendation of the UCB Board of Director ...........      30
     Background of the Merger  .....................................................................      30
     Reasons for the Merger  .......................................................................      31
   Terms of the Merger .............................................................................      32
     General  ......................................................................................      32
     Exchange Ratio  ...............................................................................      33
     UCB Stock Options  ............................................................................      33
   Opinion of Financial Advisor ....................................................................      33
   Effective Date of the Merger ....................................................................      35
   Exchange of UCB Stock Certificates ..............................................................      35
   Conditions to the Merger ........................................................................      36
   Regulatory Approvals ............................................................................      37
   Representations and Warranties ..................................................................      37
   Business Pending the Merger .....................................................................      38
   Dividends .......................................................................................      39
   No Solicitation of Transactions .................................................................      39
   Amendment; Waivers ..............................................................................      39
   Termination; Effect of Termination ..............................................................      39
   Management and Operations after the Merger ......................................................      40
     Subsidiary Bank Merger  .......................................................................      40
     Directors and Officers After the Merger  ......................................................      40
     Consolidation of Operations: Projected Operating Cost Savings and Revenue Enhancements  .......      41
     Post-Merger Dividend Policy  ..................................................................      41
     Other  ........................................................................................      41
   Employee Benefits ...............................................................................      41
   Accounting Treatment ............................................................................      42
   Certain Federal Income Tax Consequences .........................................................      42
   Expenses ........................................................................................      43
   Resale of Meridian Common Stock .................................................................      43
   Dividend Reinvestment Plan ......................................................................      43
INTERESTS OF CERTAIN PERSONS IN THE MERGER  ........................................................      44
   Stock Options ...................................................................................      44
   Employment Agreements ...........................................................................      44
   Directors & Officers Insurance; Indemnification .................................................      45
STOCK OPTION AGREEMENT  ............................................................................      45
DESCRIPTION OF MERIDIAN CAPITAL SECURITIES  ........................................................      46
   Common Stock ....................................................................................      46
   Shareholder Rights Plan .........................................................................      47
   Preferred Stock .................................................................................      47
   Capital Notes ...................................................................................      47
   Special Charter and Pennsylvania Corporate Law Provisions .......................................      47
COMPARISON OF SHAREHOLDER RIGHTS  ..................................................................      48
   General .........................................................................................      48
   Authorized Capital ..............................................................................      48

                                      ii


   Directors .......................................................................................      48
   Removal .........................................................................................      48
   Nomination ......................................................................................      48
   Election of Directors ...........................................................................      49
   Cumulative Voting ...............................................................................      49
   Limited Liability ...............................................................................      49
   Indemnification .................................................................................      49
   Shareholders' Meetings ..........................................................................      49
   Shareholder Rights Plan .........................................................................      50
   Antitakeover Provisions .........................................................................      50
   Required Shareholder Vote .......................................................................      52
     General  ......................................................................................      52
     Fundamental Changes  ..........................................................................      52
     Amendment of Articles or Certificate of Incorporation  ........................................      52
   Amendment of Bylaws .............................................................................      52
   Mandatory Tender Offer Provision ................................................................      53
   Dissenters' Rights ..............................................................................      53
   Dividends .......................................................................................      53
   Voluntary Dissolution ...........................................................................      54
   Preemptive Rights ...............................................................................      54
ADJOURNMENT OF SPECIAL MEETING  ....................................................................      54
EXPERTS  ...........................................................................................      54
LEGAL MATTERS  .....................................................................................      55
STOCKHOLDER PROPOSALS  .............................................................................      55
OTHER MATTERS ......................................................................................      55
ANNEX A: MERGER AGREEMENT  .........................................................................     A-1
ANNEX B: STOCK OPTION AGREEMENT  ...................................................................     B-1
ANNEX C: OPINION OF GOLDMAN, SACHS & CO  ...........................................................     C-1


   No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Meridian or UCB. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Meridian or UCB since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


   All information concerning Meridian and its subsidiaries contained herein, incorporated herein by reference or supplied herewith has been furnished by Meridian, and all information concerning UCB and its subsidiaries contained herein, incorporated herein by reference or supplied herewith has been furnished by UCB. NO ASSURANCES CAN BE GIVEN BY EITHER UCB OR MERIDIAN AS TO THE FUTURE VALUE OF MERIDIAN COMMON STOCK OR THAT MERIDIAN WILL REALIZE ITS REVENUE ENHANCEMENT, COST SAVINGS OR OTHER POST-MERGER GOALS. See "THE MERGER--Management and operations after the Merger; Consolidation of
Operations: Projected Operating Cost Savings and Revenue Enhancement."


                            AVAILABLE INFORMATION

   Meridian and UCB are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Meridian and UCB with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for inspection and copying at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.


   Meridian has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Meridian Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference or supplied herewith as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                      INCORPORATION OF CERTAIN DOCUMENTS

                                 BY REFERENCE

   The following documents filed with the Commission by Meridian (File No. 0-12364) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

   1. Meridian's Annual Report on Form 10-K for the year ended December 31, 1994 (including certain information contained in Meridian's Proxy Statement dated March 17, 1995 used in connection with Meridian's 1995 Annual Meeting of Shareholders and incorporated by reference in the Form 10-K).

   2. Meridian's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

   3. Meridian's Current Reports on Form 8-K dated May 23, 1995 and June 28,
      1995.


   4. Meridian's Registration Statement on Form 8-A dated August 14, 1989, as amended on July 25, 1994, with respect to Preferred Stock Purchase Rights registered pursuant to Section 12(g) of the Exchange Act.


   The following documents filed with the Commission by UCB (File No. 0-11282) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:


   1. UCB's Annual Report on Form 10-K for the year ended December 31, 1994 (including certain information contained in UCB's Proxy Statement dated March 10, 1995 used in connection with UCB's 1995 Annual Meeting of Stockholders and incorporated by reference in the Form 10-K).


   2. UCB's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

   3. UCB's Current Reports on Form 8-K filed on June 8, 1995 and on August 8, 1995.

   4. The description of UCB Common Stock set forth in UCB's Registration Statement filed on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.


   All documents and reports filed by Meridian and UCB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the special meeting of UCB's stockholders shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

   THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST. DOCUMENTS RELATING TO MERIDIAN MAY BE REQUESTED FROM MERIDIAN BANCORP, INC., 35 NORTH SIXTH STREET, READING, PENNSYLVANIA 19601 (TELEPHONE NUMBER (610) 655-2438), ATTENTION: INVESTOR RELATIONS. DOCUMENTS RELATING TO UCB MAY BE REQUESTED FROM UNITED COUNTIES BANCORPORATION, FOUR COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016 (TELEPHONE NUMBER (908) 931-6844),
ATTENTION: CORPORATE SECRETARY. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY OCTOBER 10, 1995.

                                   SUMMARY


   The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Annexes hereto.

THE COMPANIES

 Meridian


   Meridian Bancorp, Inc. ("Meridian") is a Pennsylvania business corporation and a multi-bank holding company headquartered in Reading, Pennsylvania. Its banking subsidiaries consist of Meridian Bank, Delaware Trust Company and Meridian Bank, New Jersey ("MBNJ"). At June 30, 1995, Meridian and its subsidiaries had total consolidated assets, deposits and shareholders' equity of approximately $14.9 billion, $11.5 billion and $1.24 billion, respectively, and, in terms of both assets and deposits, Meridian was the fourth largest bank holding company headquartered in Pennsylvania. For additional information on Meridian and its subsidiaries see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "MERIDIAN SELECTED HISTORICAL FINANCIAL DATA" and "DESCRIPTION OF MERIDIAN."


   The principal executive offices of Meridian are located at 35 North Sixth Street, Reading, Pennsylvania 19601, and its telephone number is (610) 655-2000. See "DESCRIPTION OF MERIDIAN -- General."

 UCB


   United Counties Bancorporation ("UCB") is a New Jersey corporation and a single bank holding company headquartered in Cranford, New Jersey. At June 30, 1995, UCB had total consolidated assets, deposits and shareholders' equity of approximately $1.6 billion, $1.3 billion and $193.5 million, respectively. UCB's principal operating subsidiary is United Counties Trust Company ("UCTC"). For additional information concerning UCB, its business, financial condition, and results of operations, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "UCB SELECTED HISTORICAL FINANCIAL DATA" and "DESCRIPTION OF UCB."


   The principal executive offices of UCB are located at Four Commerce Drive, Cranford, New Jersey 07016, and its telephone number is (908) 931-6600. See "DESCRIPTION OF UCB -- General."

THE SPECIAL MEETING


   A special meeting of the stockholders of UCB (the "Special Meeting") will be held at the Corporate Headquarters of UCB, Four Commerce Drive, Cranford, New Jersey 07016, on Wednesday, November 1, 1995, at 10:00 a.m., local time.

   At the Special Meeting, holders of UCB's common stock, no par value, $1.00 stated value per share (the "UCB Common Stock"), will consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of May 23, 1995 (the "Merger Agreement"), between Meridian and UCB, a copy of which is attached as Annex A to this Proxy Statement/Prospectus, providing for the merger of UCB with and into Meridian (the "Merger"). In addition to the Merger Agreement, stockholders will be asked to approve a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies. See "ADJOURNMENT OF SPECIAL MEETING." UCB stockholders will also consider and vote upon any other matter that may properly come before the Special Meeting. See "THE SPECIAL MEETING -- Matters to be Considered at the Meeting."

   The Merger will require the approval of the Merger Agreement by the affirmative vote of 66-2/3% of the outstanding shares of UCB Common Stock.
The directors, certain executive officers and certain affiliates of UCB have agreed to be present (in person or by proxy) at the Special Meeting, and to vote all shares of UCB Common Stock which they own for approval and adoption of the Merger Agreement. At August 29, 1995, such directors, executive officers and affiliates of UCB owned and had sole voting power with respect to approximately 483,708 shares of UCB Common Stock, or approximately 22.5% of the outstanding shares of UCB Common Stock which are entitled to be voted at the Special Meeting. At August 29, 1995, such directors, executive officers and affiliates of UCB had shared voting power with respect to approximately 205,847 shares of UCB Common Stock, or approximately 9.6% of the outstanding shares of UCB Common Stock which are entitled to be voted at the Special Meeting. See "THE SPECIAL MEETING -- Votes Required; Quorum."

THE MERGER

 Effect of Merger

   Pursuant to the Merger Agreement, UCB will be merged into Meridian with Meridian surviving the Merger. At the effective date of the Merger (the "Effective Date"), each outstanding share of UCB Common Stock will be automatically converted into and become a right to receive 5.00 shares of Meridian Common Stock at a fixed exchange ratio (the "Exchange Ratio"). See "THE MERGER -- Terms of the Merger."


   On the Effective Date, options to purchase shares of UCB Common Stock granted under UCB's existing employee stock option plans prior to the date of the Merger Agreement ("UCB Options") which remain unexercised will be converted into options to acquire 5.00 shares of Meridian Common Stock for each share of UCB Common Stock purchasable under the terms of the existing UCB Options at an exercise price per share of Meridian Common Stock equal to the present stated exercise price of such option divided by 5.00. Due to provisions in UCB's employee stock option plans providing for accelerated vesting in the event of a "change in control" of UCB, the UCB Options will automatically become fully vested on the Effective Date of the Merger. See "THE MERGER -- Terms of the Merger."


   The Merger is intended to qualify as a pooling of interests for financial accounting purposes and is expected to constitute a tax-free reorganization for federal income tax purposes. See "THE MERGER -- Accounting Treatment" and "THE MERGER -- Federal Income Tax Consequences."

   The Merger Agreement, subject to certain restrictions, permits UCB to pay a quarterly cash dividend of $1.85 per share of UCB Common Stock outstanding on each March 1, June 1, September 1 and December 1 prior to the Effective Date; provided, however, that UCB is not permitted, without Meridian's prior written consent, to pay a dividend in or for any quarter in which the Effective Date is or is expected to be on or before Meridian's record date for payment of its regular quarterly cash dividend. See "THE MERGER -- Dividends."

 Recommendation of the Board of Directors anD Reasons for the Merger

   The Board of Directors of UCB unanimously recommends that its stockholders approve and adopt the Merger Agreement. The Board of Directors of UCB believes that the terms of the Merger are fair and in the best interests of UCB stockholders and has unanimously approved the Merger Agreement. The Board of Directors of UCB believes that the Merger will benefit UCB's stockholders by providing them with a more liquid investment than that represented by UCB Common Stock. In addition, the UCB Board of Directors believes that UCB will be in better position to participate in the latest technological advancements, and UCB's customers will have available a broader range of products and services. For information on the matters considered by UCB's Board of Directors in approving and recommending the Merger, see "THE MERGER -- Background of and Reasons for the Merger; Recommendation of the UCB Board of Directors."

 Opinion of Financial Advisor


   Goldman, Sachs & Co. ("Goldman Sachs") has delivered its written opinion to the Board of Directors of UCB that, as of September 21, 1995, the Exchange Ratio to be received pursuant to the Merger Agreement is fair to the holders of UCB Common Stock.


   The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex C and is incorporated herein by reference. Holders of shares of UCB Common Stock are urged to, and should, read such opinion in its entirety. See "THE MERGER -- Opinion of Financial Advisor."

 Representations, Warranties, and Covenants

   The Merger Agreement contains representations, warranties, and covenants customary for transactions similar to the Merger. See "THE MERGER -- Conditions," "-- Representations and Warranties," and "-- Management and Operations After the Merger."

 Conditions to the Merger


   The obligations of Meridian and UCB to complete the Merger are subject to various conditions, including, among others, (i) obtaining required stockholder approval, (ii) obtaining required approvals from the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Federal Deposit Insurance Corporation (the "FDIC"), and the New Jersey Department of Banking (the "NJDOB"), (iii) the absence since March 31, 1995 of any material adverse change in the consolidated assets, business, consolidated financial condition or consolidated results of operations, taken as a whole, of the other party and its subsidiaries, (iv) receipt of an opinion of counsel at the closing of the Merger with respect to certain federal income tax consequences of the Merger, (v) receipt of a letter from Meridian's independent accountants to the effect that the Merger qualifies for "pooling of interests" accounting treatment and (vi) other conditions precedent customary in transactions such as the Merger. No assurance can be given that all such conditions will be met. See "THE MERGER -- Conditions to the Merger."


 Termination; Effect of Termination

   The Merger Agreement may be terminated at any time prior to the Effective Date by (a) the mutual written consent of Meridian and UCB or (b) by either party if (i) the Effective Date has not occurred prior to May 23, 1996, unless such fact is due to the failure of the party seeking termination to perform or observe its agreements set forth in the Merger Agreement and required to be performed or observed prior to the Effective Date, (ii) any regulatory authority whose approval or consent has been requested has informed either party in writing that such approval or consent is unlikely to be granted, unless such fact shall be due to the failure of the party seeking termination to perform or observe its agreements set forth in the Merger Agreement and required to be performed or observed prior to the Effective Date, (iii) the stockholders of UCB have failed to approve the Merger Agreement, unless the failure of the party seeking termination to perform or observe its agreements set forth in the Merger Agreement, or (iv) Meridian and UCB have reasonably agreed that any condition precedent to closing set forth in the Merger Agreement cannot reasonably be met. See "THE MERGER -- Termination; Effect of Termination."

 Differences in Shareholder Rights

   Upon completion of the Merger, stockholders of UCB will become shareholders of Meridian and their rights as such will be governed by Meridian's Articles of Incorporation and Bylaws and by Pennsylvania law. The rights of shareholders of Meridian are different in certain respects from the rights of stockholders of UCB. See "COMPARISON OF SHAREHOLDER RIGHTS."

 Absence of Dissenters' Rights of Appraisal

   Holders of shares of UCB Common Stock are not entitled to dissenters' appraisal rights in connection with the Merger under applicable law. See "THE SPECIAL MEETING -- Appraisal Rights."

 Management and Operations after the Merger; Bank Merger

   The Board of Directors of Meridian in office immediately prior to completion of the Merger will remain as Meridian's Board of Directors upon completion of the Merger, together with two other persons who are designated by UCB and who are reasonably acceptable to Meridian. The executive officers of Meridian in office immediately prior to completion of the Merger will remain as such upon completion of the Merger. See "THE MERGER -- Management and Operations After the Merger."

   In connection with the Merger, MBNJ and UCTC entered into a Plan of Merger dated as of May 23, 1995 (the "Bank Plan of Merger"), pursuant to which, concurrently with or as soon as practicable after completion of the Merger, UCTC will merge with and into MBNJ (the "Bank Merger"). The Bank Plan of Merger will terminate automatically if the Merger Agreement is terminated. See "THE MERGER -- Management and Operations After the Merger -- Subsidiary Bank Merger."

   The Board of Directors of MBNJ in office immediately prior to completion of the Bank Merger will remain as MBNJ's Board of Directors upon completion of the Bank Merger, together with Albert W. Bossert, Anton J. Campanella, Edward J. Hobbie, John E. Holobinko, William C. Johnson, Jr., Robert G. Kenney, Henry G. Largey, Donald S. Nowicki and Maureen E. Staub, each of whom is a current director of UCTC. The other current directors of UCTC are Edward
A. Kammler, Jr. and William G. Palermo, each of whom has reached Meridian's mandatory director retirement age, and Eugene H. Bauer, who will become a consultant to Meridian on a limited basis following the Effective Date. The officers of MBNJ duly elected and holding office immediately prior to the completion of the Bank Merger will remain as such upon completion of the Bank Merger, along with such officers of UCTC as MBNJ appoints as officers of MBNJ.

   Under the terms of the Merger Agreement, Meridian has agreed to cause MBNJ to relocate its executive offices to the location of UCB's corporate headquarters in Cranford, New Jersey.


   Meridian expects to realize certain revenue enhancements following the Merger as a result of the expansion of products and services and increased lending activities. Meridian also expects to achieve certain cost savings following the Merger principally through the consolidation of certain operations and the elimination of redundant costs. Because of the uncertainties associated with merging two institutions located in contiguous markets, and changes in the regulatory environment and economic conditions, no assurances can be given as to whether any particular level of revenue enhancements or cost savings will, in fact, be realized or as to the ultimate timing of any such revenue enhancements or cost savings. See "THE MERGER -- Management and Operations After the Merger; Consolidation of Operations:
Projected Operating Cost Savings and Revenue Enhancements."

STOCK OPTION AGREEMENT

   As a condition to entering into the Merger Agreement, UCB granted Meridian an option to purchase 375,000 shares of UCB Common Stock pursuant to a stock option agreement, dated May 23, 1995 (the "Stock Option Agreement"). The option may be exercised by Meridian upon the occurrence of specified events which have the potential for a third party to effect an acquisition of control of UCB prior to the termination of the Merger Agreement and, under certain circumstances, for a period of one year thereafter. The exercise price per share to purchase UCB Common Stock under the option is equal to the lower of $125.00 or the lowest price per share that a person or group, other than Meridian or an affiliate of Meridian, paid or offers to pay for UCB Common Stock upon the occurrence of one of the specified events which triggers exercise of the option. Acquisitions of shares of UCB Common Stock pursuant to the exercise of the option would be subject to prior regulatory approval under certain circumstances. See "STOCK OPTION AGREEMENT."


NO SOLICITATION OF TRANSACTIONS

   Except as set forth below, UCB has agreed in the Merger Agreement that it will not solicit or engage in any discussions with or respond to any person other than Meridian concerning any acquisition of UCB or any of its subsidiaries except for responses in connection with investor relations or pursuant to inquiries of government regulatory authorities. Prior to September , 1995 (the date of effectiveness of the registration statement of which this Proxy Statement/Prospectus forms a part), the Merger Agreement permitted UCB to engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications from, any person other than Meridian concerning an acquisition of UCB or its subsidiaries to the extent such engagement or response may have been legally required for the discharge by UCB's Board of Directors of its fiduciary duty. See "THE MERGER -- No Solicitation of Transactions." In addition, the directors of UCB, together with the executive officers of UCB and certain of their affiliates, have agreed to be present at the Special Meeting (in person or by proxy) and to vote their shares of UCB Common Stock in favor of the Merger Agreement. See "THE MEETINGS -- Matters to be Considered at the Meetings."

   The Stock Option Agreement and the agreements of UCB and of such directors, executive officers, and certain affiliates of UCB regarding the Special Meeting may have the effect of discouraging persons who might now, or prior to the Effective Date, be interested in acquiring all of or a significant interest in UCB from considering or proposing such an acquisition, even if such persons were willing to pay a higher price per share for UCB Common Stock than the price per share implicit in the Merger consideration at that time. See "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

   Certain directors and executive officers of UCB are entitled to substantial payments pursuant to employment agreements and benefit plans if they resign or their employment is terminated following execution of the Merger Agreement. In addition, Mr. Eugene H. Bauer, Chairman of UCB and UCTC, will resign all positions with UCB and UCTC on the Effective Date of the Merger and will become a consultant to Meridian on a limited basis after the Merger. Certain directors and executive officers of UCB are also the holders of employee stock options to acquire UCB Common Stock which will be converted into options to acquire Meridian Common Stock. Also, Meridian has agreed to indemnify and maintain director and officer insurance coverage for a specified period of time after the Effective Date for persons who served as directors and officers of UCB. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

MERIDIAN SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   Selected unaudited historical consolidated financial data with respect to Meridian is set forth in this Proxy Statement/Prospectus at "MERIDIAN SELECTED HISTORICAL FINANCIAL DATA."

UCB SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   Selected unaudited historical consolidated financial data with respect to UCB is set forth in this Proxy Statement/Prospectus at "UCB SELECTED HISTORICAL FINANCIAL DATA."

COMPARATIVE PER COMMON SHARE DATA

   The following table sets forth certain unaudited comparative per share data relating to book value per common share, cash dividends declared per common share, and income from continuing operations per common share, (i) on an historical basis for Meridian and UCB, (ii) on a pro forma basis per share of Meridian Common Stock to reflect completion of the Merger, and (iii) on an equivalent pro forma basis per share of UCB Common Stock to reflect completion of the Merger. The following equivalent per share data assume the Exchange Ratio of 5.00 shares of Meridian Common Stock for each share of UCB Common Stock outstanding.


   During the second quarter, 1995, Meridian recorded a restructuring charge of $32.0 million ($20.8 million after tax). The restructuring charge related to the implementation of a program intended to reduce Meridian's performance ratio (non-interest expense as a percentage of income) from its current level to 59.9% or lower by the end of the first quarter of 1996. The restructuring charge is reflected in the historical and pro forma data at and for the six months ended June 30, 1995. The pro forma data at and for the six months ended June 30, 1995 includes a gain by UCB on exchange of securities for sale of $12.0 million pre-tax ($7.6 million after-tax). Meridian also expects to achieve certain operating cost savings and revenue enhancements as a result of the Merger. Such cost savings and revenue enhancements are not reflected in the historical or pro forma information set forth below. See "THE MERGER -- Management and Operations After the Merger." This information should be read in conjunction with the consolidated financial statements of Meridian and UCB, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus and the other financial data appearing elsewhere in this Proxy Statement/Prospectus. The information set forth below is not necessarily indicative of the results of operations of future periods or future combined financial position. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

                                             At or for the
                                               Six Months
                                             Ended June 30,              At or for the Year Ended December 31,
                                         ---------------------    -----------------------------------------------------
                                            1995        1994       1994       1993        1992       1991       1990
                                          ---------   --------    --------   --------   --------   --------    --------
Book Value Per Common Share
Historical:
 Meridian  ............................    $ 22.12    $ 21.01     $ 21.50    $20.39      $18.75     $17.21     $15.88
 UCB  .................................      90.27      81.82       84.55     74.02       66.02      60.95      56.85
Pro Forma:
   Pro Forma Per Share of Meridian
     Common Stock  ....................      21.47      20.29       20.77     19.52       17.86      16.38      15.08
   Equivalent Pro Forma Per Share of
     UCB Common Stock  ................     107.35     101.45      103.85     97.60       89.30      81.90      75.40
Cash Dividends Declared Per Common
   Share:
Historical:
 Meridian  ............................        .71        .66        1.34      1.26         .90       1.20       1.20
 UCB  .................................       1.60       1.40        3.29      2.60        2.85       2.20       2.70
Pro Forma:
   Pro Forma Per Share of Meridian
     Common Stock(1)  .................        .71        .66        1.34      1.26         .90       1.20       1.20
   Equivalent Pro Forma Per Share of
     UCB Common Stock(1)  .............       3.55       3.30        6.70      6.30        4.50       6.00       6.00
Income from Continuing Operations Per
   Common Share(2)
Historical:
 Meridian
  Primary  ............................    1.19(4)       1.40        2.80      2.61        2.45       2.36       1.22
  Fully Diluted  ......................    1.18(4)       1.40        2.80      2.61        2.44       2.35       1.22
 UCB
  Primary  ............................    9.02(5)       5.50       11.12     11.29        9.96       6.28       9.23
  Fully Diluted  ......................    9.02(5)       5.50       11.12     11.29        9.96       6.28       9.23
Pro Forma:
 Per Share of Meridian Common Stock(3)
     Primary  .........................    1.29(6)       1.35        2.70      2.55        2.38       2.17       1.33
     Fully Diluted  ...................    1.28(6)       1.35        2.70      2.55        2.38       2.16       1.33
   Equivalent Pro Forma Per Share of
     UCB Common Stock(3)
    Primary ...........................    6.45(6)       6.75       13.50     12.80       11.90      10.85       6.65
    Fully Diluted .....................    6.40(6)       6.75       13.50     12.80       11.90      10.80       6.65


------
(1) Meridian pro forma dividends per share represent historical dividends paid by Meridian. UCB pro forma equivalent dividends per share represent such amounts multiplied by 5.00. Based on Meridian's current quarterly dividend of $.37 per share, equivalent pro forma quarterly cash dividends per share of UCB Common Stock would be $1.85 per share as a result of the Merger, an increase of 131.25% from the $.80 normal quarterly dividend paid by UCB for the quarter immediately prior to execution of the Merger Agreement. See "DESCRIPTION OF MERIDIAN -- Market Price of and Dividends on Meridian Common Stock"; "THE MERGER -- Terms of the Merger -- Management and Operations After the Merger; Post- Merger Dividend Policy."

(2) The computation of earnings per share does not include the effect of (i) Meridian Common Stock which may be issued in connection with Meridian's Floating Rate Subordinated Capital Notes (the "Notes") or (ii) a repurchase of up to one million shares of Meridian Common Stock authorized by Meridian provided such repurchase does not adversely affect the ability of Meridian to account for the Merger as a pooling of interests. See "DESCRIPTION OF MERIDIAN CAPITAL SECURITIES -- Capital Notes."

(3) Meridian pro forma income from continuing operations per common share represents historical net income from continuing operations for Meridian and UCB combined on the assumption that Meridian and UCB had been combined for each period presented on a pooling of interests basis, divided by the number of shares of Meridian Common Stock which will be issued and outstanding after the Merger. UCB equivalent pro forma income from continuing operations per common share represents such amounts multiplied by 5.00.


(4) Includes the effects of a restructuring charge of $32 million ($20.8 million after-tax or $0.37 on both a primary and fully diluted per share basis) taken by Meridian in the second quarter of 1995. Excluding the effects of the Meridian restructuring charge, for the six months ended June 30, 1995 Meridian's historical primary and fully diluted income per share from continuing operations would have been $1.56 and $1.55, respectively. See "MERIDIAN SELECTED HISTORICAL FINANCIAL DATA."

(5) Includes a gain by UCB for the first quarter of 1995 on exchange of securities available for sale of $12.0 million pre-tax ($7.6 million after-tax, or $3.56 per share of UCB Common Stock). Excluding such gain, for the six months ended June 30, 1995, historical income from continuing operations per share of UCB Common Stock would have been $5.46 (primary and fully diluted). See "UCB SELECTED HISTORICAL FINANCIAL DATA."

(6) Includes the effects of the restructuring charge taken by Meridian in the second quarter of 1995 and the gain by UCB on exchange of securities available for sale for the first quarter of 1995. See footnotes 4 and 5. Excluding the effects of the Meridian restructuring charge and the UCB gain on exchange of securities available for sale, for the six months ended June 30, 1995, pro forma income from continuing operations per share of Meridian Common Stock would have been $1.48 (primary and fully diluted) and equivalent pro forma income from continuing operations per share of UCB Common Stock would have been $7.40 (primary and fully diluted).

PRO FORMA COMBINED CONDENSED FINANCIAL DATA

   The following table sets forth certain unaudited pro forma information which combines certain selected historical unaudited (i) consolidated balance sheet information of Meridian and UCB on the assumption that the Merger was completed on June 30, 1995 in a transaction accounted for as a pooling of interests, and (ii) consolidated earnings data on the assumption that Meridian and UCB had been combined for each period presented, on a pooling of interests basis.

                                              At or for the
                                               Six Months
                                             Ended June 30,                     At or for the Year Ended December 31,
                                        ------------------------    -------------------------------------------------------------

                                            1995         1994         1994         1993          1992         1991         1990
                                         ----------   ----------    ----------   ----------   ----------   ----------   ----------
Earnings Data (in millions)
   Net Income from Continuing
     Operations  .....................     $  86.5(1)  $    93.0    $   185.9    $   174.7     $   158.3    $   137.9    $    83.3

Per Share Data
   Net Income from Continuing
     Operations (Fully Diluted)  .....        1.28(1)       1.35         2.70         2.55          2.38         2.16         1.33
   Book Value ........................       21.47         20.29        20.77        19.52         17.86        16.38        15.08
Balance Sheet Data (in millions)
   Loans .............................    10,435.1       9,889.4     10,137.9      9,385.8       8,968.7      8,955.2      9,870.9

   Assets ............................    16,527.7      16,846.1     16,733.5     15,771.3      15,925.2     14,747.6     14,757.0

   Deposits ..........................    12,840.2      13,058.1     12,734.3     12,739.0      13,147.2     12,283.7     11,695.8

   Shareholders' Equity ..............     1,429.6       1,389.5      1,396.7      1,343.6       1,201.4      1,080.6        943.0



------
 (1) Includes the effects of (i) a restructuring charge of $32 million ($20.8 million after tax, or $0.37 per share on both a primary and fully diluted per share basis) taken by Meridian in the second quarter of 1995 and (ii) a gain by UCB for the first quarter of 1995 on exchange of securities available for sale of $12.0 million pre-tax ($7.6 million after-tax, or $3.56 per share of UCB Common Stock). Excluding such effects, for the six-month period ended June 30, 1995 pro forma net income from continuing operations would have been $99.7 million and pro forma net income per share on a fully diluted basis would have been $1.48. See "MERIDIAN SELECTED HISTORICAL FINANCIAL DATA," "UCB SELECTED HISTORICAL FINANCIAL DATA" and "SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION."

   The information set forth above is not necessarily indicative of the results of operations or combined financial position which would have resulted had the Merger been completed at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position. See "SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION."


MARKET VALUE OF SECURITIES

   The following table sets forth the market value per share of Meridian Common Stock and UCB Common Stock and the equivalent market value per share of UCB Common Stock on May 23, 1995, the last business day preceding public announcement of the Merger. The equivalent market value per share of UCB Common Stock shown in the table is based upon the fixed Exchange Ratio of
5.00 shares of Meridian Common Stock for each share of UCB Common Stock outstanding. The historical market values per share of Meridian Common Stock and UCB Common Stock and the per share market value of Meridian Common Stock used to determine the equivalent market value per share of UCB Common Stock are the last per share sales price on May 23, 1995, as reported on the NASDAQ Stock Market with respect to Meridian and on the NASDAQ Small-Cap Market with respect to UCB. See "THE MERGER -- Terms of the Merger."

                                                       Equivalent
                         Meridian         UCB         Market Value
                        Historical     Historical       Per Share
                       ------------   ------------    --------------
May 23, 1995  ......      $33.00        $127.50          $165.00


MARKET PRICE AND DIVIDEND INFORMATION

   On September  , 1995, the last reported sale price of Meridian Common
Stock, as reported on the NASDAQ Stock Market, was $    per share. For
information concerning cash and stock dividends paid by Meridian, see "DESCRIPTION OF MERIDIAN -- Market Price of and Dividends on Meridian Common Stock."

                                 INTRODUCTION

   This Proxy Statement/Prospectus is being furnished to stockholders of UCB in connection with the solicitation of proxies by the Board of Directors of UCB for use at the Special Meeting of Stockholders of UCB (the "Special Meeting") to be held at the Corporate Headquarters of UCB, Four Commerce Drive, Cranford, New Jersey 07016, on November 1, 1995, at 10:00 a.m., local time, and at any adjournments thereof.

   At the Special Meeting, stockholders of UCB will be asked to approve the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference and more fully described herein, and to act on certain other matters referred to below. Stockholders of UCB will also be asked to approve a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve the Merger Agreement. The description of the Merger Agreement set forth herein is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A.

   The approximate date on which this Proxy Statement/Prospectus is first being sent to stockholders of UCB is September ___, 1995.

                           DESCRIPTION OF MERIDIAN

GENERAL

   Meridian

   Meridian is a Pennsylvania multi-bank holding company headquartered in Reading, Pennsylvania. At June 30, 1995, Meridian and its subsidiaries had total consolidated assets, deposits, and shareholders' equity of approximately $14.9 billion, $11.5 billion and $1.24 billion, respectively, and in terms of both assets and deposits, Meridian was the fourth largest bank holding company headquartered in Pennsylvania.

   The principal executive offices of Meridian are located at 35 North Sixth Street, Reading, Pennsylvania 19601, and its telephone number is (610) 655-2000.

   Meridian is a legal entity separate and distinct from its subsidiary banks and direct and indirect nonbanking subsidiaries. Accordingly, the right of Meridian, and consequently the right of creditors and shareholders of Meridian, to participate in any distribution of the assets or earnings of any affiliated bank is necessarily subject to the prior claims of creditors of the affiliated bank, except to the extent that claims of Meridian in its capacity as a creditor may be recognized. The principal source of Meridian's revenue and cash flow is dividends from its affiliated banks and other subsidiaries.

   Banking

   Meridian's banking subsidiaries consist of Meridian Bank (with total assets, deposits and shareholders' equity of $12.7 billion, $9.9 billion and $1.0 billion, respectively, at June 30, 1995), Delaware Trust Company (with total assets, deposits and stockholders' equity of $1.43 billion, $1.15 billion and $148.4 million, respectively, at June 30, 1995), and MBNJ (with total assets, deposits and stockholders' equity of $652.4 million, $553.0 million and $81.3 million, respectively, at June 30, 1995). As of June 30, 1995, Meridian's banking subsidiaries operated more than 300 branches in eastern Pennsylvania, southern New Jersey and the State of Delaware.

   Financial Services


   Meridian's financial services subsidiaries offer asset management and securities services. Meridian Asset Management, Inc., a subsidiary of Meridian, and Delaware Trust Capital Management, Inc., a subsidiary of Delaware Trust Company, provide corporate trust, asset management, fiduciary and related services, as well as investment advisory services. Meridian Capital Markets, Inc., a division of Meridian Bank, securitizes assets, buys and sells, as principal and agent, mortgages, mortgage related products, securities and loan servicing and interest rate products, underwrites municipal obligations and mortgage-backed securities, and engages in various related activities.


   Other

   Meridian regularly explores opportunities for possible acquisitions of financial institutions and related businesses.


   At the date hereof, Meridian has not entered into any agreements or understandings with respect to any significant acquisitions or similar transactions, except for the Merger and except as described in this Proxy Statement/Prospectus and/or in documents incorporated herein by reference. For additional information concerning Meridian, its business, financial condition and results of operations, reference should be made to the Meridian documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "AVAILABLE INFORMATION" and "SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION."


MARKET PRICE OF AND DIVIDENDS ON MERIDIAN COMMON STOCK

   The Meridian Common Stock is traded in the over-the-counter market and is quoted on the NASDAQ Stock Market (formerly the NASDAQ National Market System), under the symbol MRDN. As of September __, 1995, there were approximately ________ Meridian shareholders of record, which does not include the number of persons or entities whose stock is held in street name through various brokerage firms or banks.

   The table below sets forth the quarterly ranges of high and low bid prices for Meridian Common Stock as reported by the NASDAQ Stock Market and does not necessarily reflect mark-ups, mark-downs or commissions. The table also reflects dividends paid during the periods indicated.

                          Quarterly
     Quarter Ended        Dividend       High        Low
 ---------------------   -----------   --------    --------
September 30, 1995(1)       $.37       $           $
June 30, 1995  .......       .37        34-3/8      30-5/8
March 31, 1995  ......       .34        31-1/4      26-1/4
December 31, 1994  ...       .34        29-1/4      25-1/2
September 30, 1994  ..       .34        33-1/8      28-3/4
June 30, 1994  .......       .34        33-1/4      27-3/8
March 31, 1994  ......       .32        31-1/8      26-7/8
December 31, 1993  ...       .32        33-1/8      27-3/4
September 30, 1993  ..       .32        34-5/8      30-1/4
June 30, 1993  .......       .32        34          26-3/4
March 31, 1993  ......       .30        35-3/4      29-3/4

------
(1) Through September __, 1995

   On May 23, 1995, the last business day preceding public announcement of the Merger, the last sale price for Meridian Common Stock was $33.00 per share. On September __, 1995, the last sale price for Meridian Common Stock was $__________ per share.

   For the six-month period ended June 30, 1995, the average daily trading volume in shares of Meridian Common Stock was approximately 190,000. For the period from July 1, 1995 to September ___, 1995, the average daily trading volume was approximately ____________.

   For certain limitations on the ability of Meridian Bank to pay dividends to Meridian, see Note 7 to Notes to Consolidated Financial Statements set forth in Meridian's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

REPURCHASE OF MERIDIAN COMMON STOCK

   Meridian has authorized a repurchase of up to one million shares of Meridian Common Stock, provided such repurchase does not adversely affect the ability of Meridian to account for the Merger as a pooling of interests.

                              DESCRIPTION OF UCB
GENERAL

   UCB

   UCB is a New Jersey business corporation and a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve"). UCB was organized in 1983, and commenced operations upon consummation of the acquisition of all of the outstanding stock of UCTC on October 1, 1983. At June 30, 1995, UCB had total consolidated assets, deposits and shareholders' equity of approximately $1.6 billion, $1.3 billion and $193.5 million, respectively.

   The principal executive offices of UCB are located at Four Commerce Drive, Cranford, New Jersey 07016, and its telephone number is (908) 931-6600.

   For additional information concerning UCB, its business, financial condition, and results of operations, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

   UCTC

   UCTC is a full-service commercial bank serving central New Jersey. UCTC's deposits are insured to applicable limits by the Bank Insurance Fund of the FDIC.

   UCTC is headquartered at Four Commerce Drive, Cranford, Union County, New Jersey 07016. At June 30, 1995, UCTC had 35 branch banking offices in five central New Jersey counties -- Middlesex, Monmouth, Morris, Somerset and Union counties. In addition, twenty-four-hour banking services are provided through 28 automatic teller machines ("ATMs") located throughout UCTC's service area. UCTC operates its proprietary United ATM System network.

   Retail and commercial banking services offered to individuals and businesses in UCTC's service area include all types of deposit accounts, business loans, personal loans, commercial and residential mortgages, education loans, safe deposit and night depository services, and personal and corporate trust services. UCTC does not obtain any material portion of its deposits from a single individual, from one particular business or from local, state or federal governments. UCTC loans are not concentrated within a single industry, group of related industries, or any individual customer. However, the majority of its lending activity, as well as its deposits, are concentrated in central New Jersey.


   UCTC's Trust Division provides a wide variety of personal trust services including the administration of trusts and estates and pension, profit-sharing, and other employee benefit plans and the provision of investment advisory services. The Trust Division also acts as corporate trustee, securities transfer agent, registrar and fiscal and paying agent, and also acts in other corporate agency capacities. Trust assets under management by UCTC exceeded $200 million at June 30, 1995.

MARKET PRICE OF AND DIVIDENDS ON UCB COMMON STOCK AND RELATED STOCKHOLDER
MATTERS

   The UCB Common Stock is traded in the over-the-counter market, under the symbol UCTC. As of June 30, 1995, there were 1,080 stockholders of record, not including the number of persons or entities whose stock is held in street name through various brokerage firms or banks.


   The table below sets forth the quarterly ranges of high and low sales prices for the periods indicated, as reported by the NASDAQ Small-Cap Market, and does not necessarily reflect mark-ups, mark-downs or commissions. The table also shows cash dividends paid during the periods indicated.


                          Quarterly
     Quarter Ended        Dividend        High         Low
 ---------------------   -----------   ----------    ---------
September 30, 1995(1)      $1.85(2)    $             $
June 30, 1995  .......       .80         162          150
March 31, 1995  ......       .80         127-1/2      110
December 31, 1994(2)        1.785        143          100
September 30, 1994  ..       .80         154-1/4       98
June 30, 1994  .......       .70         100-1/2       95-1/2
March 31, 1994  ......       .70          98           95
December 31, 1993  ...       .70          98           95-1/2
September 30, 1993  ..       .60          95-1/2       85
June 30, 1993  .......       .60          89           85
March 31, 1993  ......       .60          89           75-1/2

------
(1) Through September __, 1995.


(2) This is an equivalent dividend paid in accordance with the terms of the Merger Agreement.

(3) In December 1994, UCB paid a dividend of $.985 per share in addition to its regular quarterly dividend of $.80 per share.


   On May 23, 1995, the last business day preceding public announcement of the Merger, the last sale price for UCB Common Stock was $127.50 per share. On September __, 1995, the last sale price for UCB Common Stock was $__________ per share.

   For the six-month period ended June 30, 1995, the average daily trading volume in shares of UCB Common Stock was approximately 2,400.

   UCB, through the Effective Date of the Merger, is restricted in the payment of dividends by the terms of the Merger Agreement. See "THE MERGER -- Dividends." See also Note 11 of the Notes to Consolidated Financial Statements set forth in UCB's 1994 Annual Report to Shareholders, which financial statements are incorporated herein by reference to UCB's Annual Report on Form 10-K for the year ended December 31, 1994. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                 MERIDIAN SELECTED HISTORICAL FINANCIAL DATA

   The following table sets forth certain selected historical consolidated summary financial data for Meridian. This data is derived from, and should be read in conjunction with, the consolidated financial statements of Meridian, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION." The data for the years ended December 31, 1994 through December 31, 1990 are derived from Meridian's consolidated financial statements, which have been audited. Interim unaudited data for the six months ended June 30, 1995 and 1994 reflect, in the opinion of management of Meridian, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such data. During the second quarter, 1995, Meridian recorded a restructuring charge of $32.0 million ($20.8 million after tax). The restructuring charge related to the implementation of a program intended to reduce Meridian's performance ratio (non-interest expense as a percentage of income) from its current level to 59.9% or lower by the end of the first quarter of 1996. The following historical financial data at and for the six month period ended June 30, 1995 reflect this restructuring charge. Results for the six months ended June 30, 1995 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                 MERIDIAN SELECTED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         At or for the Six Months
                                              Ended June 30,
                                     -----------------------------
                                         1995            1994
                                     -------------   -------------

RESULTS OF OPERATIONS FOR THE YEAR
Interest Income ...................   $   556,176    $   463,709
Interest Expense ..................       252,412        160,937
                                      -----------    -----------
Net Interest Income ...............       303,764        302,772
Provision for Possible Loan Losses         18,142         15,524
                                      -----------    -----------
Net Interest Income After Provision
  for Possible Loan Losses ........       285,622        287,248
Non-Interest Income ...............       124,866        113,271
Non-Interest Expenses:
   Restructuring Charge ...........        32,000           --
   All other Expenses .............       280,941        281,880
                                      -----------    -----------
Total Non-Interest Expense ........       312,941        281,880
Income from Continuing Operations
   Before Income Taxes and
   Cumulative Effect of Changes in
   Accounting Principles ..........        97,547        118,639
Provision for Income Taxes ........        30,383         37,316
                                      -----------    -----------
Income from Continuing Operations
   Before Cumulative Effect of
   Changes in Accounting
   Principles .....................        67,164         81,323
Loss From Discontinued
   Operations, Net of Taxes .......          --             --
                                      -----------    -----------
Income Before Cumulative Effect of
   Changes in Accounting
   Principles .....................        67,164         81,323
Cumulative After-Tax Effect of
   Changes in Accounting
   Principles .....................          --           (2,730)
                                      -----------    -----------
Net Income ........................   $    67,164    $    78,593
                                      ===========    ===========

Net Interest Margin (Taxable
   Equivalent Basis) ..............          4.59%          4.84%
Return on Average Assets(1) .......           .91%          1.12%
Return on Average Assets Before
   Restructuring Charge ...........          1.20%          --
Return on Average Common
   Shareholders' Equity(1) ........         11.11%         13.37%
Return on Average Common
   Shareholders' Equity Before
   Restructuring Charge ...........         14.55%          --
Fully Diluted Earnings Per Share:
Income from Continuing Operations
   Before Cumulative Effect of
   Changes in Accounting
   Principles .....................   $      1.18    $      1.40
Loss from Discontinued Operations,
   Net of Taxes ...................          --             --
Income Before Cumulative Effect of
   Changes in Accounting
   Principles .....................          1.18           1.40
Cumulative After-Tax Effect of
   Changes in Accounting
   Principles .....................          --             (.05)
Net Income ........................          1.18           1.35
Net Income Before Restructuring
   Charge .........................          1.55           --
Dividends Declared Per Common Share           .71            .66
Dividends Paid Per Common Share ...           .71            .66
Ratio of Dividends Declared to Net
   Income .........................            59%            48%



                                                           At or for the Year Ended December 31,
                                     ----------------------------------------------------------------------------
                                           1994           1993             1992             1991        1990
                                     ------------   ------------   ---------------  -------------    ------------
RESULTS OF OPERATIONS FOR THE YEAR
Interest Income ...................  $   985,040     $   961,690    $ 1,016,181      $ 1,123,711     $ 1,246,867
Interest Expense ..................      372,624         344,398        442,998          623,675         775,495
                                     -----------     -----------    -----------      -----------     -----------
Net Interest Income ...............      612,416         617,292        573,183          500,036         471,372
Provision for Possible Loan Losses        28,086          58,781         81,096          108,990         141,326
                                     -----------     -----------    -----------      -----------     -----------
Net Interest Income After Provision
  for Possible Loan Losses ........      584,330         558,511        492,087          391,046         330,046
Non-Interest Income ...............      228,026         274,623        233,613          253,689         180,420
Non-Interest Expenses:
   Restructuring Charge ...........         --              --             --               --              --
   All other Expenses .............      579,668         623,526        540,316          476,676         423,993
                                     -----------     -----------    -----------      -----------     -----------
Total Non-Interest Expense ........      579,668         623,526        540,316          476,676         423,993
Income from Continuing Operations
   Before Income Taxes and
   Cumulative Effect of Changes in
   Accounting Principles ..........      232,688         209,608        185,384          168,059          86,473
Provision for Income Taxes ........       70,600          59,068         48,679           43,873          23,806
                                     -----------     -----------    -----------      -----------     -----------
Income from Continuing Operations
   Before Cumulative Effect of
   Changes in Accounting
   Principles .....................      162,088         150,540        136,705          124,186          62,667
Loss From Discontinued
   Operations, Net of Taxes .......         --              --             --             (6,500)        (25,983)
                                     -----------     -----------    -----------      -----------     -----------
Income Before Cumulative Effect of
   Changes in Accounting
   Principles .....................      162,088         150,540        136,705          117,686          36,684
Cumulative After-Tax Effect of
   Changes in Accounting
   Principles .....................       (2,730)          7,221           --               --              --
                                     -----------     -----------    -----------      -----------     -----------
Net Income ........................  $   159,358     $   157,761    $   136,705      $   117,686     $    36,684
                                     ===========     ===========    ===========      ===========     ===========

Net Interest Margin (Taxable
   Equivalent Basis) ..............         4.73%           4.96%          4.77%            4.47%           4.16%
Return on Average Assets(1) .......         1.10%           1.11%          1.00%             .96%            .47%
Return on Average Assets Before
   Restructuring Charge ...........         --              --             --               --              --
Return on Average Common
   Shareholders' Equity(1) ........        13.26%          14.17%         13.63%           14.31%           7.46%
Return on Average Common
   Shareholders' Equity Before
   Restructuring Charge ...........         --              --             --               --              --
Fully Diluted Earnings Per Share:
Income from Continuing Operations
   Before Cumulative Effect of
   Changes in Accounting
   Principles .....................  $      2.80     $      2.61    $      2.44      $      2.35     $      1.22
Loss from Discontinued Operations,
   Net of Taxes ...................         --              --             --               (.12)           (.51)
Income Before Cumulative Effect of
   Changes in Accounting
   Principles .....................         2.80            2.61           2.44             2.23             .71
Cumulative After-Tax Effect of
   Changes in Accounting
   Principles .....................         (.05)            .13           --               --              --
Net Income ........................         2.75            2.74           2.44             2.23             .71
Net Income Before Restructuring
   Charge .........................         --              --             --               --              --
Dividends Declared Per Common Share         1.34            1.26            .90(2)          1.20            1.20
Dividends Paid Per Common Share ...         1.34            1.26           1.20             1.20            1.20
Ratio of Dividends Declared to Net
   Income .........................           49%             43%            35%              48%            149%

                                         At or for the Six Months
                                              Ended June 30,
                                      ------------------------------
                                           1995            1994
                                       -------------   -------------
FINANCIAL CONDITION AT PERIOD-END
Securities  ........................    $3,034,086      $3,349,579
Loans  .............................    10,056,692       9,520,497
Assets  ............................    14,911,173      15,184,724
Deposits  ..........................    11,528,876      11,666,783
Total Shareholders' Equity  ........     1,236,161       1,214,604
Book Value Per Common Share  .......         22.12           21.01
Common Shares Outstanding  .........    55,886,536      57,802,722
Total Shareholders' Equity to
   Assets ..........................         8.29%           8.00%
Risk-Based Capital Ratio
   (Unaudited) .....................        12.76%          13.30%
Allowance for Possible Loan Losses        $170,684        $172,343
Allowance for Possible Loan Losses
   to Loans ........................         1.70%           1.81%
Allowance for Possible Loan Losses
   to Non-Performing Loans .........          171%            151%
Non-Performing Assets as
   Percentage of Loans and Assets
   Acquired in Foreclosures ........         1.17%           1.50%
Non-Performing Assets and Loans
   Past Due 90 or more Days as to
   Interest or Principal as a
   Percentage of Loans and Assets
   Acquired in Foreclosures ........         1.39%           1.87%



                                                        At or for the Year Ended December 31,
                                     ----------------------------------------------------------------------------
                                        1994           1993             1992            1991            1990
                                     ------------  ------------    -------------   -------------    ------------
FINANCIAL CONDITION AT PERIOD-END
Securities  ........................  $ 3,307,413  $ 3,060,147       $ 3,405,727     $ 2,853,581     $ 2,153,977
Loans  .............................    9,763,523    9,010,187         8,592.427       8,553,402       9,463,148
Assets  ............................   15,052,647   14,084,787        14,290,325      13,205,391      13,444,753
Deposits  ..........................   11,379,567   11,346,151        11,774,702      10,948,133      10,573,972
Total Shareholders' Equity  ........    1,215,085    1,185,633         1,059,319         947,733         817,413
Book Value Per Common Share  .......        21.50        20.39             18.75           17.21           15.88
Common Shares Outstanding  .........   56,506,642   58,154,486        56,491,396      55,064,521      51,475,965
Total Shareholders' Equity to
   Assets ..........................         8.07%        8.42%             7.41%           7.18%           6.08%
Risk-Based Capital Ratio
   (Unaudited) .....................        12.73%       13.67%            11.61%          10.37%           8.23%
Allowance for Possible Loan Losses       $169,402     $175,078          $166,842        $179,747        $157,785
Allowance for Possible Loan Losses
   to Loans ........................         1.74%        1.94%             1.94%           2.10%           1.67%
Allowance for Possible Loan Losses
   to Non-Performing Loans .........          176%         117%               90%             80%             90%
Non-Performing Assets as
   Percentage of Loans and Assets
   Acquired in Foreclosures ........         1.24%        2.00%             2.50%           2.88%           1.97%
Non-Performing Assets and Loans
   Past Due 90 or more Days as to
   Interest or Principal as a
   Percentage of Loans and Assets
   Acquired in Foreclosures ........         1.47%        2.27%             2.98%           3.52%           2.56%


------
(1) Calculation is based upon continuing operations.
(2) Reflects new dividend payment schedule adopted in the first quarter of 1992.

                    UCB SELECTED HISTORICAL FINANCIAL DATA

   The following table sets forth certain selected historical consolidated financial data for UCB. This data is derived from, and should be read in conjunction with, the consolidated financial statements of UCB, including the notes thereto, incorporated by reference into this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION." The data for the years ended December 31, 1994 through December 31, 1990 are derived from UCB's consolidated financial statements, which have been audited. Interim unaudited data for the six months ended June 30, 1995 and 1994 reflect, in the opinion of the management of UCB, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six months ended June 30, 1995 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                    UCB SELECTED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  At or for the Six Months
                                                       Ended June 30,
                                               -------------------------------
                                                   1995               1994
                                               ------------       ------------
Selected Statistics:
     Total Assets .........................    $ 1,616,517         $ 1,661,348
     Total Deposits .......................      1,311,301           1,391,274
     Total Loans, Net of Unearned
        Discounts .........................        378,369             368,899
     Securities Available-for-sale ........        105,048             110,748
     Investment Securities ................        953,832             970,751
     Allowance for Loan Losses ............         10,790              11,016
     Stockholders' Equity .................        193,470             174,857
Average Balances:
     Total Assets .........................      1,594,307           1,632,544
     Stockholders' Equity .................        187,883             165,333
Summary of Operations:
     Interest Income ......................         51,872              49,576
     Interest Expense .....................         20,199              16,327
                                               -----------         -----------
     Net Interest Income ..................         31,673              33,249
     Provision for Loan Losses ............           (500)               (625)
                                               -----------         -----------
     Net Interest Income After
        Provision for Loan Losses .........         32,173              33,874
     Other Operating Income ...............         14,760(1)            3,661
     Gain on Sale of MasterCard/Visa
        Receivables .......................           --                  --
     Other Operating Expense ..............         18,051              19,849
                                               -----------         -----------
     Income Before Income Taxes and
        Cumulative Effect of Change in
        Accounting Principles .............         28,882(1)           17,686
     Income Taxes .........................          9,532               5,948
                                               -----------         -----------
     Income Before Cumulative Effect of
        Change in Accounting Principles ...         19,350(1)           11,738
     Cumulative Effect of Change in
        Accounting Principles .............           --                  --
                                               -----------         -----------
     Net Income ...........................    $    19,350(1)      $    11,738
                                               ===========         ===========
Dividends:
     Cash Dividends Paid ..................    $     3,432         $     2,990
     Payout Ratio .........................             18%                 25%
Per Share:
     Income Before Cumulative Effect of
        Change in Accounting Principles ...    $      9.02(1)      $      5.50
     Cumulative Effect of Change in
        Accounting Principles .............           --                  --
                                               -----------         -----------
     Net Income ...........................    $      9.02(1)      $      5.50
                                               ===========         ===========
     Cash Dividends Paid ..................    $      1.60         $      1.40
     Book Value (period-end) ..............          90.27               81.82
Outstanding Shares:
     Average During Period ................          2,145               2,135
     Period-end ...........................          2,143               2,137
Operating Ratios:
     Return on Average Assets .............           1.95%(1)            1.44%
     Return on Average Stockholders'
        Equity ............................          16.54(1)            14.20
     Average Stockholders' Equity to
        Average Assets ....................          11.78               10.13
Regulatory Capital Ratios (Unaudited):
     Leverage .............................         12.0 %              10.3 %
     Tier 1 ...............................           37.5                35.0
     Tier 2 ...............................           38.8                36.2



                                                            At or for the Year Ended December 31,
                                           -------------------------------------------------------------------------
                                              1994           1993            1992           1991           1990
                                           ------------   ------------   ------------   ------------    ------------
Selected Statistics:  ..................
     Total Assets  .....................   $1,680,940     $1,686,513      $1,634,908    $1,542,170    $1,312,161
     Total Deposits  ...................    1,354,738      1,392,837       1,372,463     1,335,641     1,121,793
     Total Loans, Net of Unearned
        Discounts ......................      374,375        375,645         376,343       401,766       407,798
     Securities Available-for-sale  ....      100,070            --              --          --              --
     Investment Securities  ............      965,239      1,083,017       1,035,843       948,147       656,186
     Allowance for Loan Losses  ........       11,091         11,014          10,930         9,722         7,772
     Stockholders' Equity  .............      181,583        157,968         142,139       132,867       125,635
Average Balances:  .....................
     Total Assets  .....................    1,630,289      1,589,090       1,534,287     1,394,828     1,249,194
     Stockholders' Equity  .............      171,444        150,627         134,586       127,937       117,548
Summary of Operations:  ................
     Interest Income  ..................      100,810        101,972         108,053       107,216       106,037
     Interest Expense  .................       34,580         33,399          45,498        59,009        58,271
                                           ------------   ------------   ------------  ------------    ---------
     Net Interest Income  ..............       66,230         68,573          62,555        48,207        47,766
     Provision for Loan Losses  ........         (825)           175           1,527         2,875         1,019
                                           ------------   ------------   ------------   ------------    --------
     Net Interest Income After
        Provision for Loan Losses ......       67,055         68,398          61,028        45,332        46,747
     Other Operating Income  ...........        7,108          8,408           9,774         9,654        10,785
     Gain on Sale of MasterCard/Visa
        Receivables ....................           --             --              --           --          8,442
     Other Operating Expense  ..........       39,333         40,946          38,953        36,254        38,238
                                           ------------   ------------   ------------   ------------    ---------
     Income Before Income Taxes and
        Cumulative Effect of Change in
        Accounting Principles ..........       34,830         35,860          31,849        18,732        27,736
     Income Taxes  .....................       11,038         11,667          10,256         4,976         7,123
                                           ------------   ------------   ------------   ------------    ---------
     Income Before Cumulative Effect of
        Change in Accounting Principles        23,792         24,193          21,593        13,756        20,613
     Cumulative Effect of Change in
        Accounting Principles ..........          --            (579)         (4,031)          --           --
                                           ------------   ------------   ------------    ------------    --------
     Net Income  .......................   $   23,792     $   23,614      $   17,562     $  13,756    $   20,613
                                           ============   ============   ============   ============    =========
Dividends:  ............................
     Cash Dividends Paid  ..............   $    8,537     $    5,358      $    4,881     $   4,825    $    6,028
     Payout Ratio  .....................           36%            23%             28%           35%           29%
Per Share:  ............................
     Income Before Cumulative Effect of
        Change in Accounting Principles    $    11.12     $    11.29      $     9.96     $    6.28    $     9.23
     Cumulative Effect of Change in
        Accounting Principles ..........           --           (.27)          (1.86)          --             --
                                           ------------   ------------   ------------   ------------    ---------
     Net Income  .......................   $    11.12     $    11.02      $     8.10     $    6.28    $     9.23
                                           ============   ============   ============   ============    =========
     Cash Dividends Paid  ..............   $     3.99     $     2.50      $     2.25     $    2.20    $     2.70
     Book Value (period-end)  ..........        84.55          74.02           66.02         60.95         56.85
Outstanding Shares:  ...................
     Average During Period  ............        2,139          2,142           2,167         2,191         2,232
     Period-end  .......................        2,148          2,134           2,153         2,180         2,210
Operating Ratios:  .....................
     Return on Average Assets  .........         1.46%          1.49%           1.14%         0.99%         1.65%
     Return on Average Stockholders'
        Equity .........................        13.88          15.68           13.05         10.75         17.54
     Average Stockholders' Equity to
        Average Assets .................        10.52           9.48            8.77          9.17          9.41
Regulatory Capital Ratios (Unaudited):
     Leverage  .........................        10.8%           9.7%            9.0%           9.5%         10.1%
     Tier 1  ...........................        35.8           33.3            30.6           25.8          21.3
     Tier 2  ...........................        37.0           34.6            31.9           27.3          22.6


------
(1) Includes gain on exchange of securities available for sale of $12.0 million pre-tax ($7.6 million after tax, or $3.56 per share).

              SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION

   The following tables set forth selected unaudited pro forma financial data reflecting the Merger (accounted for using the pooling of interests method of accounting). The pro forma financial information does not necessarily reflect what the actual results of Meridian would be following completion of the Merger.

   The pro forma information has been prepared based upon a fixed exchange ratio of 5.00 shares of Meridian Common Stock for each share of UCB Common Stock outstanding. See "THE MERGER -- Terms of the Merger." The pro forma information also has been prepared assuming that options to purchase 47,601 shares of UCB Common Stock are converted into 238,005 shares of Meridian Common Stock as required by the Merger Agreement.

   During the second quarter, 1995, Meridian recorded a restructuring charge of $32.0 million ($20.8 million after tax). The restructuring charge related to the implementation of a program intended to reduce Meridian's performance ratio (non-interest expense as a percentage of income) from its current level to 59.9% or lower by the end of the first quarter of 1996. The restructuring charge is reflected in the Meridian historical and the pro forma Meridian and UCB combined data at and for the period ended June 30, 1995. Meridian also expects to realize certain revenue enhancements and to achieve certain cost savings through the consolidation of certain back office and support functions and through elimination of redundant costs after the Merger. Meridian also expects to realize certain revenue enhancements following the Merger as a result of the expansion of products and services and increased lending activities. No assurance can be given that any such cost savings or revenue enhancements will be realized. The pro forma information does not reflect any of these anticipated cost savings or revenue enhancements. See "THE MERGER -- Management and Operations After the Merger."

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1995

   The following unaudited pro forma combined condensed balance sheet information combines the historical consolidated balance sheets of Meridian and UCB as of June 30, 1995. The Merger has been reflected as a pooling of interests. Such pro forma financial information does not necessarily reflect what the actual results of Meridian would be following completion of the Merger. This pro forma information should be read in conjunction with the historical consolidated financial statements of Meridian and UCB, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                       PRO FORMA COMBINED BALANCE SHEET
                             AS OF JUNE 30, 1995
                            (DOLLARS IN THOUSANDS)

                                                                                                  PRO FORMA
                                                                                                MERIDIAN AND
                                                                                   UNITED          UNITED
                                                                  MERIDIAN        COUNTIES        COUNTIES
                                                                -------------   ------------    --------------
ASSETS  .....................................................
Cash and Due from Banks  ....................................    $   643,237     $   72,118      $   715,355
Short-Term Investments  .....................................         78,813         68,546          147,359
Trading Account Assets  .....................................        247,867             --          247,867
Investment Securities and Investment Securities Available
  for Sale ..................................................      3,034,086      1,058,880        4,092,966
Loans and Other Assets Held for Sale  .......................        108,043             --          108,043
Total Loans  ................................................     10,056,692        378,369       10,435,061
Allowance for Possible Loan Losses  .........................       (170,684)       (10,790)        (181,474)
Other Assets  ...............................................        913,119         49,394          962,513
                                                                -------------   ------------    --------------
TOTAL ASSETS  ...............................................    $14,911,173     $1,616,517      $16,527,690
                                                                =============   ============    ==============
LIABILITIES  ................................................
Total Deposits  .............................................    $11,528,876     $1,311,301      $12,840,177
Short-Term Borrowings  ......................................      1,330,594         79,389        1,409,983
Long-Term Debt and Other Borrowings  ........................        512,182         11,176          523,358
Other Liabilities  ..........................................        303,360         21,181          324,541
                                                                -------------   ------------    --------------
TOTAL LIABILITIES  ..........................................     13,675,012      1,423,047       15,098,059
                                                                -------------   ------------    --------------
Common Stock  ...............................................        291,683          2,525          345,264
Surplus  ....................................................        211,292         23,984          161,988
Retained Earnings  ..........................................        797,382        185,885          983,267
Net Unrealized Gains (Losses) on Securities  ................          6,096          3,308            9,404
Treasury Stock  .............................................        (15,214)       (22,232)         (15,214)
Unallocated Shares Held by Employees Stock Ownership Plan
  (ESOP) Trust ..............................................        (55,078)            --          (55,078)
                                                                -------------   ------------    --------------
TOTAL SHAREHOLDERS' EQUITY  .................................      1,236,161        193,470        1,429,631
                                                                -------------   ------------    --------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  .................    $14,911,173     $1,616,517      $16,527,690
                                                                =============   ============    ==============


------
Note: Reclassifications have been made between Common Stock, Surplus and Treasury Stock to reflect pooling-of-interests financial accounting treatment for the transaction.

   PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE SIX MONTHS
                           ENDED JUNE 30, 1995 AND
      JUNE 30, 1994 AND THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


   The following unaudited pro forma condensed consolidated statements of income for the six-month periods ended June 30, 1995 and 1994 give effect to the Merger as if it had occurred on January 1, 1995 and 1994, respectively. The unaudited pro forma condensed consolidated statements of income for the years ended December 31, 1994, 1993, and 1992 give effect to the Merger as if it had occurred on January 1, 1994, 1993 and 1992, respectively. See "THE MERGER -- Accounting Treatment." This pro forma information should be read in conjunction with the historical consolidated financial statements of Meridian and UCB, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                     PRO FORMA COMBINED INCOME STATEMENT
                      FOR SIX MONTHS ENDED JUNE 30, 1995
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        PRO FORMA
                                                                      MERIDIAN AND
                                                         UNITED          UNITED
                                         MERIDIAN       COUNTIES        COUNTIES
                                       ------------   ------------    --------------
Interest Income  ...................     $556,176       $51,872         $608,048
Interest Expense  ..................      252,412        20,199          272,611
                                       ----------    ----------     ------------
Net Interest Income  ...............      303,764        31,673          335,437
                                       ----------    ----------     ------------
Provision for Possible Loan Losses         18,142          (500)          17,642
Non-Interest Income  ...............      124,866        14,760(2)       139,626
Non-Interest Expenses  .............      312,941(1)     18,051          330,992
                                       ----------    ----------     ------------
Income Before Income Taxes  ........       97,547(1)     28,882(2)       126,429
Provision for Income Taxes  ........       30,383         9,532           39,915
                                       ----------    ----------     ------------
Net Income  ........................     $ 67,164(1)    $19,350(2)      $ 86,514(3)
                                       ==========    ==========     ============
PER COMMON SHARE  ..................
  Net Income  ......................
    Primary  .......................     $   1.19(1)    $  9.02(2)      $   1.29(3)
    Fully Diluted  .................     $   1.18(1)    $  9.02(2)      $   1.28(3)


------
(1) Includes the effects of a restructuring charge of $32 million ($20.8 million after-tax or $0.37 on both a primary and fully diluted per share basis) taken by Meridian in the second quarter of 1995.

(2) Includes gain on exchange of securities available for sale of $12 million pre-tax and $7.6 million after-tax gain, which amounted to $3.56 per share of UCB Common Stock.

(3) Excluding the effects of the Meridian restructuring charge and the UCB gain on exchange of securities available for sale, pro forma net income would have been $99.7 million and pro forma per share net income would have been $1.48 (primary and fully diluted).

                     PRO FORMA COMBINED INCOME STATEMENT
                      FOR SIX MONTHS ENDED JUNE 30, 1994
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       PRO FORMA
                                                                                     MERIDIAN AND
                                                                         UNITED         UNITED
                                                           MERIDIAN     COUNTIES       COUNTIES
                                                          ----------   ----------    --------------
Interest Income  ......................................    $463,709     $49,576        $513,285
Interest Expense  .....................................     160,937      16,327         177,264
                                                          ----------   ----------    --------------
Net Interest Income  ..................................     302,772      33,249         336,021
                                                          ----------   ----------    --------------
Provision for Possible Loan Losses  ...................      15,524        (625)         14,899
Non-Interest Income  ..................................     113,271       3,661         116,932
Non-Interest Expenses  ................................     281,880      19,849         301,729
                                                          ----------   ----------    --------------
Income Before Income Taxes and Cumulative Effect of
  Change in Accounting Principle ......................     118,639      17,686         136,325
Provision for Income Taxes  ...........................      37,316       5,948          43,264
                                                          ----------   ----------    --------------
Income Before Cumulative Effect of Change in
  Accounting Principle ................................      81,323      11,738          93,061
Cumulative After-Tax Effect On Prior Years of Change
  in Method of Accounting for Postemployment Benefits .      (2,730)         --          (2,730)
                                                          ----------   ----------    --------------
Net Income  ...........................................    $ 78,593     $11,738        $ 90,331
                                                          ==========   ==========    ==============
PER COMMON SHARE  .....................................
     Income Before Cumulative Effect of Change in
        Accounting Principle ..........................
          Primary  ....................................    $   1.40     $  5.50        $   1.35
          Fully Diluted  ..............................    $   1.40     $  5.50        $   1.35
     Cumulative After-Tax Effect on Prior Years of
        Change in Accounting Principle ................
          Primary  ....................................   ($   0.05)        --        ($   0.04)
          Fully Diluted  ..............................   ($   0.05)        --        ($   0.04)
     Net Income  ......................................
          Primary  ....................................    $   1.35     $  5.50        $   1.31
          Fully Diluted  ..............................    $   1.35     $  5.50        $   1.31


                     PRO FORMA COMBINED INCOME STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       PRO FORMA
                                                                                     MERIDIAN AND
                                                                         UNITED         UNITED
                                                           MERIDIAN     COUNTIES       COUNTIES
                                                          ----------   ----------    --------------
Interest Income  ......................................    $985,040     $100,810      $1,085,850
Interest Expense  .....................................     372,624       34,580         407,204
                                                          ----------   ----------    --------------
Net Interest Income  ..................................     612,416       66,230         678,646
                                                          ----------   ----------    --------------
Provision for Possible Loan Losses  ...................      28,086         (825)         27,261
Non-Interest Income  ..................................     228,026        7,108         235,134
Non-Interest Expenses  ................................     579,668       39,333         619,001
                                                          ----------   ----------    --------------
Income Before Income Taxes and Cumulative Effect of
  Change in Accounting Principle ......................     232,688       34,830         267,518
Provision for Income Taxes  ...........................      70,600       11,038          81,638
                                                          ----------   ----------    --------------
Income Before Cumulative Effect of Change in
  Accounting Principle ................................     162,088       23,792         185,880
Cumulative After-Tax Effect On Prior Years Of Change
  in Method of Accounting for Postemployment Benefits .      (2,730)          --          (2,730)
                                                          ----------   ----------    --------------
Net Income  ...........................................    $159,358     $ 23,792      $  183,150
                                                          ==========   ==========    ==============
PER COMMON SHARE  .....................................
     Income Before Cumulative Effect of Change in
        Accounting Principle ..........................
          Primary  ....................................    $   2.80     $  11.12      $     2.70
          Fully Diluted  ..............................    $   2.80     $  11.12      $     2.70
     Cumulative After-Tax Effect on Prior Years of
        Change in Accounting Principle ................
          Primary  ....................................   ($   0.05)         --      ($     0.04)
          Fully Diluted  ..............................   ($   0.05)         --      ($     0.04)
     Net Income  ......................................
          Primary  ....................................    $   2.75     $  11.12      $     2.66
          Fully Diluted  ..............................    $   2.75     $  11.12      $     2.66


                     PRO FORMA COMBINED INCOME STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1993
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       PRO FORMA
                                                                                     MERIDIAN AND
                                                                         UNITED         UNITED
                                                           MERIDIAN     COUNTIES       COUNTIES
                                                          ----------   ----------    --------------
Interest Income  ......................................    $961,690     $101,972      $1,063,662
Interest Expense  .....................................     344,398       33,399         377,797
                                                          ----------   ----------    --------------
Net Interest Income  ..................................     617,292       68,573         685,865
                                                          ----------   ----------    --------------
Provision for Possible Loan Losses  ...................      58,781          175          58,956
Non-Interest Income  ..................................     274,623        8,408         283,031
Non-Interest Expenses  ................................     623,526       40,946         664,472
                                                          ----------   ----------    --------------
Income Before Income Taxes and Cumulative Effect of
  Change in Accounting Principle ......................     209,608       35,860         245,468
Provision for Income Taxes  ...........................      59,068       11,667          70,735
                                                          ----------   ----------    --------------
Income Before Cumulative Effect in Change in
  Accounting Principle ................................     150,540       24,193         174,733
Cumulative After-Tax Effect on Prior Years of Change
  in Method of Accounting for Income Taxes ............       7,221         (579)          6,642
                                                          ----------   ----------    --------------
Net Income  ...........................................    $157,761     $ 23,614      $  181,375
                                                          ==========   ==========    ==============
PER COMMON SHARE  .....................................
     Income Before Cumulative Effect of Change in
        Accounting Principle ..........................
          Primary  ....................................    $   2.61     $  11.29      $     2.55
          Fully Diluted  ..............................    $   2.61     $  11.29      $     2.55
     Cumulative After-Tax Effect on Prior Years of
        Change in Accounting Principle ................
          Primary  ....................................    $   0.13    ($   0.27)     $     0.10
          Fully Diluted  ..............................    $   0.13    ($   0.27)     $     0.10
     Net Income  ......................................
          Primary  ....................................    $   2.74     $  11.02      $     2.65
          Fully Diluted  ..............................    $   2.74     $  11.02      $     2.65


                     PRO FORMA COMBINED INCOME STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1992
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         PRO FORMA
                                                                                       MERIDIAN AND
                                                                           UNITED         UNITED
                                                            MERIDIAN      COUNTIES       COUNTIES
                                                          ------------   ----------    --------------
Interest Income  ......................................    $1,016,181     $108,053      $1,124,234
Interest Expense  .....................................       442,998       45,498         488,496
                                                          ------------   ----------    --------------
Net Interest Income  ..................................       573,183       62,555         635,738
                                                          ------------   ----------    --------------
Provision for Possible Loan Losses  ...................        81,096        1,527          82,623
Non-Interest Income  ..................................       233,613        9,774         243,387
Non-Interest Expenses  ................................       540,316       38,953         579,269
                                                          ------------   ----------    --------------
Income Before Income Taxes and Cumulative Effect of
  Change in Accounting Principle ......................       185,384       31,849         217,233
Provision for Income Taxes  ...........................        48,679       10,256          58,935
                                                          ------------   ----------    --------------
Income Before Cumulative Effect of Change in
  Accounting Principle ................................       136,705       21,593         158,298
Cumulative After-Tax Effect on Prior Years of Change
  in Method of Accounting for Postretirement Benefits
  Other Than Pensions .................................            --       (4,031)         (4,031)
                                                          ------------   ----------    --------------
Net Income  ...........................................    $  136,705     $ 17,562      $  154,267
                                                          ============   ==========    ==============
PER COMMON SHARE  .....................................
     Income Before Cumulative Effect of Change in
        Accounting Principle ..........................
          Primary  ....................................    $     2.45     $   9.96      $     2.38
          Fully Diluted  ..............................    $     2.44     $   9.96      $     2.38
     Cumulative After-Tax Effect on Prior Years of
        Change in Accounting Principle ................
          Primary  ....................................            --    ($  1.86)     ($     0.06)
          Fully Diluted  ..............................            --    ($  1.86)     ($     0.06)
     Net Income  ......................................
          Primary  ....................................    $     2.45     $   8.10      $     2.32
          Fully Diluted  ..............................    $     2.44     $   8.10      $   p  2.32


            PRO FORMA CONSOLIDATED CAPITAL RATIOS AS OF JUNE 30, 1995


  Set forth below are certain pro forma consolidated capital ratios for Meridian at June 30, 1995. The unaudited information should be read in conjunction with the historical consolidated financial statements of Meridian and UCB, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                    PRO FORMA CONSOLIDATED CAPITAL RATIOS
                             AS OF JUNE 30, 1995

                                                                         PRO FORMA
                                                                       MERIDIAN AND
                                                           UNITED         UNITED
                  Ratio                      MERIDIAN     COUNTIES       COUNTIES
 ----------------------------------------   ----------   ----------    --------------
Shareholders' Equity to Assets  .........      8.29%       11.97%           8.65%
Tangible Shareholders' Equity to Assets        7.51%       11.96%           7.95%
Risk-Based Capital:  ....................
     Tier 1 Ratio  ......................      9.31%       37.52%          10.45%
     Tier 2 Ratio  ......................      3.45%        1.26%           3.37%
                                            ----------   ----------    --------------
     Total Risk-Based Capital  ..........     12.76%       38.78%          13.82%
Tier 1 Leverage Ratio  ..................      7.57%       12.03%           8.00%


                             THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

   At the Special Meeting, stockholders of UCB will consider and vote upon the approval and adoption of the Merger Agreement. In addition to voting on the Merger Agreement, stockholders of UCB are being asked to approve a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve the Merger Agreement. Stockholders will also consider and vote upon such other matters, if any, as may be properly brought before the Special Meeting.

   The directors, certain executive officers and certain other affiliates of UCB have agreed to be present (in person or by proxy) at the Special Meeting and to vote all shares of UCB Common Stock owned by them for approval and adoption of the Merger Agreement.

   The Board of Directors of UCB has unanimously approved the Merger Agreement and unanimously recommends a vote FOR approval and adoption of the Merger Agreement.

VOTES REQUIRED; QUORUM


   The affirmative vote of at least 66-2/3% of the outstanding shares of UCB Common Stock entitled to be voted thereon, provided a quorum (a majority of the shares of UCB Common Stock outstanding) is present, is required to approve the Merger Agreement. To conduct the Special Meeting, a quorum (a majority of the shares of UCB Common Stock outstanding) must be present in person or by proxy. The affirmative vote of a majority of the shares of UCB Common Stock present or represented by proxy at the Special Meeting is required to adjourn the Special Meeting. Each share of UCB Common Stock is entitled to one vote. Abstentions and broker nonvotes will be voted for the purpose of establishing a quorum at the UCB Special Meeting, but will not constitute or be counted as votes cast for purposes of the Special Meeting. As a result, abstentions and broker nonvotes will have the practical effect of negative votes with respect to approval and adoption of the Merger Agreement and the proposal to adjourn the Special Meeting, if necessary.

   The directors, certain executive officers and certain other affiliates of UCB have agreed to be present (in person or by proxy) at the Special Meeting and to vote all shares of UCB Common Stock which they own for approval and adoption of the Merger Agreement. At August 29, 1995, such directors, executive officers and affiliates of UCB owned and had sole voting power with respect to approximately 438,708 shares of UCB Common Stock, or approximately 22.5% of the outstanding shares of UCB Common Stock which are entitled to be voted at the Special Meeting. At August 29, 1995, such directors, executive officers and affiliates of UCB had shared voting power with respect to approximately 205,847 shares of UCB Common Stock, or approximately 9.6% of the outstanding shares of UCB Common Stock which are entitled to be voted at the Special Meeting. A copy of the form of letter agreement executed by affiliates of UCB is included as Exhibit 1 to the Merger Agreement attached hereto as Annex A.


VOTING OF PROXIES

   Shares represented by all properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders thereof. Proxies which do not contain voting instructions will be voted in favor of the Merger Agreement and in favor of the proposal to adjourn the Special Meeting, if necessary.

   It is not expected that any matter other than those referred to herein will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

REVOCABILITY OF PROXIES

   The submission of a proxy on the enclosed UCB form of proxy does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of UCB a duly executed revocation or a proxy bearing a later date or by voting in person at the meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy.

RECORD DATE; STOCK ENTITLED TO VOTE

   Only stockholders of record of UCB at the close of business on September 15, 1995, will be entitled to receive notice of the Special Meeting, and only stockholders of record of UCB Common Stock at that time will be entitled to vote at the Special Meeting. At September 15, 1995, there were ___________ shares of UCB Common Stock outstanding.

APPRAISAL RIGHTS

   Record holders of UCB Common Stock will not be entitled to dissenters' or appraisal rights under applicable law in connection with the Merger.

SOLICITATION OF PROXIES


   UCB will bear the cost of the solicitation of proxies from its stockholders, except that Meridian and UCB will share equally the cost of printing this Proxy Statement/Prospectus. In addition to solicitations by mail, certain directors and senior officers of UCB may solicit proxies from shareholders of UCB by telephone or telegram or in person. None of such persons will be specially engaged for such purpose or will receive any compensation for assisting in the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and UCB will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.


   Under the terms of the Merger Agreement, UCB has agreed to retain a proxy solicitor for the Special Meeting upon Meridian's request at Meridian's expense. As of the date of this Proxy Statement/Prospectus, UCB has not engaged a proxy solicitor in connection with the Special Meeting.

   STOCKHOLDERS OF UCB SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE CAPTION "THE MERGER -- EXCHANGE OF UCB STOCK CERTIFICATES," EACH UCB STOCKHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING SHARES OF UCB COMMON STOCK AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE.

                                  THE MERGER

BACKGROUND OF AND REASONS FOR THE MERGER; RECOMMENDATION OF THE UCB BOARD OF DIRECTORS

   Background of the Merger

   In recent years, numerous changes have occurred in the business operations of firms in the financial services industry and the commercial banking industry as a part thereof. Among these changes is a shift in the traditional funding of assets, particularly home mortgage and automobile loans, with money center banks and non-regulated institutions increasingly packaging and securitizing these loans for sale into the public market. UCB management tracked these trends and believes that they contributed to the steady decline in UCTC's loans outstanding in these areas. This decline was accentuated by the divestiture of UCTC's credit card receivables portfolio in November 1990.

   In 1993, after considering these developments, the existence of regional interstate banking pacts and the impending prospect of full interstate banking, the Board of Directors of UCB began to explore strategic alternatives. UCB considered some of the advantages which might be derived from a business combination, including greater shareholder liquidity, additional product offerings, economies of scale and cost efficiencies in the consolidation of administrative functions.

   Goldman Sachs was contacted to assist in this evaluation process. UCB's engagement of Goldman Sachs was later formalized in a letter agreement in which Goldman Sachs undertook to act as UCB's financial advisor in connection with a possible merger, acquisition or sale of UCB, to provide UCB with financial advice and to assist with any potential merger or sale, and to render its opinion as to the fairness of the consideration to be received by UCB stockholders in any such transaction.

   In 1993 and 1994, either directly or through Goldman Sachs, UCB initiated contacts with several large financial institutions with presences or interests in the New Jersey marketplace. Several of these institutions, including Meridian, indicated an interest in pursuing a transaction and suggested prices or exchange ratios at which such a transaction might be accomplished. UCB negotiated extensively with Meridian during 1994. Both before and after receipt of Meridian's final offer, UCB directly or through its financial advisors sought to increase the consideration proposed by other potential bidders. In August 1994, the market value of the consideration proposed by Meridian was the highest value consideration offered by any of the prospective bidders. These matters were reported to the Board of Directors of UCB in a series of meetings, culminating in an August 30, 1994 meeting at which time, after considering the results of the negotiations and the advice of UCB's financial and legal advisors, the directors determined that it was in UCB's interest to enter into a letter of intent with Meridian reflecting the terms of Meridian's most recent proposal.

   On August 30, 1994, a letter of intent (the "Letter of Intent") was executed by UCB and Meridian. The Letter of Intent provided for a merger in which each share of UCB Common Stock would be exchanged for 5.25 shares of Meridian Common Stock.

   On the date prior to the signing of the Letter of Intent, Meridian Common Stock had closed at $33.00 per share. The Letter of Intent specified, among other items, that the definitive merger agreement would permit UCB to abandon the transaction if Meridian's average stock price was less than $27.00 per share during a period of time prior to the proposed closing date. After entering into the Letter of Intent UCB directly or through its financial advisors and consultants performed due diligence on Meridian and Meridian performed due diligence on UCB. As UCB and Meridian were attempting to negotiate a definitive merger agreement, Meridian's stock price declined below the $27.00 per share "walkaway" price. On December 9, 1994 Meridian and UCB jointly announced that "as a result of prevailing equity market conditions and an inability of the parties to agree on certain terms of the Plan of Merger," the companies had terminated their Letter of Intent and merger discussions.


   During the first quarter of 1995, Meridian's stock price rebounded and discussions with Meridian were resumed during April and May 1995. Meridian insisted that discussions be subject to reduction of the exchange ratio from
5.25 to 5.00 shares of Meridian Common Stock for each share of UCB Common Stock and certain other changes. Among the changes was elimination of UCB's right to terminate the Agreement if Meridian's stock price fell below a specified level.

   The results of these discussions were first reported to the UCB Board of Directors at a meeting on May 11, 1995. Immediately thereafter, at the direction of the UCB Board of Directors, Goldman Sachs resolicited offers from institutions which had previously expressed interest in a transaction. None of these other institutions made a formal offer for UCB nor did any of them express interest at consideration levels as high as that reflected in Meridian's restructured offer.

   Meridian's restructured offer was considered at a special meeting of the UCB Board of Directors on May 22, 1995. The terms and conditions proposed by Meridian, the past and current status of UCB's contacts with Meridian and with other potential acquirors, and the historical trends and future prospects for the business of UCB on a stand-alone basis were reviewed. Representatives of Goldman Sachs presented information on the Meridian proposal, information on the contacts with other bidders, and a summary of UCB's strategic options. UCB's legal counsel presented advice on the terms and conditions contained in the draft merger agreement, the stock option agreement required by Meridian, and the duties and responsibilities of the directors.

   After review and consideration of these matters, the Board of Directors authorized UCB's officers, with the assistance of UCB's financial and legal advisors, to negotiate the definitive merger agreement with Meridian, and to present such agreement to the Board of Directors for consideration.

   Negotiation of the definitive agreement took place immediately thereafter and a special meeting of the UCB Board of Directors was held on May 23, 1995 to consider and vote upon the Merger Agreement and Stock Option Agreement. At this meeting, the issues addressed at the May 22, 1995 meeting were again discussed. Following discussion, the Board of Directors unanimously voted to approve the Merger Agreement and the Stock Option Agreement. In addition, the Board (with Eugene H. Bauer abstaining) unanimously voted to approve an agreement with Mr. Bauer supplementary to his employment agreement, providing for him to resign all positions with UCB and UCTC on the Effective Date and to serve thereafter as a consultant on a limited basis to Meridian until December 31, 2000, and making certain other clarifications and modifications with respect to Mr. Bauer's status. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Employment Agreements."

   Reasons for the Merger


   UCB's Reasons for the Merger. The Board of Directors of UCB believes that the terms of the Merger are fair and in the best interests of UCB's stockholders and have unanimously approved the Merger Agreement. The Board of Directors of UCB unanimously recommends that UCB stockholders approve the Merger Agreement.

   Although UCB has been consistently profitable and recognized as a well-managed banking institution, the UCB Board of Directors believes shareholders of UCB would be better served by converting their UCB Common Stock into Meridian Common Stock at the Exchange Ratio of 5.00 shares of Meridian Common Stock for each share of UCB Common Stock established under the terms of the Merger Agreement. The UCB Board of Directors believes that by becoming part of a larger financial institution, UCB will be in a better position to succeed in an increasingly competitive environment. In addition, the UCB Board of Directors expects that the Merger will make available to UCB's customers a broader range of financial products and services supported by the latest bank technology in the retail, middle market and business market segments currently served by UCB. It is also anticipated that the Merger will provide UCB shareholders with a more liquid investment than continued ownership of UCB Common Stock due to the greater number of Meridian shareholders and the higher trading volumes of Meridian stock on the NASDAQ Stock Market. In approving the Merger, the UCB Board of Directors did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors.


   Meridian's Reasons for the Merger. Meridian's acquisition strategy consists of identifying financial institutions with business philosophies which are similar to Meridian's, which operate in markets which are geographically within or contiguous to those of Meridian, and which provide an ability to enhance earnings per share over an acceptable period after the acquisition, the goal for which is eighteen months, while providing acceptable rates of return. Acquisitions are also evaluated in terms of asset quality, interest rate risk, core deposit base stability, potential operating efficiencies and management abilities. Meridian has undertaken the Merger as part of its ongoing acquisition strategy.

   In the view of Meridian's Board of Directors, the Merger constitutes an acquisition which is in line with Meridian's strategy and provides a natural complement to its existing franchise. Upon completion of the Merger, Meridian will have a network in excess of 350 branch banking offices throughout eastern Pennsylvania, Delaware and New Jersey, and Meridian's New Jersey franchise area will increase from 24 to 59 branch banking offices. The Meridian Board of Directors believes that this enhanced branching network will increase the franchise value of Meridian, particularly in the New Jersey market, and, thus, enhance shareholder value.

   In addition to the perception that the Merger will enhance Meridian's franchise, in determining to make the offer to acquire UCB and enter into the Merger Agreement, Meridian's Board of Directors also considered a number of other material factors at the meetings held on June 16, 1994, October 25, 1994 and May 23, 1995, including the following: (i) the historical financial condition, operating results, capital levels, asset quality, of Meridian and UCB and their projected future value and prospects as separate entities and on a combined basis; (ii) a presentation by management regarding its due diligence review of UCB; (iii) pro forma financial information on the Merger, including, among other things, earnings per share, dilution analysis and ratio impact information and the effects of the fixed Exchange Ratio thereon;
(iv) the sustainability of core earnings and potentials for revenue growth;
(v) a comparison of the price Meridian proposed to offer in the Merger to other comparable bank holding company mergers, based, among other things, on multiples of book value and earnings per share; (vi) the tax-free nature of the transaction to Meridian (see, generally, "Certain Federal Income Tax Consequences" below); (vii) historical stock price information for both
Meridian and UCB; (viii) the effect of the Merger on trading prices for Meridian Common Stock; (ix) industry, regulatory, economic and market conditions; (x) the ability of Meridian to compete in the geographic markets served by UCB; (xi) the demographics of the markets served by UCB, and opportunities for product expansion in those markets; (xii) UCB's agreement, at Meridian's insistence, to grant Meridian an option to acquire 375,000 shares of UCB's Common Stock under certain circumstances; (xiii) the willingness of Lehman Brothers, Inc., to provide an opinion as to the fairness of the Exchange Ratio to Meridian; (xiv) a review by management and legal counsel of the terms of the Merger Agreement and the Stock Option Agreement; and (xv) the terms of the Merger Agreement compared to the proposed terms of the transaction upon expiration of the Letter of Intent in December 1994.

   In approving the transaction, the Meridian Board of Directors did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors.

   The emphasis of the Meridian Board's discussions in considering the transaction, however, was on the financial aspects of the transaction, particularly (i) the strategic fit and enhanced franchise value discussed above, (ii) the fixed Exchange Ratio and the ability of Meridian, by reason thereof, to fix the number of shares issued in connection with the Merger and thus the relative amount of earnings per share dilution/accretion (see "SUMMARY -- Comparative Per Share Data"), (iii) Meridian's ability to recover such initial dilution through cost savings and certain revenue enhancements (see "Management and Operations After the Merger -- Consolidation of
Operations: Projected Cost Savings and Revenue Enhancements" below), (iv) the relative strength of UCB's balance sheet, including its liquidity position and capital ratios (see "UCB SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA"), (v) the relative strength of the combined Meridian and UCB consolidated pro forma balance sheet and capital ratios (see "SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION"), (vi) the perception of opportunities for increased fee income from product expansion and opportunities for retail loan growth, and (vii) Meridian's ability to obtain an opinion as to the fairness of the Exchange Ratio to Meridian.

   In considering the ability of Meridian to recover any earnings per share dilution by reducing non-interest expenses or increasing revenues, the Meridian Board of Directors recognized that, because of the uncertainties associated with merging two institutions located in contiguous markets, no assurances could be given that (i) any particular level of cost savings or improvements to earnings, in fact, would be realized, (ii) such savings or improvements to earnings would be realized at the times currently anticipated, or (iii) such savings or improvements to earnings would not be offset by increases in other expenses, including expenses resulting from integrating the two companies. (See "Management and Operations After the Merger -- Consolidation of Operations; Projected Cost Savings and Revenue Enhancements").


TERMS OF THE MERGER

   General

   Upon completion of the Merger, the separate existence of UCB will cease. All property, rights, powers, duties, obligations and liabilities of UCB will automatically be transferred to Meridian, in accordance with Pennsylvania law. Meridian, as the surviving corporation, will be governed by the Articles of Incorporation and Bylaws of Meridian in effect immediately prior to completion of the Merger. See "COMPARISON OF SHAREHOLDER RIGHTS."

   Exchange Ratio


   Upon completion of the Merger, each outstanding share of Meridian Common Stock will continue to be outstanding as an identical share of Meridian Common Stock. Under the Merger Agreement, each outstanding share of UCB Common Stock will be converted automatically into and become a right to receive 5.00 shares of Meridian Common Stock (including associated stock purchase rights -- See "DESCRIPTION OF MERIDIAN CAPITAL SECURITIES -- Shareholder Rights Plan"). UCB shareholders will receive cash in lieu of any fractional shares of Meridian Common Stock which may become issuable under the Merger Agreement. See "Exchange of UCB Stock Certificates" herein.


   If Meridian, at any time before completion of the Merger, pays or effects a stock dividend, stock split, reverse stock split or reclassification of the Meridian Common Stock, then the Exchange Ratio will be adjusted so that each UCB shareholder will be entitled to receive such number of shares of Meridian Common Stock as he would have been entitled to receive if the Merger had been completed prior to the happening of such event.

   UCB Stock Options

   Each option to acquire one share of UCB Common Stock granted before the date of the Merger Agreement under the UCB Incentive Stock Option Plans, and outstanding and unexercised on the Effective Date, will, under the terms of the Merger Agreement, be converted into and become an option to acquire 5.00 shares of Meridian Common Stock. The exercise price for the purchase of each share pursuant to such converted option will be the present stated exercise price for the purchase of each share pursuant to such option divided by 5.00.

OPINION OF FINANCIAL ADVISOR


   On May 23, 1995, Goldman Sachs delivered its written opinion to the Board of Directors of UCB that as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair to the holders of shares of UCB Common Stock. Goldman Sachs subsequently confirmed its earlier opinion by delivery of its written opinion dated as of September 21, 1995.

   The full text of the written opinion of Goldman Sachs dated September 21, 1995, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex C to this Proxy Statement/Prospectus and is incorporated herein by reference. Stockholders of UCB are urged to, and should, read such opinion in its entirety.

   In connection with its opinions, Goldman Sachs reviewed, among other things (i) the Merger Agreement; (ii) this Proxy Statement/Prospectus; (iii) the Annual Reports to Stockholders and Annual Reports on Form 10-K of UCB and Meridian for the five years ended December 31, 1994; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of UCB and Meridian; (v) certain other communications from UCB and Meridian to their respective stockholders; (vi) certain internal financial analyses and forecasts for Meridian prepared by its management and (vii) certain internal reports (not contemplating the Merger) for UCB prepared by its management. Goldman Sachs also held discussions with members of the senior management of UCB and Meridian regarding the past and current business operations, regulatory relationships, financial conditions, and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for shares of UCB Common Stock and Meridian Common Stock, compared certain financial and stock market information for UCB and Meridian with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as it considered appropriate.


   Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of the opinions. In that regard, Goldman Sachs assumed, with the consent of UCB, that the financial forecasts, including, without limitation, cost savings and operating synergies projected to result from the Merger prepared solely by Meridian, were reasonably prepared on a basis reflecting the best currently available judgments and estimates of the party preparing the forecasts and that such forecasts will be realized in the amounts and at the times contemplated thereby. Goldman Sachs are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with UCB's consent, that such allowances for each of UCB and Meridian are adequate to cover all such losses. In addition, Goldman Sachs has not reviewed individual credit files nor has it made an independent evaluation or appraisal of the assets and liabilities of UCB or Meridian or any of their respective subsidiaries and it has not been furnished with any such evaluation or appraisal. Goldman Sachs assumed with UCB's consent that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.

   The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion to UCB's Board of Directors on May 23, 1995. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached hereto as Annex C.


       (i) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the shares of UCB Common Stock and the relationship between movements of such shares and movements in (i) the S&P Regional Bank Composite, (ii) the S&P 500, (iii) the Meridian Common Stock and (iv) certain banks with operations that for purposes of analysis may be considered similar to UCB (the "Peer Bank Composite Index"). The Peer Bank Composite Index is composed of the following banks:
   Commerce Bancorp, The Summit Bancorporation and Valley National Bancorp. In addition, Goldman Sachs reviewed the historical trading prices and volumes for the Meridian Common Stock and the relationship between movements of the Meridian Common Stock and movements in (i) the S&P 500 and (ii) a composite index of certain mid-size regional banks (the "Mid-Size Regional Bank Composite Index"). The Mid-Size Regional Bank Composite Index is composed of the following banks: Amsouth Bancorp, Boatmens Bancshares, Fifth Third Bancorp, First Hawaiian, First Tennessee, Huntington Bancshares, Integra Financial, Michigan National, Northern Trust Corp., Signet Banking, Southtrust Corp., State Street Boston, Union Bank San Francisco and Star Banc Corp.
       (ii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to UCB to corresponding financial information, ratios and public market multiples for three publicly traded corporations: Commerce Bancorp, The Summit Bancorporation and Valley National Bancorp (the "Selected Companies"). The Selected Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to UCB. Goldman Sachs calculated and compared various financial multiples and ratios of UCB and the Selected Companies using market data as of May 19, 1995. The multiples and ratios for UCB were calculated by Goldman Sachs based on information provided by UCB's management and the multiples for each of the Selected Companies were based on the most recent publicly available information. Earnings figures for the Selected Companies were based on Institutional Brokers Estimates System median estimates as of May 11, 1995. With respect to the Selected Companies, Goldman Sachs considered latest twelve months ("LTM") price/earnings ratios, which ranged from 8.9x to 24.5x compared to 10.6x for UCB (after adjustment for a gain on the exchange of securities) and estimated calendar year 1995 and 1996 price/earnings ratios, which ranged from 8.5x to 10.7x for estimated calendar year 1995 and 7.5x to 10.7x for estimated calendar year 1996 compared to 11.5x for each of estimated calendar years 1995 and 1996, for UCB. Goldman Sachs also considered for the Selected Companies, market price to tangible book value ratios, which ranged from 1.4x to 2.2x compared to 1.4x for UCB.
       (iii) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to selected transactions in the bank and thrift industry since January 11, 1994 (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions (i) LTM earnings per share multiples ranged from 6.7x to 67.0x, as compared to 13.9x for UCB, and (ii) the tangible book value multiple ranged from 1.1x to 2.7x, as compared to 1.92x for UCB.
       (iv) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger. With UCB's consent, earnings estimates for UCB were based on UCB's management - prepared budget for 1995, and an assumption that UCB's 1996 earnings would be consistent with 1995. Using these earnings estimates for UCB and earnings estimates from Institutional Brokers Estimate System for Meridian as of May 11, 1995 for 1995 and 1996, Goldman Sachs compared the earnings per share ("EPS") of the shares of UCB Common Stock, on a standalone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis based on consideration of $165.00 per share of UCB Common Stock and based on a price of $33.00 per share (the per share price of Meridian at May 19, 1995) of Meridian Common Stock and under the following two scenarios: assuming estimated earnings per share for Meridian in 1995 and 1996 of $3.10 and $3.40, respectively, and assuming estimated earnings per share for Meridian in 1995 and 1996 of $3.10 and $3.80, respectively. Based on such analyses, the proposed transaction would be accretive to UCB's stockholders on an earnings per share basis in all of the above scenarios in the years 1995 and 1996.

   In addition, based on the current dividend paid on UCB Common Stock and on the Meridian Common Stock, UCB's stockholders would receive an additional 131% in dividends on a pro forma per share basis.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to UCB or Meridian or the contemplated transaction. The analyses were prepared solely for the purposes of Goldman Sachs' providing its opinions to UCB's Board of Directors as to the fairness to the holders of shares of UCB Common Stock of the Exchange Ratio to be received for each share pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of UCB, Meridian, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Board of Directors of UCB was one of many factors taken into consideration by UCB's Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex C hereto.


   Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. UCB selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs regularly provides investment banking and financial advisory services to Meridian and can be expected to continue to do so.

   Pursuant to a letter agreement dated July 27, 1994 and executed by UCB on August 5, 1994 (the "Engagement Letter"), UCB engaged Goldman Sachs to act as its financial advisor in connection with the Merger. Pursuant to the terms of the Engagement Letter, UCB has agreed to pay Goldman Sachs upon consummation of the Merger a transaction fee of approximately $2.7. UCB has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.


EFFECTIVE DATE OF THE MERGER

   The Merger will become effective upon the filing of Articles of Merger between Meridian and UCB with the Pennsylvania Department of State. The Merger Agreement may be terminated by either party if the Merger has not been completed before May 23, 1996 and the terminating party is not in breach of the Merger Agreement. The Merger Agreement may be terminated by Meridian or UCB under certain limited circumstances. See "THE MERGER -- Termination; Effect of Termination."

EXCHANGE OF UCB STOCK CERTIFICATES

   The conversion of UCB Common Stock into Meridian Common Stock will occur automatically at the Effective Date.

   As soon as practicable after the Effective Date, Meridian, or a bank or trust company designated by Meridian, in the capacity of exchange agent (the "Exchange Agent"), will send a transmittal form to each UCB shareholder. The transmittal form will contain instructions with respect to the surrender of certificates representing UCB Common Stock to be exchanged for Meridian Common Stock.

   UCB STOCKHOLDERS SHOULD NOT FORWARD UCB STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. UCB STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

   Until the certificates representing UCB Common Stock are surrendered for exchange after completion of the Merger, holders of such certificates will not receive the Meridian Common Stock payable as consideration in the Merger and will not be paid dividends on the Meridian Common Stock into which such shares have been converted. When such certificates are surrendered, any accrued but unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of UCB Common Stock outstanding at the Effective Date will be deemed to evidence ownership of the shares of Meridian Common Stock into which those shares have been converted by virtue of the Merger.

   All shares of Meridian Common Stock issued upon conversion of shares of UCB Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of UCB Common Stock, subject, however, to Meridian's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Date which may have been declared or made by UCB on such shares of UCB Common Stock in accordance with the Merger Agreement on or prior to the Effective Date and which remain unpaid at the Effective Date.

   No fractional shares of Meridian Common Stock will be issued to any UCB stockholder upon completion of the Merger. For each fractional share that would otherwise be issued, Meridian will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the value of a share of Meridian Common Stock, such value being determined as provided in the Merger Agreement.

CONDITIONS TO THE MERGER

   The obligations of Meridian and UCB to effect the Merger are subject to various conditions which include, in addition to other customary closing conditions, the following:


       (i) approval of the Merger Agreement by the holders of UCB Common Stock (see "THE SPECIAL MEETING -- Votes Required; Quorum");
       (ii) receipt of all necessary governmental approvals for the Merger and expiration or termination of all waiting periods required by law or imposed by any governmental authority with respect to the Merger (see "Regulatory Approvals" herein);
       (iii) the absence of any order, decree, or injunction of a court of competent jurisdiction which enjoins or prohibits the completion of the Merger or the Bank Merger;
       (iv) delivery to each of Meridian and UCB an opinion of counsel that, among other things, the Merger will be treated for Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (see "Certain Federal Income Tax Consequences" herein);
       (v) the absence of any material adverse change in the consolidated assets, business, consolidated financial condition or consolidated results of operations, taken as a whole, of the other party and its subsidiaries since March 31, 1995; and
       (vi) receipt by Meridian of a letter from its independent certified public accountants to the effect that the Merger may be accounted for under the "pooling of interests" method for financial accounting purposes.


   In addition, Meridian's obligation to effect the Merger is subject to, among other conditions, the absence in any governmental approval for the Merger of any term or condition that would have a material adverse effect on Meridian and its subsidiaries, taken as a whole, upon completion of the Merger.


   Except for the requirements of shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the Merger, each of the conditions described above may be waived in the manner and to the extent described in "Amendment; Waivers" herein.

REGULATORY APPROVALS


   The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") under Sections 3 and 4 of the Bank Holding Company Act of 1956 (the "BHCA"), but the Federal Reserve's regulations permit such approval requirement to be waived and for the FDIC to undertake the approval process. Requests for such waivers were filed by Meridian with the Federal Reserve on July 27, 1995. By letter dated September 15, 1995, the Federal Reserve granted Meridian's waiver request. Effective July 6, 1995, mergers such as the Merger are not subject to approval of the Pennsylvania Department of Banking.


   The Bank Merger is subject to approval by the Federal Deposit Insurance Corporation ("FDIC"). An Application for such approval was filed by MBNJ and UCTC with the FDIC on July 19, 1995. Under the Bank Merger Act, the FDIC must withhold approval of the Bank Merger if it finds that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any geographical area. In addition, the FDIC may not approve the Bank Merger if it finds that the effect thereof may be to substantially lessen competition or to tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that the anti-competitive effects of the Bank Merger are clearly outweighed in the public interest by the probable effects of the Bank Merger in meeting the convenience and needs of the communities to be served. The FDIC will also take into consideration the financial and managerial resources and future prospects of the resulting bank following the Bank Merger, as well as the compliance records of MBNJ and UCTC under the Community Reinvestment Act.

   Under the Bank Merger Act, the Bank Merger may not be completed for 15 days from the date of approval by the FDIC, during which time the United States Department of Justice or others may challenge the Bank Merger on antitrust grounds.

   The Bank Merger is also subject to approval by the New Jersey Department of Banking (the "NJDOB"). An application for such approval was filed with the NJDOB on September ___, 1995. The factors that the NJDOB will consider in determining whether to grant its approval include the competitive effects of the Merger, the principles of sound banking and the public interest and the needs of the communities served by Meridian Bank and UCTC.

   It is anticipated that the regulatory approvals described above will be obtained during the third quarter of 1995, but no assurance can be given that such regulatory approvals will be obtained or that the other conditions to the Merger will be satisfied or waived so as to permit completion of the Merger. As described under "The Merger -- Termination; Effect of Termination," if the Merger is not completed prior to May 23, 1996, Meridian and UCB will each have the right to terminate the Merger Agreement, provided, however, that the failure to close is not attributable to a breach by the party seeking to terminate the Merger Agreement.

REPRESENTATIONS AND WARRANTIES


   The Merger Agreement contains customary representations and warranties relating to, among other things, (a) the corporate organization of Meridian, UCB and their respective subsidiaries; (b) the capital structures of Meridian, UCB and UCTC; (c) the due authorization, execution, delivery, performance and enforceability of the Merger Agreement and the Bank Plan of Merger; (d) consents or approvals of regulatory authorities or third parties necessary to complete the Merger and the Bank Merger; (e) the consistency of financial statements with generally accepted accounting principles; (f) the absence of any material adverse change in the consolidated financial condition or consolidated results of operations of Meridian and UCB since March 31, 1995; (g) the absence of undisclosed material pending or threatened litigation, claims, actions or governmental investigations; (h) compliance with applicable laws and regulations; (i) the accuracy of information supplied by Meridian and UCB in connection with the Registration Statement on Form S-4 filed with the Commission in connection with the issuance of Meridian Common Stock in the Merger, this Proxy Statement/Prospectus and all applications filed with regulatory authorities for approval of the Merger or the Bank Merger; (j) the filing of documents with the Commission and the accuracy of information contained therein; (k) the filing of tax returns and consents and the payment of taxes; (l) retirement, pension and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974; (m) the absence of material environmental violations, actions or liabilities; (n) the adequacy of allowance for loan losses in accordance with generally accepted accounting principles and all applicable regulatory criteria, and the absence of any request by regulatory authorities to increase such allowance; (o) the absence of undisclosed brokers' or finders' fees; (p) certain contracts relating to employment, consulting and benefits matters or to certain indebtedness of Meridian, UCB and their respective subsidiaries; (q) the quality of title to assets and properties; (r) the maintenance of insurance similar in amount, scope and coverage to its peer group, and notices and claims under insurance policies; (s) the outstanding options (and commitments to grant options) or other rights to acquire Meridian Common Stock and UCB Common Stock; and (t) transactions with affiliates.

BUSINESS PENDING THE MERGER

   Pursuant to the Merger Agreement, Meridian and UCB have each agreed to use their best efforts to, and UCB has agreed to cause UCTC to use its best efforts to, preserve their business organizations intact, to maintain good relationships with employees and to preserve the goodwill of customers and others with whom business relationships exist. In addition, UCB has agreed that UCB and each of its subsidiaries will conduct their respective businesses and will engage in transactions (including extensions of credit and pricing deposit liabilities) only in the ordinary course of business, consistent with past practice and policies, except as permitted by the Merger Agreement. For purposes of the Merger Agreement it is not deemed to be conduct in the ordinary course of business for UCB to: (i) make any capital expenditure of more than $1 million in any calendar year, in the aggregate, without the prior written consent of Meridian; (ii) sell or otherwise dispose of assets having a book or market value, whichever is greater, of more than $1 million, with certain exceptions; (iii) enter into any lease, contract or commitment requiring payments by UCB or any subsidiary of more than $1 million or a payment to an affiliate of UCB or containing a material financial commitment and extending beyond 12 months; or (iv) implement any loan marketing programs at other than market rates.


   In addition, UCB has agreed that neither it nor any UCB subsidiary may, without the written consent of Meridian, among other things, (i) change any provision of its certificate of incorporation or bylaws; (ii) change the number of authorized or issued shares of its capital stock; (iii) grant options or similar rights with respect to its capital stock or any securities convertible into UCB Common Stock; (iv) split, combine or reclassify any shares of its capital stock; (v) declare, set aside or pay any dividend or other distribution in respect of its capital stock, except as specifically permitted by the Merger Agreement (see "Dividends" herein); (vi) grant any severance pay or increase the compensation of any employee, officer or director of UCB or any UCB subsidiary, with specified exceptions, or enter into or amend any employment agreements; (vii) engage in any merger, acquisition or similar transaction, except as provided in the Merger Agreement; (viii) permit the revocation or surrender of a certificate of authority to maintain, or file an application for the relocation of, or file an application for a certificate of authority to establish, a UCTC branch;
(ix) sell or otherwise dispose of (a) any assets other than in the ordinary course of business or (b) any assets having an aggregate book or market value, whichever is greater, of more than $1 million; (x) change any accounting practices, except for implementation of Statement of Financial Accounting Standards ("SFAS") No. 112, SFAS No. 114, SFAS No. 115 and any new SFAS standard; (xi) implement any new employee benefit or welfare plan, or amend any such plan, with specified exceptions; (xii) compromise, extend or restructure any loan with an unpaid principal balance exceeding $1 million;
(xiii) purchase any security for its investment portfolio, except pursuant to policies agreed upon by the parties; (xiv) sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties; (xv) except as set forth in the Merger Agreement and consistent with prudent banking practice and UCB's current underwriting standards, make or modify any loan or other credit facility commitment; (xvi) except as set forth in the Merger Agreement and consistent with past practice, enter into, renew, extend or modify any transaction with, any of its affiliates; (xvii) enter into any swap or similar commitment, agreement or arrangement; (xviii) take any further action (other than continuation of employment in accordance with past practices) that would give rise to a right of payment to any individual under any employment agreement or any bonus or performance award agreement; (xix) take any action that would preclude the receipt by Meridian of a letter from its independent certified public accountants to the effect that the Merger may be accounted for under the "pooling of interests" method for financial accounting treatment (see "Accounting Treatment" herein); (xx) take any action which would result in any of the representations and warranties of UCB set forth in the Merger Agreement becoming untrue as of the Effective Date or in any of the conditions set forth in the Merger Agreement not being satisfied; (xxi) waive, release, grant or transfer any rights of value or modify or change, in any material respect, any existing agreement to which UCB or any of its subsidiaries is a party, except in the ordinary course of business and consistent with past practice; (xxii) purchase or sell, exchange or otherwise dispose of any investment securities which would result in the creation of undue risk with respect to UCB's investment portfolio or sell or otherwise dispose of any equity securities included in the investment portfolio; or (xxiii) agree to do any of the foregoing.

   UCB has also agreed in the Merger Agreement, among other things, (i) to use and to cause each of its subsidiaries to use commercially reasonable efforts to maintain and increase deposits (other than certificates of deposit of $100,000 and over); and (ii) if Meridian requests and agrees to bear the expense, to retain a proxy solicitor in connection with the solicitation of UCB stockholder approval of the Merger Agreement.


   Meridian and UCB have jointly agreed to: (i) cooperate in the preparation of filing of all applications for, and to use their best efforts to obtain as promptly as practicable, all regulatory consents necessary or advisable to complete the Merger and the Bank Merger; (ii) use their best efforts in good faith, and to cause their subsidiaries to use their best efforts in good faith, to take or cause to be taken all actions necessary or desirable to permit the completion of the Merger and the Bank Merger at the earliest possible date including, without limitation, obtaining all required consents or approvals of third parties; (iii) submit the Merger Agreement to their respective shareholders for approval, if required by law, at a meeting to be held as soon as practicable and to use their best efforts to cause their respective Boards of Directors to unanimously recommend approval of the Merger Agreement to their shareholders; (iv) cooperate with each other and use their best efforts to identify those persons who may be deemed to be affiliates of UCB; (v) cooperate with each other in the preparation and distribution of press releases, announcements and other public disclosures related to the Merger Agreement, the Merger and the Bank Merger; (vi) maintain adequate insurance; (vii) maintain accurate books and records;
(viii) file all tax returns and pay all taxes when due; and (ix) deliver to the other monthly and quarterly unaudited financial statements, securities documents, and other specified corporate information.


DIVIDENDS

   The Merger Agreement permits UCB to pay a regular quarterly cash dividend, not to exceed $1.85 per share of UCB Common Stock outstanding, on each March 1, June 1, September 1 and December 1 prior to the Effective Date, except that UCB is not permitted, without Meridian's written consent, to pay a dividend in or for any quarter in which the Effective Date is or is expected to be on or before Meridian's record date for payment of its regular quarterly cash dividend on shares of Meridian Common Stock.

NO SOLICITATION OF TRANSACTIONS


   Except as set forth below, UCB has agreed in the Merger Agreement that it will not solicit or engage in any discussions with or respond to any person other than Meridian concerning any acquisition of UCB or any of its subsidiaries except for responses in connection with investor relations or pursuant to inquiries of government regulatory authorities. Prior to September ___, 1995 (the date of effectiveness of the registration statement of which this Proxy Statement/Prospectus forms a part), the Merger Agreement permitted UCB to engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications from, any person other than Meridian concerning an acquisition of UCB or its subsidiaries to the extent such solicitation, engagement or response may have been legally required for the discharge by UCB's Board of Directors of its fiduciary duty.


   The directors, executive officers and certain other affiliates of UCB have executed a letter agreement containing provisions similar to those described above relating to UCB, and such officers and directors have also agreed to be present at the Special Meeting (in person or by proxy) and to vote shares of UCB Common Stock owned by them in favor of the Merger. A copy of the form of letter agreement executed by affiliates of UCB is included as Exhibit 1 to the Merger Agreement attached hereto as Annex A.

AMENDMENT; WAIVERS

   Subject to applicable law, Meridian and UCB may, by written instrument authorized by the Boards of Directors and signed by duly authorized officers of Meridian and UCB, (i) amend the Merger Agreement prior to the Effective Date and (ii) extend the time for performance of any of the obligations or other acts under the Merger Agreement, waive inaccuracies in any representations and warranties or waive compliance with any agreements or conditions contained in the Merger Agreement.

TERMINATION; EFFECT OF TERMINATION

   The Merger Agreement may be terminated at any time prior to the Effective Date by (i) mutual written consent of Meridian and UCB, or (ii) by either party if (a) the Effective Date shall not have occurred prior to May 23, 1996, unless such fact shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements set forth in the Merger Agreement and required to be performed or observed prior to the Effective Date, (b) if either party has been informed in writing by any regulatory authority the approval or consent of which has been requested that such approval or consent is unlikely to be granted, unless such fact is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements set forth in the Merger Agreement and required to be performed or observed prior to the Effective Date, (c) any required stockholder approval of the Merger Agreement is not obtained, unless such fact is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements set forth in the Merger Agreement and required to be performed or observed prior to the Effective Date, or (d) any condition to completion of the Merger set forth in the Merger Agreement cannot reasonably be met on or before the Effective Date and both parties reasonably agree that such condition cannot be met.

   If the Merger Agreement is terminated pursuant to its terms, it becomes void. In the event of termination, there is no further liability on the part of Meridian or UCB to the other, except that the provisions regarding obligations to keep certain nonpublic information concerning the other party confidential, each party's obligation not to hire the other's employees for a period of six months after termination of the Merger Agreement, each party's obligation to agree on the content of public announcements concerning the Merger Agreement, and agreements regarding expenses and liability arising out of any uncured willful breach of any covenant or other agreement contained in the Merger Agreement or any fraudulent breach of a representation or warranty shall survive termination of the Merger Agreement.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

   Subsidiary Bank Merger

   In connection with the Merger, MBNJ and UCTC entered into a Plan of Merger dated as of May 23, 1995 pursuant to which, concurrently with or as soon as practicable after completion of the Merger, UCTC will merge with and into MBNJ, with MBNJ surviving (the "Bank Merger"). Meridian intends to effect the merger of UCTC and MBNJ simultaneously with or as soon as practicable after the Effective Date.

   Directors and Officers After the Merger


   On the Effective Date, the Board of Directors of Meridian will consist of those persons holding such office immediately prior to the Effective Date and, as required by the Merger Agreement, two other persons designated by UCB and reasonably acceptable to Meridian, one of whom will serve as a Class II director (which class serves until the annual meeting of Meridian shareholders in 1997) and one of whom will serve as a Class I or Class III director (which classes serves until the 1996 and 1998 annual meetings, respectively). The Merger Agreement requires Meridian to cause such persons to be elected as directors of Meridian effective as of the Effective Date. On the Effective Date, the officers of Meridian duly elected and holding office immediately prior to the Effective Date will be the officers of Meridian, as the surviving corporation in the Merger. Each such director or officer is to hold office until his or her successor is elected and qualified or otherwise in accordance with the articles of incorporation and the bylaws of Meridian.


   On the effective date of the Bank Merger, the Board of Directors of MBNJ will consist of those persons holding such office immediately prior to such effective date and, as required by the Merger Agreement, Albert W. Bossert, Anton J. Campanella, Edward J. Hobbie, John E. Holobinko, William C. Johnson, Jr., Robert P. Kenney, Henry G. Largey, Donald S. Nowicki and Maureen E. Staub, each of whom is a current director of UCTC. The other current directors of UCTC are Edward A. Kammler, Jr. and William G. Palermo, each of whom has reached Meridian's mandatory director retirement age, and Eugene H. Bauer, who will become a consultant to Meridian on a limited basis following the Effective Date. Mr. Bauer will not continue after the Effective Date as Chairman of the Board, Director, Chief Executive Officer or in any other capacity (except as a consultant to Meridian) for UCB, UCTC, their subsidiaries, or the surviving institutions in the Merger. On the effective date of the Bank Merger, the officers of MBNJ and UCTC duly elected and holding office immediately prior to such effective date will be the officers of MBNJ, as the surviving corporation in the Bank Merger, along with such officers of UCTC as MBNJ appoints as officers of MBNJ. Each will hold office until his or her successor is elected and qualified or otherwise in accordance with the articles of incorporation, bylaws and policies of MBNJ.

   Directors Emeriti Robert J. Bauer and Walter W. Gauer will no longer serve in such capacity after the Effective Date. Meridian will retain the members of the two existing regional boards of directors of UCTC until at least December 31, 1996.

   Consolidation of Operations: Projected Operating Cost Savings and Revenue Enhancements


   Meridian expects to achieve certain cost and other savings and to realize certain revenue enhancements as a result of the Merger. These cost savings are projected to approximate 25% of UCB's operating expenses and expected to be substantially realized within the eighteen-month period following the Merger. Meridian expects that such cost savings will be realized primarily as the result of the elimination of duplicative functions in the areas of human resources, data processing and corporate overhead in either UCB's or Meridian's New Jersey operations. Meridian also expects to increase revenues during the same period through increased products and services and a restructuring of the balance sheet of UCB, primarily in the investment portfolio. Substantially all of these savings and revenue enhancements are expected to be achieved in various amounts at various times during the eighteen-month period discussed above and not ratably over, or at the beginning or the end of, such period.

   Because of the uncertainties associated with merging two institutions located in contiguous markets, changes in the regulatory environment and changes in economic conditions, no assurances can be given that (i) any particular level of revenue enhancements or cost savings will be realized,
(ii) such cost savings will be realized over the time period currently anticipated, and (iii) such cost savings will not be offset to some degree by increases in other expenses, including expenses resulting from integrating the two companies.


   Post-Merger Dividend Policy


   It is the current intention of the Board of Directors of Meridian to declare dividends on Meridian Common Stock following the merger initially in the amount of $.37 per quarter or $1.48 per year, in each case, per share. UCB shareholders should note that the level of future dividends will be determined by Meridian's Board of Directors in light of the earnings and financial condition of Meridian at the time, as well as other factors including applicable governmental regulations and policies. Meridian is a legal entity separate and distinct from its banking and non-banking subsidiaries, and the principal sources of Meridian's income are dividends and interest from such subsidiaries. The payment of dividends by these subsidiaries is subject to certain restrictions under applicable government regulations. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


   Other

   Meridian has agreed in the Merger Agreement to relocate the executive offices of MBNJ to the Corporate Headquarters of UCB, Four Commerce Drive, Cranford, New Jersey.

EMPLOYEE BENEFITS


   The employee benefit plans, arrangements and related policies of UCB, UCTC and Meridian will initially be unaffected by the Merger, except the UCTC Profit Sharing Plan which, as required by the Merger Agreement, UCB will terminate as of the Effective Date. Employees of UCB and its subsidiaries immediately prior to the Effective Date, who become employees of Meridian or a subsidiary of Meridian, will receive a total salary, wage, bonus and benefits package no less favorable, in the aggregate, than that to which they were entitled immediately prior to the Effective Date. After the Effective Date, Meridian will review such plans, arrangements and policies with a view toward consolidating the same to the extent feasible and economical.

   UCB and Meridian contemplate that, subject to Internal Revenue Service ("IRS") and Pension Benefit Guaranty Corporation approval, the defined benefit pension plans of UCTC and Meridian will be merged as soon as administratively feasible. To the extent former employees of UCB or a UCB subsidiary become participants in a plan of Meridian, they will be given past service credit for eligibility, participation, and vesting purposes, but not for benefit accrual purposes. For purposes of benefit accrual, credited service under the Meridian plan will commence on the day following the date of plan merger. When a former UCTC plan participant retires, he or she will receive a benefit which consists of the sum of (i) the benefit determined under the UCTC plan as it existed as of the date of plan merger for years of service based on an employee's original employment date with UCB through the date of plan merger utilizing actual current compensation earned as of retirement date and (ii) the benefit calculated under the Meridian plan from the day following the date of plan merger through retirement date.

   UCB will take such steps as may be necessary to cause the UCTC Profit
Sharing Plan to be terminated as of the Effective Date. The employer contribution, if any, for the year of plan termination will be appropriately pro rated to take into account the portion of the plan year transpiring prior to its termination date. Provision will be made for the distribution of assets to participants, subject to IRS approval. Meridian will cooperate with the proper funding and disbursement of funds to UCTC employees entitled to a distribution, including, where applicable, to IRA rollover accounts.

   Meridian will honor and discharge the obligations of UCTC under the Benefit Equalization Plan which have accrued immediately prior to the Effective Date and which may thereafter accrue by reason of Meridian's compliance with the terms of the Merger Agreement. Meridian will honor and discharge the obligations of UCTC to its retirees under its post-retirement health care and life insurance plan. Meridian will honor and discharge the obligations of UCTC, if any, to its employees who are not retired under its post-retirement health care and life insurance plan to the extent such rights are not defeasible, either immediately prior to or after the Effective Date.


   Employees of UCB and its subsidiaries immediately prior to the Effective Date, who become employees of Meridian or a subsidiary of Meridian and are involuntarily terminated within one year thereafter, will receive a severance benefit equal to one week of pay in effect immediately prior to termination times the number of whole years of service with UCB, a subsidiary of UCB, Meridian, and a subsidiary of Meridian, subject to a minimum and a maximum.

   Subject to these provisions, Meridian may at any time and from time to time following the Merger (i) amend, freeze or terminate an employee benefit plan of Meridian, UCB or any UCB subsidiary, or (ii) adopt a new employee benefit plan, either to replace a prior plan or otherwise.

ACCOUNTING TREATMENT


   The Merger is expected to qualify as a pooling-of-interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Meridian and UCB will be carried forward to the combined corporation at their recorded amounts; income of the combined corporation will include income of both Meridian and UCB for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined corporation. Expenses incurred in connection with the Merger will constitute expenses for the accounting periods to which such expenses relate. The receipt of a letter from Meridian's independent auditors confirming that the Merger will qualify for pooling of interests accounting is a condition to Meridian's obligation to complete the Merger.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


   Completion of the Merger is conditioned upon there being delivered to both Meridian and UCB the opinion of Stevens & Lee, counsel to Meridian, that for federal income tax purposes, under current law, assuming that the Merger and related transactions will take place as described in the Merger Agreement, among other things, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Meridian and UCB will each be a party to the reorganization within the meaning of Section 368(b) of the Code.


   In that case, such opinion will also provide, among other things, that:

       (i) no gain or loss will be recognized by Meridian or UCB in the Merger;
       (ii) no gain or loss will be recognized by the shareholders of UCB upon their receipt of Meridian Common Stock in exchange for their UCB Common Stock, except that shareholders who receive cash proceeds for fractional interests in Meridian Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests, and such gain or loss will constitute capital gain or loss if their UCB Common Stock is held as a capital asset at the Effective Date;
       (iii) the tax basis of the shares of Meridian Common Stock (including fractional share interests) received by the stockholders of UCB will be the same as the tax basis of their UCB Common Stock exchanged therefor;
   and
       (iv) the holding period of the Meridian Common Stock in the hands of the UCB stockholders will include the holding period of their UCB Common Stock exchanged therefor, provided such UCB Common Stock is held as a capital asset at the Effective Date.

   Under the Merger Agreement, the condition that Stevens & Lee deliver the opinion described above can be waived by Meridian and UCB. However, in the event that the delivery of such opinion of counsel is waived, or such opinion would otherwise set forth tax consequences materially different to a shareholder than those described above, Meridian and UCB intend to resolicit proxies as required in accordance with the rules and regulations of the Commission.

   THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH UCB SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

EXPENSES

   Meridian and UCB will each pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of financial consultants, accountants and legal counsel, except Meridian will pay fees for filings with the Commission and the costs of the proxy solicitor, if any, engaged in connection with the Special Meeting.

RESALE OF MERIDIAN COMMON STOCK

   The Meridian Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any UCB shareholder who may be deemed to be an "affiliate" of UCB or Meridian for purposes of Rule 145 under the Securities Act. Each such affiliate has entered into an agreement with Meridian providing that such affiliate will not transfer any Meridian Common Stock received in the Merger except in compliance with the Securities Act and will make no dispositions of any Meridian Common Stock or UCB Common Stock (or any interest therein), as applicable, until the date on which financial results covering at least 30 days of combined operations of Meridian and UCB after the Merger have been published. This Proxy Statement/Prospectus does not cover resales of Meridian Common Stock received by any person who may be deemed an affiliate of UCB or Meridian.

DIVIDEND REINVESTMENT PLAN

   Meridian currently maintains a Dividend Reinvestment and Stock Purchase Plan. This plan provides shareholders of Meridian with a method of investing cash dividends, as well as voluntary cash payments, in additional shares of Meridian Common Stock, without payment of any brokerage commission or service charge. It is anticipated that, after the Effective Date, Meridian will continue to offer this plan and stockholders of UCB who become shareholders of Meridian will be eligible to participate therein.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

STOCK OPTIONS


   The directors and executive officers of UCB (including certain directors and officers of UCTC who may be deemed executive officers of UCB for filing purposes under the Exchange Act) own approximately 162,673 shares of UCB Common Stock, including options to purchase 29,184 shares of UCB Common Stock. All options to purchase UCB Common Stock outstanding at the Effective Date will be converted into options to acquire Meridian Common Stock, as is set forth under "THE MERGER -- Terms of the Merger."


EMPLOYMENT AGREEMENTS

   On September 9, 1993, UCB and UCTC entered into employment agreements with Eugene H. Bauer; Donald S. Nowicki, Robert W. Dowens, Sr., J. Richard Pierce and Theodore E. Zuczek and on April 13, 1995 entered into an employment agreement with Nicholas A. Frungillo, Jr. The employment agreements expire on December 31, 2001, but may be terminated upon twelve months prior notice until the occurrence of a change in control. A change in control, as defined in the employment agreements, has occurred by virtue of the Merger Agreement. Meridian and MBNJ have agreed in the Merger Agreement to accept and assume these employment agreements.

   The employment agreements require the continuation during the contract period of the executive's salary, bonus and benefits as such exist now, but the salary, bonus and benefits may be increased, reduced or modified under certain circumstances.


   After a change in control as defined (which includes the Merger): The term of the employment agreements may not be shortened, and the executive's salary, bonus and benefits may not be reduced. In the event of the executive's death, the executive's spouse will receive the executive's salary for one year and health benefits for two years, plus a lump sum equal to the highest combination of base salary plus incentive compensation paid in any calendar year to the executive after the date of the employment agreement. If the executive is terminated without cause or resigns for good reason, the executive will receive a lump sum amount equal to his salary and bonus for the remaining term of the contract, discounted to present value. In the event the executive resigns without good reason, he is entitled to receive a lump sum equal to 75% of such amount. In the event that these and other change in control payments result in an excise tax ("parachute tax") being imposed upon the executive under Section 4999 of the Code (which imposes a 20% excise tax on excess parachute payments), the executive is entitled to receive a gross up payment to put the executive in the same position he would have been in but for the imposition of such parachute tax.


   For purposes of determining payments which would be received by the executives upon a post-change in control termination, the salary and incentive compensation, respectively, payable to the executives for calendar year 1995 is as follows: Mr. Bauer -- $382,000 and $130,100; Mr. Nowicki -- $198,500 and $53,600; Mr. Dowens -- $126,000 and $51,000; Mr. Pierce --
$103,300 and $33,500; Mr. Zuczek -- $98,600 and $23,500; and Mr. Frungillo --
$90,000 and $20,000. Based upon these figures, an executive who was terminated without cause or resigned with good reason on December 31, 1995 would receive the following lump sum amounts; Mr. Bauer -- $2,660,939; Mr. Nowicki -- $1,309,821; Mr. Dowens -- $920,116; Mr. Pierce -- $710,924; Mr.
Zuczek -- $634,298; and Mr. Frungillo -- $571,396.

   The employment agreements also provide that if an executive is covered by UCB's benefit equalization plan ("BEP") at the time of a change in control, and thereafter the executive is terminated without cause or resigns with or without good reason, then the executive's benefits under the BEP will be calculated as if the executive had continued his employment with UCB to the end of the term of the employment agreement and had received after termination or resignation annual compensation equal to the highest compensation received while employed under the agreement. Messrs. Bauer and Nowicki are the only executives currently covered by the BEP.

   The employment agreements contain a non-compete provision restricting the executive from working for any depository institution in New Jersey during the shorter of (a) the term of the agreement or (b) a period of two years after termination of the executive's employment.

   On May 23, 1995, UCB and Eugene H. Bauer entered into an agreement (the "May 23 Agreement") providing for Mr. Bauer to resign all positions with UCB and UCTC on the Effective Date and to serve thereafter as a consultant on a limited basis to Meridian until December 31, 2000. Meridian has consented to the May 23 Agreement. In his capacity as a consultant, Mr. Bauer is to receive $12,500 per month, with annual cost of living increases, and employee welfare benefits such as hospitalization, medical, dental and disability insurance coverage. The May 23 Agreement provides that Mr. Bauer is to receive title to the company automobile he currently uses and use of a private office with secretarial assistance for a five-year period.

   The May 23 Agreement also clarifies certain compensation amounts to which Mr. Bauer is entitled pursuant to his existing employment agreement, his resignation and the change in control brought about by the Merger. The May 23 Agreement provides that Mr. Bauer is to be paid on the Effective Date of the Merger the amounts he would be entitled to receive under his employment agreement based upon a resignation for good reason following a change in control. Assuming a Closing Date of December 31, 1995, this will result in Mr. Bauer's receipt of a lump sum payment of $2,660,939 based on his salary and incentive compensation. The May 23 Agreement also clarifies that Mr. Bauer's profit sharing benefits and pension benefits under the employment agreement will be paid in a lump sum, based on specified formulas. Assuming a Closing Date of December 31, 1995, this will result in Mr. Bauer's receipt of a lump sum payment of $374,904 representing his "profit sharing equalization amount" under the BEP and a lump sum in an amount not to exceed $900,000 based on a calculation of his combined pension benefit under the BEP. In addition, Mr. Bauer is entitled under his employment agreement to receive a gross up payment to make him whole for the imposition of parachute taxes which are expected to be imposed on these change in control payments and other benefits which may be characterized as change in control payments.

DIRECTORS & OFFICERS INSURANCE; INDEMNIFICATION

   For a period of six years from and after the Effective Date, Meridian is obligated to indemnify, and advance expenses in matters which may be subject to indemnification to, persons who served as directors and officers of UCB or any UCB subsidiary with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Date in accordance with and subject to the requirements and other provisions of Meridian's articles of incorporation and bylaws in effect on the date of the Merger Agreement and applicable provisions of law to the same extent as Meridian is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service with Meridian.


   Meridian, for a period of six years after the Effective Date, is also obligated to provide to the persons who served as directors or officers of UCB or any UCB subsidiary insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Date.

                            STOCK OPTION AGREEMENT


   As a condition to Meridian entering into the Merger Agreement, UCB executed and delivered to Meridian the Stock Option Agreement dated May 23, 1995. Pursuant to the Stock Option Agreement, Meridian was granted an option to purchase 375,000 shares of UCB Common Stock, at a price per share equal to the lower of $125.00 or the lowest price that a person or group, other than Meridian or an affiliate of Meridian, paid or offers to pay upon the occurrence of one of the specified events which triggers the option, subject to the terms and conditions set forth therein. The option may only be exercised upon the occurrence of certain events, including the acquisition by a person or group of a significant number of shares of UCB Common Stock, UCB entering into an agreement to merge, consolidate or sell assets, or a public announcement by a third party of an intent to acquire control of UCB under certain circumstances. A copy of the Stock Option Agreement is attached as Annex B to this Proxy Statement/Prospectus.


   The Stock Option Agreement, together with (i) UCB's agreement to not solicit other transactions relating to the acquisition of UCB by a third party and (ii) the agreement of Meridian's and UCB's directors and executive officers to vote their shares in favor of the Merger Agreement, has the effect of discouraging persons who might now or prior to the Effective Date be interested in acquiring all of or a significant interest in UCB from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for UCB Common Stock than the price per share implicit resulting from the Exchange Ratio, at that time (see "THE MERGER -- No Solicitation of Transactions"). Certain attempts to acquire UCB or an interest in UCB would cause the option to become exercisable as described above. Such right would significantly increase the cost to a potential acquiror of acquiring UCB compared to its cost had the Stock Option Agreement not been entered into by Meridian and UCB. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire UCB than it might otherwise have proposed to pay. In addition, the managements of Meridian and UCB believe that the existence of the Stock Option Agreement is likely to prohibit any acquiror of UCB from accounting for any acquisition of UCB using the "pooling-of-interests" accounting method. In addition, exercise of the option would increase the ability of Meridian to obtain the approval of the shareholders of UCB to complete the Merger and adversely affect the ability of a third party to obtain the approval of such shareholders to complete an alternative transaction. Acquisitions of shares of UCB Common Stock pursuant to exercises of the option would be subject to prior regulatory approval under certain circumstances.

                  DESCRIPTION OF MERIDIAN CAPITAL SECURITIES

   The authorized capital stock of Meridian consists of 200,000,000 shares of common stock, par value $5.00 per share ("Meridian Common Stock"), and 25,000,000 shares of preferred stock, par value $25.00 per share ("Meridian Preferred Stock"). As of July 31, 1995, there were 58,338,038 shares of Meridian Common Stock and no shares of Meridian Preferred Stock issued and outstanding. There are no other shares of capital stock of Meridian authorized, issued or outstanding. Meridian has no options, warrants, or other rights authorized, issued or outstanding, other than as described herein under "Capital Notes" and "Shareholder Rights Plan" and options granted under the Meridian Bancorp, Inc. Stock Option Plan, except for 500,000 warrants for Meridian Common Stock issued in connection with Meridian's acquisition of McGlinn Capital Management, Inc. in 1994.

COMMON STOCK

   The holders of Meridian Common Stock are entitled to share ratably in dividends when and if declared by the Meridian Board of Directors from funds legally available therefor.

   Each holder of Meridian Common Stock has one vote for each share held of record on each matter presented for consideration by Meridian shareholders. Meridian shareholders are not entitled to cumulate votes in the election of directors.

   The Meridian Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of Meridian are elected at each annual meeting of shareholders of Meridian. Classification of the Meridian Board of Directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Meridian Board of Directors and thereby could impede a change in control of Meridian.

   The holders of Meridian Common Stock have no preemptive rights to acquire any additional shares of Meridian.


   Meridian's Articles of Incorporation authorize the Meridian Board of Directors to issue authorized shares of Meridian Common Stock and Meridian Preferred Stock without shareholder approval. Meridian Common Stock is included for quotation on the NASDAQ Stock Market. As a result, in order to maintain such inclusion, approval of Meridian's shareholders is required for the issuance of additional shares of Meridian Common Stock or securities convertible into Meridian Common Stock if the issuance of such securities (1) is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities issued have or will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance; (2) is in connection with the acquisition of a company in which a director, officer or substantial shareholder of Meridian has a 5% or greater interest and the issuance of the securities could result in an increase in outstanding common stock or voting power of 5% or more; (3) is in connection with a transaction other than a public offering at a price less than the greater of book or market value, and will equal 20% or more of the common stock or 20% or more of the voting power outstanding before issuance; or (4) would result in a change in control of Meridian. Under NASDAQ Stock Market rules, shareholder approval is also required for the establishment of a stock option or purchase plan in which stock may be acquired by officers and directors other than a broadly-based plan in which other security holders of Meridian or employees of Meridian participate. Under applicable NASDAQ Stock Market rules, approval of Meridian shareholders is not required for issuance of the shares of Meridian Common Stock issuable to UCB shareholders in the Merger.

   In the event of liquidation, dissolution or winding-up of Meridian, whether voluntary or involuntary, holders of Meridian Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after payment of any liquidation preferences of any outstanding Meridian Preferred Stock.


SHAREHOLDER RIGHTS PLAN

   Each share of Meridian Common Stock has attached to it one right (a "Meridian Right") issued pursuant to a Rights Agreement dated July 25, 1989 (the "Meridian Rights Agreement"). One Meridian Right will be issued with each share of Meridian Common Stock issued in connection with the Merger. Each Meridian Right will initially entitle a holder to buy one unit of a newly authorized series of junior participating preferred stock at an exercise price of $85.00. The Meridian Rights become exercisable if a person, group or other entity acquires or announces a tender offer for 19.9% or more of either the Meridian Common Stock outstanding or voting securities representing a minimum of 19.9% of Meridian's total voting power. They can also be exercised if a person or group who has become a beneficial owner of at least 4.9% (with certain exceptions) of the Meridian Common Stock outstanding or total voting power is declared by Meridian's Board of Directors to be an "adverse person" (as defined in the Meridian Rights Agreement). After the Meridian Rights become exercisable, the Meridian Rights (other than rights held by a 19.9% beneficial owner or an "adverse person") will entitle the holders to purchase, under certain circumstances, either Meridian Common Stock or common stock of the potential acquiror at a substantially reduced price. Meridian is generally entitled to redeem the Meridian Rights at $.001 per Meridian Right at any time until the tenth business day following public announcement that a 19.9% position has been acquired. The Meridian Rights are not redeemable following an "adverse person" determination. The Meridian Rights expire on July 25, 1999.

   The Meridian Rights Agreement is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The foregoing description of the Meridian Rights does not purport to be complete and is qualified in its entirety by reference to the Meridian Rights Agreement.


PREFERRED STOCK

   Meridian Preferred Stock may be issued from time to time as a class, without series or in one or more series, by resolution of the Meridian Board of Directors. Each series or class will have such dividend rate, payment dates and dates from which dividends cumulate, and such general voting, redemption, liquidation, conversion and sinking fund rights as the Meridian Board of Directors may determine. All shares of one series must be identical, and all series will rank equally except with respect to the rights particular to each series fixed by the Board. Each series is entitled to receive, when and as declared by the Board of Directors and before any dividends (other than dividends payable in Meridian Common Stock) are paid on Meridian Common Stock, dividends at the rate fixed by the Board for such series.

CAPITAL NOTES


   In December 1984, Meridian issued $75 million in principal amount of Floating Rate Subordinated Capital Notes due December 1, 1996 (the "Notes") pursuant to an indenture dated as of December 1, 1984, between Meridian and Morgan Guaranty Trust Company of New York, as trustee. The Notes bear interest at a rate of 1/8 of 1% above the arithmetic mean of the London interbank offered rate (LIBOR) quotations for three-month Eurodollar deposits, adjusted quarterly. The Notes mature on December 1, 1996, and are subordinate and junior in right of payment to senior indebtedness of Meridian. At maturity, the Notes will be exchanged for capital securities (including Meridian Common Stock and Meridian Preferred Stock) having a market value equal to the principal amount of the Notes. Since December 1, 1988, Meridian has had the option to exchange the Notes for such capital securities or, under certain circumstances, for cash prior to maturity. Holders of Notes have none of the rights or privileges of shareholders of Meridian until the Notes are exchanged for capital stock. In December 1993, Meridian received approval from the Federal Reserve Bank to revoke its obligation to exchange the notes for capital securities at maturity.


SPECIAL CHARTER AND PENNSYLVANIA CORPORATE LAW PROVISIONS

   Meridian's Articles of Incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for Meridian stock, a proxy contest for control of Meridian, the assumption of control of Meridian by a holder of a large block of Meridian's stock and the removal of Meridian's management. These provisions: (1) empower the Meridian Board of Directors, without shareholder approval, to issue Meridian Preferred Stock the terms of which, including voting power, are set by the Meridian Board; (2) divide the Meridian Board of Directors into three classes serving staggered three-year terms; (3) restrict the ability of shareholders to remove directors; (4) require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of Meridian's voting power, if the transaction is not approved, in advance, by the Meridian Board of Directors; (5) prohibit shareholders' actions without a meeting; (6) require that shares with at least 80%, or in certain instances two-thirds, of total voting power approve repeal or amendment of certain provisions of Meridian's articles of incorporation; (7) require any person who acquires stock of Meridian with voting power of 25% or more to offer to purchase for cash all remaining shares of Meridian's voting stock at the highest price paid by such person for shares of Meridian's voting stock during the preceding year; (8) eliminate cumulative voting in elections of directors; (9) require that shares with at least two-thirds of total voting power approve repeal or amendment of Meridian's bylaws; and (10) require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

   The Pennsylvania Business Corporation Law of 1988 (the "PaBCL") contains certain provisions applicable to Meridian which may have similar effects. See "COMPARISON OF SHAREHOLDER RIGHTS."

                       COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

   Meridian is a Pennsylvania corporation subject to the provisions of the PaBCL. UCB is a New Jersey corporation subject to the provisions of the New Jersey Business Corporation Act ("NJBCA"). Stockholders of UCB, whose rights are governed by UCB's Certificate of Incorporation and Bylaws and the NJBCA will, upon completion of the Merger, become shareholders of Meridian and, on the Effective Date, their rights as shareholders of Meridian will be determined by Meridian's Articles of Incorporation, Meridian's Bylaws and the PaBCL.

   The following is a summary of the material differences in the rights of stockholders of UCB under the UCB's Certificate of Incorporation, Bylaws and the NJBCA, on the one hand, and the rights of shareholders of Meridian under Meridian's Articles of Incorporation, Bylaws and the PaBCL, on the other hand. The following discussion does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and the Articles or Certificate of Incorporation and Bylaws of each corporation.

AUTHORIZED CAPITAL


   Meridian's Articles of Incorporation authorize the issuance of 200,000,000 shares of Meridian Common Stock, par value $5.00 per share, and 25,000,000 shares of preferred stock, par value $25.00 per share. As of July 31, 1995, there were 58,338,038 shares of Meridian Common Stock and no shares of Meridian Preferred Stock outstanding.

   UCB's Certificate of Incorporation authorizes the issuance 6,000,000 of UCB Common Stock, no par value, $1.00 stated value per share, of which ------ shares were issued and outstanding as of the Record Date, and 3,000,000 shares of preferred stock, no par value (the "UCB Preferred Stock"), none of which were issued and outstanding as of the Record Date. UCB Preferred Stock is issuable in series, each having such rights, and preferences as the Board of Directors of UCB may, by adoption of an amendment of UCB's Certificate of Incorporation, fix and determine.


DIRECTORS

 REMOVAL

   Pursuant to Meridian's Articles of Incorporation, Meridian directors may be removed from office without cause by the affirmative vote of a majority of outstanding voting shares. UCB's Certificate of Incorporation does not provide for the removal of directors. However, pursuant to the NJBCA, one or more UCB directors may be removed without cause by the affirmative vote of the majority of votes cast by stockholders entitled to vote for the election of directors.

 NOMINATION

   Meridian's Bylaws provide that nominations for the election of directors may be made by the Board of Directors or any shareholder entitled to vote for the election of directors. Written notice of a shareholder's intent to nominate a director at the meeting must be given by the shareholder and received by the Secretary of Meridian not less than 30 days nor more than

50 days prior to the date of the annual meeting of shareholders. However, if less than 21 days' notice of the meeting is given to shareholders, written notice of a shareholder's intent to nominate a director is required to be delivered to the Secretary of Meridian not later than the seventh day following the day on which notice of the meeting was first mailed to shareholders. The notice is required to be in writing and contain or be accompanied by certain information about such shareholder, as described in Meridian's Bylaws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination will be disregarded.

   Neither the Certificate of Incorporation or Bylaws of UCB nor the NJBCA sets forth the procedures pursuant to which UCB shareholders may nominate a candidate for election as a director.

 Election of Directors

   Meridian's Articles of Incorporation and Bylaws provide that the Meridian Board of Directors shall be composed of not less than 12 nor more than 24 directors, the number of which may be determined by the Meridian Board of Directors. Currently, the Meridian Board of Directors is composed of 24 members. The Meridian Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of Meridian are elected at each annual meeting of shareholders of Meridian. Classification of the Meridian Board of Directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Meridian Board of Directors and thereby could impede a change in control of Meridian.

   UCB's Bylaws provide that the UCB Board of Directors shall be composed of not less than 5 nor more than 25 directors, the number of which may be determined by the UCB Board of Directors. Currently, the UCB Board of Directors is composed of six members. UCB's Board of Directors is not classified. All directors of UCB are elected at each annual meeting of shareholders of UCB. Therefore, any person who seeks to elect its designees to a majority of the seats on the UCB Board of Directors could do so at any annual meeting.

 Cumulative Voting

   Neither Meridian's nor UCB's shareholders are permitted to cumulate votes in the election of directors.

 Limited Liability

   As permitted by the PaBCL, Meridian's Bylaws provide that directors of Meridian are not personally liable for taking or failing to take any action unless the director breached or failed to perform the duties of his or her office as set forth under Pennsylvania law and such breach or failure constitutes self-dealing, willful misconduct or recklessness; provided, however, that there is no such elimination of liability arising under any criminal statute or with respect to the payment of taxes pursuant to local, state or federal law.

   As permitted by the NJBCA, UCB's Certificate of Incorporation provides that directors of UCB are not personally liable for breach of any duty owed to UCB or its shareholders, unless such breach of duty is the result of an act or omission (i) in breach of such director's duty of loyalty to UCB or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit.

 Indemnification

   As permitted by the PaBCL, Meridian's Bylaws provide for indemnification of directors, officers and agents for certain litigation-related liabilities and expenses unless the individual's conduct is determined by a court to have constituted willful misconduct or reckless conduct.

   As permitted by the NJBCA, UCB's Certificate of Incorporation provides for indemnification of directors, officers, employees and agents of UCB, and any other person serving in such capacity with any other entity at the request of UCB, for certain litigation-related liabilities and expenses to the full extent permitted under the NJBCA.

SHAREHOLDERS' MEETINGS

   Meridian's Bylaws provide that the Board of Directors may fix the date and time of the annual meeting of shareholders, but if no such date is fixed, the meeting for any calendar year is to be held on the third Tuesday of April in such year. Notice of the annual meeting of shareholders must be given not less than 10 days before the date of the meeting. The presence, in person or by proxy, of shareholders entitled to cast at least 66 2/3 % of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the meeting. Meridian's Bylaws provide that special meetings of shareholders may be called at any time by any of the following: (1) the Chief Executive Officer, Chairman or President of Meridian; (2) the Board of Directors of Meridian or the Executive Committee thereof; or (3) Meridian shareholders entitled to cast at least 20% of the votes which all shareholders are entitled to cast at the meeting. Notice of special meetings of shareholders must be given not less than 10 days before the date of the meeting.

   UCB's Bylaws provide that the Board of Directors may fix the date and time of the annual meeting of shareholders. Notice of the annual meeting of shareholders must be given not less than 10 days nor more than 60 days prior to the date of the meeting. The presence, in person or by proxy, of a majority of the outstanding voting shares constitute a quorum for the transaction of business at the meeting. A special meeting of UCB's shareholders may be called at any time by any of the following: (1) the Chairman or President of UCB, or (2) a majority of the Board of Directors. The NJBCA provides that holders of 10% or more of all the shares entitled to vote may apply to the Superior Court of New Jersey to order that a special meeting of shareholders be held. Notice of a special meeting of shareholders must be given not less than 10 nor more than 60 days prior to the date of the meeting.

   Meridian's Bylaws set forth procedures pursuant to which any business, including the nomination of directors by a shareholder, may be properly brought by a shareholder before an annual meeting of shareholders. Neither UCB's Bylaws nor its Certificate of Incorporation set forth similar procedures.

SHAREHOLDER RIGHTS PLAN

   Meridian has adopted a shareholder rights plan pursuant to which holders of Meridian Common Stock are entitled, under certain circumstances generally involving an accumulation of Meridian Common Stock, to purchase Meridian Common Stock or common stock of the potential acquiror at a substantially reduced price. See "DESCRIPTION OF MERIDIAN CAPITAL SECURITIES -- Shareholder Rights Plan." UCB has not adopted a shareholder rights plan.

ANTITAKEOVER PROVISIONS

   Meridian is subject to some, but not all, of various provisions of the PaBCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the board of directors. The relevant provisions are contained in Subchapters 25E-H of the PaBCL.

   Subchapter 25E of the PaBCL (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

   Subchapter 25F of the PaBCL (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. For this purpose, an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

   Subchapter 25G of the PaBCL (relating to control- share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. Even if shareholder approval is obtained, the corporation is also subject to Subchapters 25I and J of the PaBCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

   Subchapter 25H of the PaBCL (relating to disgorgement) applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

   Subchapters 25E-H of the PaBCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors. As permitted under the PaBCL, Meridian has opted out of the provisions of Subchapters 25G and H but is subject to the provisions of Subchapters 25E and F. Such action can be reversed under certain circumstances.


   In addition, the fiduciary duty standards applicable to the Board of Directors of Meridian under the PaBCL and certain provisions of Meridian's Articles of Incorporation and Bylaws may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for Meridian stock, a proxy contest for control of Meridian, the assumption of control of Meridian by a holder of a large block of Meridian's stock and the removal of Meridian's management. See "DESCRIPTION OF MERIDIAN CAPITAL SECURITIES -- Special Charter and Pennsylvania Corporation Law Provisions."

   Under a provision of the Pennsylvania Banking Code of 1965 designed to protect shareholders of Pennsylvania banking institutions (including Meridian), subject to certain exceptions, no person may offer to acquire, or acquire, control of more than 10% of the outstanding shares of a Pennsylvania banking institution or 5% of the outstanding shares of a Pennsylvania banking institution if such institution had net operating loss carry forwards in excess of 20% of its total shareholders' equity as reported in its most recent publicly available annual financial statements, without the prior written approval of the Pennsylvania Department of Banking.


   The New Jersey Shareholders Protection Act ("NJSPA") provides that no corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey (a "New Jersey Resident Domestic Corporation") may engage in any "business combination" (as defined in the NJSPA, a "Business Combination") with any interested shareholder (as defined in the NJSPA, an "Interested Stockholder") of that New Jersey Resident Domestic Corporation for a period of five years following that Interested Stockholder's stock acquisition unless that Business Combination is approved by the board of directors of that New Jersey Resident Domestic Corporation prior to that Interested Stockholder's stock acquisition. The term Business Combination as defined in the NJSPA includes, among other things, certain mergers, consolidations, asset transfers, stock issuances, plans of liquidation and recapitalizations. Interested Stockholder, as defined in the NJSPA, includes certain holders of 10% or more of the voting power of the outstanding voting stock of that New Jersey Resident Domestic Corporation and certain affiliates of the New Jersey Resident Domestic Corporation that at any time within the five year period immediately prior to the date in question were the beneficial owners, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the New Jersey Resident Domestic Corporation.

   Pursuant to the NJSPA, no New Jersey Resident Domestic Corporation may engage, at any time, in any Business Combination with any Interested Stockholder of that New Jersey Resident Domestic Corporation other than: (i) a Business Combination approved by the board of directors of that New Jersey Resident Domestic Corporation prior to that Interested Stockholder's stock acquisition, (ii) a Business Combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by that Interested Stockholder at a meeting called for such purpose, or (iii) a Business Combination where the Interested Stockholder pays a formula price designed to ensure that all holders (other than the Interested Stockholder) of stock of the New Jersey Resident Domestic Corporation receive at least the highest price per share paid by that Interested Stockholder. The NJSPA does not apply to certain inadvertent acquisitions, provided the shareholder divests itself or himself of a sufficient number of shares in accordance with the NJSPA. A New Jersey Resident Domestic Corporation may not opt-out of the NJSPA.

   Under the NJBCA, the director of a New Jersey corporation may consider, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interest of the corporation, any of the following (in addition to the effects of any action on shareholders):
(i) the effects of the action on the corporation's employees, suppliers, creditors and customers, (ii) the effects of the action on the community in which the corporation operates and (iii) the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. If, on the basis of the foregoing factors, the board of directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which event the board of directors will have no duty to remove any obstacles to, or refrain from impeding, such proposal or offer.

REQUIRED SHAREHOLDER VOTE

 General

   Subject to the voting rights of any series of Meridian Preferred Stock then outstanding, the holders of Meridian Common Stock possess exclusive voting rights of Meridian. Each holder of Meridian Common Stock is entitled to one vote for each share owned of record. There are no cumulative voting rights in the election of directors. For general corporate action of the shareholders of Meridian, the affirmative vote of a majority of the votes cast in person or by proxy at a shareholders' meeting is required for approval.

   Subject to the voting rights of any series of UCB Preferred Stock then outstanding, the holders of UCB Common Stock possess exclusive voting rights of UCB. Each holder of UCB Common Stock is entitled to one vote for each share owned of record. There are no cumulative voting rights in the election of directors. For general corporate action of the shareholders of UCB, the affirmative vote of the majority of votes cast at any shareholders' meeting is required for approval.

 Fundamental Changes

   Meridian's Articles of Incorporation require that a plan of merger, consolidation, share exchange, division, conversion or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of Meridian other than in the usual and regular course of business) must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast. In the absence of prior approval by Meridian's Board of Directors, Meridian's Articles of Incorporation require a vote of shareholders with at least 80% of Meridian's total voting power to approve any merger, consolidation, share exchange, asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of Meridian) or similar transactions involving a shareholder holding 5% or more of Meridian's voting power.


   UCB's Certificate of Incorporation requires a supermajority vote of shareholders to approve business combinations (including any merger, consolidation, or any sale, transfer, or other disposition of all or a substantial part of the assets of UCB). For a business combination (such as the Merger) which has been recommended by at least 66 2/3 % of UCB's Board of Directors, the affirmative vote of 66 2/3 % of the shares entitled to vote is required for approval. For a business combination which has not been recommended by at least 66 2/3 % of UCB's Board of Directors, the affirmative vote of 75% of the shares entitled to vote is required for approval.


 Amendment of Articles or Certificate of Incorporation

   Meridian's Articles of Incorporation contain various provisions that require a supermajority vote of shareholders to amend or repeal particular sections of such Articles. Amendment or repeal of the provisions of Meridian's Articles of Incorporation relating to noncumulative voting, the classification of directors, the requirement of holding meetings for shareholder action, the amendment of Bylaws generally, and the consideration of non-economic factors by Meridian's Board of Directors if evaluating a tender offer, all require a 66 2/3 % vote of shareholders, absent prior Meridian Board approval. In the case of certain other provisions, including the supermajority vote requirement on a merger or similar transaction with a 5% or greater Meridian shareholder, amendment or repeal requires a vote of shareholders owning 80% of Meridian's outstanding shares or a 66 2/3 % vote of both Meridian's Board of Directors and its shareholders.

   The NJBCA provides that a corporation's articles of incorporation may be amended upon approval of such corporation's board of directors and the affirmative vote of a majority of the votes cast by shareholders entitled to vote, subject to any supermajority requirements set forth in such articles of incorporation. UCB's Certificate of Incorporation requires the affirmative vote of 66 2/3 % of the shares entitled to vote to amend any of the provisions set forth in Article VI of UCB's Certificate of Incorporation regarding business combinations.

AMENDMENT OF BYLAWS

   The authority to amend or repeal Meridian's Bylaws is vested in Meridian's Board of Directors, subject always to the power of the shareholders of Meridian to change such action by the affirmative vote of shareholders holding at least 66 2/3 % of the voting power (except that any amendment to the indemnification provisions set forth in the Bylaws requires the affirmative vote of 66 2/3 % of the Board of Directors or shareholders holding 80% of the voting power).

   UCB's Bylaws may be amended by the Board of Directors of UCB or by the affirmative vote of the majority of votes cast by shareholders entitled to vote on such amendment.

MANDATORY TENDER OFFER PROVISION

   Meridian's Articles of Incorporation provide that any person or entity acquiring Meridian capital stock with 25% or more of Meridian's total voting power is required to offer to purchase, for cash, all shares of Meridian's voting stock, at a price per share equal to the highest price paid by such person for each respective class of Meridian's voting stock within the preceding twelve months. UCB's Certificate of Incorporation contains no equivalent provision. The Pennsylvania BCL also provides that following any acquisition by a person or group of more than 20% of a publicly-held corporation's voting stock, the remaining shareholders have the right to receive payment, in cash, for their shares from such person or group of an amount equal to the "fair value" of their shares. The NJBCA contains no equivalent provision.

DISSENTERS' RIGHTS

   Under the PaBCL, a shareholder of a corporation is generally entitled to receive payment for the fair value of such shareholder's shares if such shareholder duly exercises its dissenters' rights with respect to a plan of merger or consolidation, share exchange or asset transfer, to which such corporation is a party, except if the shares are (i) listed on a national securities exchange or (ii) held by more than 2,000 shareholders. The foregoing market exceptions do not apply, and dissenters' rights generally are available in respect of, (i) shares that are not converted solely into shares or shares and money in lieu of fractional shares, (ii) shares of any preferred or special class unless the shareholders of the class are entitled to vote on the plan and such class vote is required for the adoption of the plan or to effectuate the transaction and (iii) shares which under the plan are treated differently from shares of the same class or series and which are not entitled to vote as a special class under PaBCL Section1906(c). The PaBCL allows a corporation to provide dissenters' rights notwithstanding the statutory exceptions but Meridian's Articles of Incorporation and Bylaws do not require such optional dissenters' rights. Under the PaBCL, if a plan of merger or consolidation, share exchange, asset transfer, division or conversion is adopted by the directors only, without any shareholder approvals required, the shareholders have no statutory dissenters' rights in respect of the plan other than optional dissenters' rights, if any. In respect of the Merger, as permitted under the PaBCL, the plan has been adopted by the Meridian Board of Directors, no action is required by Meridian shareholders and no optional dissenters' rights have been granted to Meridian shareholders.

   The NJBCA generally provides for dissenters' rights in connection with any merger or consolidation or any sale, lease, exchange, or other disposition of all or substantially all of the assets of the corporation not in the usual or ordinary course of business. However, no such rights exist with respect to
(i) any class or series of shares that is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote on the transaction, or, generally, (ii) any transaction in connection with which the shareholders of the corporation will receive only (a) cash, (b) securities that, upon consummation of the transaction, will be listed on a national securities exchange or held by record by not less than 1,000 holders, or (c) cash and such securities. A shareholder of a corporation may also dissent from any acquisition of shares owned by such shareholder in connection with the acquisition by another New Jersey corporation, in exchange for its shares, of all the shares of a class or series of securities of such corporation. Any shareholder that perfects dissenters' rights under the NJBCA is entitled to receive the "fair value" of such shares as determined either by agreement between such shareholder and the corporation or by a court of competent jurisdiction. UCB shareholders have no dissenters' rights with respect to the Merger.

DIVIDENDS

   Under the PaBCL, a corporation may pay dividends unless, after giving effect thereto, (i) the corporation would be unable to pay its debts as they come due in the usual course of business or (ii) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

   Subject to any restrictions contained in a corporation's certificate of incorporation, the NJBCA provides that a corporation may pay dividends unless, after giving effect thereto, (i) the corporation would be unable to pay its debts as they become due in the usual course of its business or (ii) the corporation's total assets would be less than its total liabilities. UCB's Certificate of Incorporation provides that no dividends may be paid on UCB Common Stock if UCB is in default with respect to any dividend due and payable on, or any sinking fund or redemption requirements with respect to, any outstanding UCB Preferred Stock.

VOLUNTARY DISSOLUTION

   Under the PaBCL, if Meridian's Board of Directors recommends that Meridian be dissolved and directs that the question be submitted to a vote at a meeting of shareholders, Meridian may be dissolved upon the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Under Meridian's Articles of Incorporation if at least 66 2/3 % of Meridian's Board of Directors has not recommended that Meridian be dissolved, Meridian may be dissolved upon the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast.

   Under the NJBCA, UCB may be dissolved upon the consent of all its shareholders entitled to vote thereon or, alternatively, if the UCB Board recommends that UCB be dissolved and directs that the question be submitted to a vote at a meeting of shareholders, UCB may be dissolved upon the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon and, if any class or series of securities of UCB is entitled to vote on such motion as a class, upon the affirmative vote of a majority of the votes cast by each such class. If the dissolution is proposed by, on behalf of or pursuant to any agreement, arrangement or understanding with an Interested Stockholder, the NJSPA will apply. See "Antitakeover Provisions" above.

PREEMPTIVE RIGHTS

   Neither the holders of Meridian Common Stock nor UCB Common Stock are entitled to preemptive rights.

                        ADJOURNMENT OF SPECIAL MEETING

   In the event there are not sufficient votes to constitute a quorum or approve the adoption of the Merger Agreement at the time of the Special Meeting, such proposal could not be approved unless the Special Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by UCB at the time of the Special Meeting to be voted for such adjournment, if necessary, UCB has submitted the question of adjournment under such circumstances to its stockholders as a separate matter for their consideration. A majority of the shares represented and voting at the Special Meeting is required in order to approve any such adjournment. The Board of Directors of UCB recommends that shareholders vote their proxies in favor of such adjournment so that their proxies may be used for such purposes in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Special Meeting.

                                   EXPERTS

   The consolidated financial statements of Meridian and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains an explanatory paragraph which discusses that Meridian adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 112, Employers' Accounting for Postemployment Benefits, in 1994, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, and No. 109, Accounting for Income Taxes, in 1993.

   The consolidated financial statements of UCB as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the aforementioned consolidated financial statements refers to a change in method of accounting for certain investments in debt and equity securities in 1994, income taxes in 1993 and post-retirement benefits other than pensions in 1992.

                                LEGAL MATTERS

   The validity of the Meridian Common Stock to be issued is being passed upon for Meridian by the law firm of Stevens & Lee, Reading, Pennsylvania, special counsel to Meridian. Sidney D. Kline, Jr., a director of Meridian, is a principal of the firm of Stevens & Lee. Certain attorneys at Stevens & Lee and members of their immediate families own or have investment discretion with respect to an aggregate of less than 75,000 shares of Meridian Common Stock.

                            STOCKHOLDER PROPOSALS

   To be eligible for inclusion in UCB's proxy materials relating to UCB's annual meeting of stockholders to be held in 1996 (if the Merger is not effected by that date), a stockholder proposal must be received by the Secretary of UCB on or before November 10, 1995.

                                OTHER MATTERS

   As of the date of this Proxy Statement/Prospectus, the Board of Directors of UCB knows of no matters which will be presented for consideration at the Special Meeting other than as set forth in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus. However, if any other matters shall come before the meeting or any adjournments thereof and be voted upon, the enclosed Proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such Proxy as to any such matters.

                                                                       ANNEX A
                              AGREEMENT AND PLAN
                                  OF MERGER

                                   BETWEEN

                            MERIDIAN BANCORP, INC.

                                     AND

                        UNITED COUNTIES BANCORPORATION

                                 MAY 23, 1995

                                  AGREEMENT
                              TABLE OF CONTENTS
                                                                          PAGE


BACKGROUND ..............................................................  A-1
AGREEMENT ...............................................................  A-1

                                  ARTICLE I
Section 1.01 Definitions ................................................  A-1
Section 1.02 The Merger .................................................  A-4
Section 1.03 The Bank Merger ............................................  A-7

                                  ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF UCB
Section 2.01 Organization ...............................................  A-7
Section 2.02 Capitalization .............................................  A-7
Section 2.03 Authority; No Violation ....................................  A-8
Section 2.04 Consents; Dissenters' Rights ...............................  A-9
Section 2.05 Financial Statements .......................................  A-9
Section 2.06 Taxes ......................................................  A-9
Section 2.07 No Material Adverse Change ................................. A-10
Section 2.08 Contracts .................................................. A-10
Section 2.09 Ownership of Property; Insurance Coverage .................. A-11
Section 2.10 Legal Proceedings .......................................... A-11
Section 2.11 Compliance With Applicable Law ............................. A-11
Section 2.12 ERISA ...................................................... A-12
Section 2.13 Brokers and Finders ........................................ A-13
Section 2.14 Environmental Matters ...................................... A-13
Section 2.15 Loan Portfolio ............................................. A-13
Section 2.16 Information to be Supplie .................................. A-13
Section 2.17 Securities Documents ....................................... A-13
Section 2.18 Related Party Transactions ................................. A-13
Section 2.19 Investment Banking Opinion ................................. A-13
Section 2.20 Antitakeover Provisions Inapplicable ....................... A-13
Section 2.21 Quality of Representations ................................. A-13

                                 ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF MERIDIAN
Section 3.01 Organization ............................................... A-14
Section 3.02 Capital Structure .......................................... A-14
Section 3.03 Authority; No Violation .................................... A-15
Section 3.04 Consents ................................................... A-15
Section 3.05 Financial Statements ....................................... A-16
Section 3.07 No Material Adverse Change ................................. A-16
Section 3.08 Contracts .................................................. A-16
Section 3.09 Ownership of Property; Insurance Coverage .................. A-17
Section 3.10 Legal Proceedings .......................................... A-17
Section 3.11 Compliance With Applicable Law ............................. A-17
Section 3.12 ERISA ...................................................... A-18
Section 3.13 Brokers and Finders ........................................ A-18
Section 3.14 Environmental Matters ...................................... A-18
Section 3.15 Loan Portfolio ............................................. A-18

Section 3.16 Information to be Supplied .................................. A-19
Section 3.17 Securities Documents ........................................ A-19
Section 3.18 Related Party Transactions .................................. A-19
Section 3.19 Investment Banking Opinion .................................. A-19
Section 3.20 Quality of Representations .................................. A-19

                                  ARTICLE IV
                           COVENANTS OF THE PARTIES
Section 4.01 Conduct of UCB's Business ................................... A-19
Section 4.02 Access; Confidentiality ..................................... A-21
Section 4.03 Regulatory Matters and Consents ............................. A-22
Section 4.04 Taking of Necessary Action .................................. A-22
Section 4.05 Certain Agreements .......................................... A-23
Section 4.06 No Other Bids and Related Matters ........................... A-23
Section 4.07 Core Deposits ............................................... A-23
Section 4.08 Duty to Advise; Duty to Update UCB's Disclosure Schedule .... A-24
Section 4.09 Conduct of Meridian's Business .............................. A-24
Section 4.10 Board and Committee Minutes and Meetings .................... A-24
Section 4.11 Undertakings by Meridian and UCB ............................ A-24
Section 4.12 Employee Benefits ........................................... A-25
Section 4.13 Employee Relations .......................................... A-26
Section 4.14 Relocation of Corporate Headquarters ........................ A-26
Section 4.15 Post-Closing Board Membership ............................... A-26

                                  ARTICLE V
                                  CONDITIONS
Section 5.01 Conditions to UCB's Obligations under this Agreement ........ A-26
Section 5.02 Conditions to Meridian's Obligations under this Agreement ... A-28

                                  ARTICLE VI
                      TERMINATION, WAIVER AND AMENDMENT
Section 6.01 Termination ................................................. A-29
Section 6.02 Effect of Termination ....................................... A-29

                                 ARTICLE VII
                                MISCELLANEOUS
Section 7.01 Expenses                                                      A-29
Section 7.02 Survival of Representations, Warranties and Covenants ....... A-29
Section 7.03 Amendment, Extension and Waiver ............................. A-29
Section 7.04 Entire Agreement ............................................ A-30
Section 7.05 No Assignment ............................................... A-30
Section 7.06 Notices ..................................................... A-30
Section 7.07 Captions .................................................... A-31
Section 7.08 Counterparts ................................................ A-31
Section 7.09 Severability ................................................ A-31
Section 7.10 Governing Law ............................................... A-31
Exhibit 1    UCB Affiliate Agreement
Exhibit 2    Stock Option Agreement
Exhibit 3    Bank Plan of Merger
Exhibit 4    Form of Opinion of Meridian's Counsel
Exhibit 5    Form of Tax Opinion of Meridian's Counsel
Exhibit 6    Form of Opinion of UCB's Counsel

                                  AGREEMENT

   THIS AGREEMENT AND PLAN OF MERGER, dated as of May 23, 1995, is made by and between MERIDIAN BANCORP, INC. ("Meridian"), a Pennsylvania corporation, having its principal place of business at 35 North Sixth Street, Reading, Pennsylvania 19603, and UNITED COUNTIES BANCORPORATION ("UCB"), a New Jersey corporation, having its principal place of business at Four Commerce Drive, Cranford, New Jersey 07016.

                                  BACKGROUND

   1. Meridian and UCB desire to cause the merger of UCB with and into Meridian, with Meridian surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of New Jersey, and in accordance with the plan of merger set forth herein.

   2. After approval by the Board of Directors of UCB and prior to the execution and delivery of this Agreement, and as a condition and inducement to Meridian's execution of this Agreement (a) certain directors, officers and shareholders of UCB executed, in favor of Meridian, a Letter Agreement dated May 23, 1995, in the form attached hereto as Exhibit 1, and (b) UCB granted to Meridian an option to acquire, under certain circumstances, UCB's common stock (the "Meridian Option") pursuant to a Stock Option Agreement between Meridian and UCB dated May 23, 1995, in the form attached hereto as Exhibit 2.

   3. Meridian desires to merge United Counties Trust Company, a New Jersey banking corporation and a wholly- owned subsidiary of UCB ("UCTC") into and with Meridian Bank, New Jersey, a New Jersey banking corporation and a wholly-owned subsidiary of Meridian ("MBNJ"), with MBNJ surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as
Exhibit 3.

   4. Meridian and UCB desire to provide the terms and conditions governing the transactions contemplated herein.

                                  AGREEMENT

   NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                  ARTICLE I

   Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer, director or 5% equity owner of such Person.

   Agreement means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Meridian and UCB.

   Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

   Articles of Merger means the articles of merger to be executed by Meridian and UCB and to be filed in the PDS and the NJDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of New Jersey.

   Bank Merger means the merger of UCTC with and into MBNJ, with MBNJ surviving such merger, contemplated by Section 1.03 of this Agreement.

   Bank Plan of Merger has the meaning given to that term in Section 1.03 of this Agreement.

   Bank Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the FRB, the FDIC, the PDB, the NJDB or the respective staffs thereof.

   BCL means the Pennsylvania Business Corporation Law of 1988, as amended.

   BHC Act means the Bank Holding Company Act of 1956, as amended.

   Closing Date means the seventh business day after the last condition precedent pursuant to this Agreement has been fulfilled or waived, or such other date as Meridian and UCB shall agree.

   Compensation and Benefits Package has the meaning given to that term in
Section 4.12 of this Agreement.

   Effective Date means the date upon which the Articles of Merger shall be filed with the PDS and the NJSOS.

   Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Environmental Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

   Environmental Regulatory Authority means, individually and collectively, any one or more of the United States Environmental Protection Agency, the Commonwealth of Pennsylvania Department of Environmental Resources, the NJDERE, the United States Occupational Safety and Health Administration, the Commonwealth of Pennsylvania Department of Labor and Industry, and United States Army Corps of Engineers and any other federal, state or local administration, agency or bureau charged with the establishment of regulations, or the administration or enforcement of laws and regulations, pertaining to the use, storage, transport or disposal of hazardous or toxic substances, protection of wetlands or worker safety, or otherwise pertaining to the protection of the environment.

   ERISA means the Employee Retirement Income Security Act of 1974, as amended.

   Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

   Exchange Agent has the meaning given to the term in Section 1.02(f)(iii) of this Agreement.

   Exchange Ratio has the meaning given to the term in Section 1.02(e)(ii) of this Agreement.

   FDIC means the Federal Deposit Insurance Corporation.

   FRB means the Federal Reserve Board.

   GAAP means generally accepted accounting principles as in effect at any particular time.

   IRC means the Internal Revenue Code of 1986, as amended.

   IRS means the Internal Revenue Service.

   Material Adverse Change shall mean, with respect to Meridian or UCB, any adverse change in financial condition or results of operations which is material to such entity on a consolidated basis.

   Material Adverse Effect (only when such precise phrase is used) shall mean, with respect to Meridian or UCB, any adverse effect on assets, business, financial condition or results of operations which is material to such entity on a consolidated basis.

   Merger means the merger of UCB with and into Meridian, with Meridian surviving such merger, contemplated by this Agreement.

   Meridian Bank means Meridian Bank, a Pennsylvania bank and trust company, all the outstanding capital stock of which is owned by Meridian.

   Meridian Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

   Meridian Disclosure Schedule means a disclosure schedule delivered by Meridian to UCB pursuant to Article III of this Agreement.

   Meridian ESOP means the Meridian Bancorp, Inc. Employee Stock Ownership
Plan.

   Meridian Financials means (i) the audited consolidated financial statements of Meridian contained in Meridian's annual report on Form 10-K for the year ended December 31, 1994, and (ii) the unaudited interim consolidated financial statements of Meridian as of each calendar quarter thereafter included in Securities Documents filed by Meridian prior to the Effective Date.

   Meridian Option means the option granted to Meridian to acquire shares of UCB Common Stock referenced in the Background Section of this Agreement.

   Meridian Regulatory Agreement has the meaning given to that term in
Section 3.11 of this Agreement.

   Meridian Regulatory Reports means the Call Reports, consolidated reports of condition and income, and accompanying schedules, filed by Meridian Bank, Delaware Trust, MBNJ and other current or prior Meridian banking subsidiaries, if any, with any Regulatory Authority for each calendar quarter, beginning with the quarter ended December 31, 1992, through the Closing Date.

   Meridian Rights Agreement means the Rights Agreement dated as of July 25, 1989, as amended, between Meridian and Meridian Bank, as rights agent, relating to Meridian's Series A Junior Participating Preferred Stock.

   Meridian Stock Purchase Rights means Rights to purchase a unit of Meridian's Series A Junior Participating Preferred Stock in accordance with the terms of the Meridian Rights Agreement.

   Meridian Subsidiaries means any Subsidiary of Meridian.

   NASD means the National Association of Securities Dealers, Inc.

   NJBCA means the New Jersey Business Corporation Act, as amended.

   NJDB means the Department of Banking of the State of New Jersey.

   NJDEPE means the New Jersey Department of Environmental Protection and
Energy.

   NJSOS means the Office of the Secretary of State of the State of New
Jersey.

   PDB means the Department of Banking of the Commonwealth of Pennsylvania.

   PDS means the Department of State of the Commonwealth of Pennsylvania.

   Person means any individual, corporation, partnership, joint venture, association, trust, other entity or "group" (as that term is defined under the Exchange Act).

   Prospectus/Proxy Statement means the prospectus/proxy statement, together with any supplements thereto, to be transmitted to holders of UCB Common Stock in connection with the transactions contemplated by this Agreement.

   Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC under the Securities Act with respect to the Meridian Common Stock and Meridian Stock Purchase Rights to be issued in connection with the transactions contemplated by this Agreement.

   Regulatory Authority means any Bank Regulatory Authority or Environmental Regulatory Authority.

   Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

   SEC means the Securities and Exchange Commission.

   Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

   Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

   Securities Laws means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

                                      A3

   Subsidiary of any Person means any corporation or other entity, 50% or more of the capital stock or equivalent ownership interest of which is owned, either directly or indirectly, by such Person, except any corporation or other entity the stock or equivalent ownership interest of which is held in the ordinary course of the lending activities of such Person (if such Person is a bank) or is held in the ordinary course of the lending activities of a bank Subsidiary of such Person.

   UCB Common Stock means the common stock of UCB described in Section
2.02(a).

   UCB Disclosure Schedule means a disclosure schedule delivered by UCB to Meridian pursuant to Article II of this Agreement.

   UCB Financials means (i) the audited consolidated financial statements of UCB contained in UCB's annual report on Form 10-K for the year ended December 31, 1994, and (ii) the unaudited interim consolidated financial statements of UCB as of each calendar quarter thereafter included in Securities Documents filed by UCB.

   UCB Regulatory Agreement has the meaning given to that term in Section
2.11 of this Agreement.

   UCB Regulatory Reports means the Call Reports, consolidated reports of condition and income, and accompanying schedules, filed by UCTC and other prior UCB banking subsidiaries, if any, with any Regulatory Authority for each calendar quarter, beginning with the quarter ended December 31, 1992, through the Closing Date.

   UCB Subsidiaries means any Subsidiary of UCB.

   Section 1.02 The Merger.

   (a) Closing. The Closing will take place at 10:00 a.m. on the Closing Date at the offices of counsel to Meridian, unless another time and place are agreed to by the parties hereto, provided in any case that all conditions to Closing set forth in Article V have been satisfied or waived at or prior to Closing. UCB and Meridian shall cause the Articles of Merger to be duly executed at the Closing and to be filed in the PDS and the NJSOS immediately after the Closing.

   (b) The Merger. Subject to the terms and conditions of this Agreement, on the Effective Date: UCB shall merge with and into Meridian; the separate existence of UCB shall cease; Meridian shall be the surviving corporation in the Merger; and all of the property (real, personal and mixed), rights, powers and duties and obligations of UCB shall be taken and deemed to be transferred to and vested in Meridian, as the surviving corporation in the Merger, without further act or deed; all debts, liabilities and duties of each of UCB and Meridian shall thereafter be the responsibility of Meridian as the surviving corporation; all in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of New Jersey.

   (c) Meridian's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and the bylaws of Meridian, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of Meridian, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

   (d) Board of Directors and Officers of Meridian and MBNJ.

       (i) On the Effective Date, the Board of Directors of Meridian, as the surviving corporation in connection with the Merger, shall consist of those persons holding such office immediately prior to the Effective Date (after the changes in the Board made on or before the Closing date in accordance with Section 5.01(l).
       (ii) On the Effective Date, the officers of Meridian duly elected and holding office immediately prior to the Effective Date shall be the officers of Meridian, as the surviving corporation in the Merger.
       (iii) On the effective date of the Bank Merger, the officers of UCTC and MBNJ duly elected and holding office immediately prior to such effective date shall be the officers of MBNJ, as the surviving corporation in the Bank Merger.
       (iv) On the effective date of the Bank Merger, the directors of MBNJ as the surviving institution in connection with the Bank Merger shall consist of those persons holding such office immediately prior to the Effective Date after the appointment of additional directors pursuant to Section 5.01(l).

   (e) Conversion of Shares.

       (i) Meridian Common Stock.
          (A) Each share of Meridian Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Meridian Common Stock.
          (B) Each share of Meridian Common Stock issued and held in the treasury of Meridian as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Meridian.
       (ii) UCB Common Stock.
          (A) Subject to the provisions of subparagraphs (B), (C) and (D) of this Section 1.02(e)(ii), each share of UCB Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of such common stock described in subparagraph (B) or (C) below) shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, be converted into and become a right to receive, subject to adjustment as provided in Section 1.02(e)(iv), five (5.00) fully paid and nonassessable shares of Meridian Common Stock and the corresponding percentage of Meridian Stock Purchase Rights pursuant to the Meridian Rights Agreement (the "Exchange Ratio").
          (B) Each share of UCB Common Stock owned by Meridian or a Meridian Subsidiary (other than in a fiduciary capacity) on the Effective Date, if any, shall be cancelled.
          (C) Each share of UCB Common Stock issued and held in the treasury of UCB or owned by any UCB Subsidiary (other than in a fiduciary capacity) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.
          (D) No fraction of a whole share of Meridian Common Stock and no scrip or certificates therefor shall be issued in connection with the
       Merger. Any former holder of UCB Common Stock who would otherwise be entitled to receive a fraction of a share of Meridian Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the market value of Meridian Common Stock (determined in accordance with the provisions of Section 1.02(e)(iii) hereof).
          (E) Each option granted under the UCB's 1984 and 1989 Incentive Stock Option Plans to acquire a share of UCB Common Stock which is outstanding and unexercised on the Effective Date, shall, subject to adjustment as provided in Sections 1.02(e)(iv), be converted into and become an option to acquire that number of shares of Meridian Common Stock equal to the Exchange Ratio, at the present stated exercise price of such option divided by the Exchange Ratio, such shares to be issuable upon the exercise of such options in accordance with the terms of the respective plans under which they were issued. Shares of Meridian Common Stock issuable upon exercise of such options shall be covered by an effective registration statement on Form S-8.
       (iii) Valuation of Meridian Common Stock. For purposes of this Agreement, the term "Market Value" of a share of Meridian Common Stock shall mean the average of the closing sale price of a share of Meridian Common Stock, as reported on the National Association of Securities
   Dealers Automated Quotation System (NASDAQ) National Market System, for the first 20 of the 25 consecutive trading days immediately prior to the Closing Date.
       (iv) Anti-Dilution Provisions. If Meridian shall, at any time before the Effective Date, (A) issue a dividend in shares of Meridian Common Stock, (B) combine the outstanding shares of Meridian Common Stock into a smaller number of shares, (C) subdivide the outstanding shares of Meridian Common Stock, or (D) reclassify the shares of Meridian Common Stock, then, in any such or similar event, the Exchange Ratio shall be adjusted so that each UCB shareholder and optionholder shall be entitled to receive such number of shares of Meridian Common Stock and such other rights, privileges and securities as such shareholder or optionholder, as the case may be, would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if Meridian shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio shall be increased by 7%). All changes in the Exchange Ratio pursuant to this
   Section 1.02(e)(iv) shall be cumulative.

   (f) Surrender and Exchange of UCB Stock Certificates.

       (i) Exchange of Certificates. Each holder of shares of UCB Common Stock who surrenders to Meridian the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor an unlegended certificate or certificates for the number of whole shares of Meridian Common Stock into which such holder's shares of UCB Common Stock have been converted by the Merger, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(D) hereof.
       (ii) Rights Evidenced by Certificates. Each certificate representing shares of Meridian Common Stock issued in exchange for certificates representing UCB Common Stock pursuant to Section 1.02(f)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of Meridian Common Stock from the Effective Date. Until surrendered, each certificate theretofore evidencing shares of UCB Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of Meridian Common Stock pursuant to Section 1.02(f)(i) hereof and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(D) hereof. If certificates for shares of UCB Common Stock are exchanged for Meridian Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Meridian Common Stock, Meridian will pay cash in an amount equal to dividends theretofore payable on such Meridian Common Stock and pay or deliver any other distribution to which holders of shares of Meridian Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this
   Section 1.02(f) upon surrender of certificates for shares of UCB Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of UCB Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of UCB Common Stock are surrendered by a UCB shareholder to Meridian for exchange, Meridian shall have the right to withhold dividends or any other distributions on the shares of Meridian Common Stock issuable to such shareholder.
       (iii) Exchange Procedures. Meridian shall designate Meridian Bank as exchange agent hereunder (the "Exchange Agent") and shall cause the Exchange Agent to follow the procedures set forth herein. Each certificate for shares of UCB Common Stock delivered for exchange under this Section 1.02(f) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. Except as set forth in the next sentence, if more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Meridian Common Stock for which certificates will be issued pursuant to this Section 1.02(f) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. Upon their request, former shareholders of UCB (or any of them) shall be entitled to the number of stock certificates they held representing shares of Meridian Common Stock as equals the number of stock certificates representing former shares of UCB Common Stock. If shares of Meridian Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates representing shares of Meridian Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate representing shares of UCB Common Stock which are surrendered. As promptly as practicable after the Closing Date has been established, the Exchange Agent shall send or cause to be sent to each shareholder of record of UCB Common Stock transmittal materials, in form and substance satisfactory to Meridian and UCB, for use in exchanging certificates representing UCB Common Stock for certificates representing Meridian Common Stock into which the former have been converted in the Merger. Certificates representing shares of Meridian Common Stock shall be mailed to former shareholders of UCB (or made available for pickup, if the former shareholder of UCB so requests) as soon as reasonably possible but in no event later than seven (7) business days following the receipt of certificates representing former shares of UCB Common Stock duly endorsed or accompanied by the materials referenced herein (but in no event earlier than the second business day following the Effective Date).

       (iv) Closing of Stock Transfer Books; Cancellation of UCB Certificates. Upon the Effective Date, the stock transfer books for UCB Common Stock will be closed and no further transfers of shares of UCB Common Stock will thereafter be made or recognized. All certificates for shares of UCB Common Stock surrendered pursuant to this Section 1.02(f) will be cancelled by Meridian.

   (g) Payment Procedures. As soon as practicable after the Effective Date, Meridian shall make payment of the cash consideration provided for in Section 1.02(e)(ii)(D) to each person entitled thereto.

   (h) Meridian Option. Upon the Effective Date, the Meridian option shall be automatically cancelled and shall be of no further force and effect.

   Section 1.03 The Bank Merger. Meridian and UCB shall use their best efforts to cause UCTC to merge with and into MBNJ, with MBNJ surviving such merger, simultaneously with or as soon as practicable after the Effective Date. Concurrently with the execution and delivery of this Agreement, Meridian shall cause MBNJ, and UCB shall cause UCTC, to execute and deliver the Bank Plan of Merger attached hereto as Exhibit 3.

                                  ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF UCB

   UCB hereby represents and warrants to Meridian that, except as specifically set forth herein or in the UCB Disclosure Schedule delivered to Meridian by UCB on May 23, 1995:

   Section 2.01 Organization.

   (a) UCB is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. UCB is a bank holding company duly registered under the BHC Act. UCB has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. UCB is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except in such jurisdictions where failure to be so qualified or licensed will not have a Material Adverse Effect on UCB.

   (b) UCTC is a banking corporation duly organized and validly existing under the laws of the State of New Jersey. UCTC is not a member of the Federal Reserve System. UCTC has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. UCTC is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except in such jurisdictions where failure to be so qualified or licensed will not have a material adverse effect on the assets, business, financial condition or results of operations of UCTC.

   (c) UCB has no Subsidiaries other than UCTC, United Capital Corporation, Unitrust Financial Corporation, United Counties Service Corporation, Scarlett O'Hara's, Inc. and those identified in the UCB Disclosure Schedule.

   (d) UCTC is a commercial bank the deposits of which are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

   (e) The respective minute books of UCB and UCTC and each other UCB Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

   (f) UCB has delivered to Meridian, or will deliver within five business days of the date hereof, true and correct copies of the articles of incorporation and bylaws of UCB and of UCTC, respectively, as in effect on the date hereof.

   Section 2.02 Capitalization.

   (a) As of April 30, 1995, the authorized capital stock of UCB consists of
(a) 6,000,000 shares of common stock, with a stated value of $1.00 ("UCB Common Stock"), of which: (i) 2,142,738 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights and (ii) 381,438 shares are held by UCB as treasury stock, and (b) 3,000,000 shares of no par, no stated value preferred stock, none of which are issued or outstanding. Except as set forth in the UCB Disclosure Schedule, there has been no change in the authorized, issued or outstanding shares of UCB. Neither UCB nor UCTC nor any other UCB or UCTC Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of UCB Common Stock, UCB Preferred Stock or any other security of UCB or any securities representing the right to vote, purchase or otherwise receive any shares of UCB Common Stock, UCB Preferred Stock or any other security of UCB, other than for (i) shares issuable under the Meridian Option and (ii) 64,032 shares which UCB is obligated to issue, at an average exercise price of approximately $60, under UCB's 1984 Incentive Stock Option Plan and UCB's 1989 Stock Option Plan to its employees and employees of UCB Subsidiaries, including UCTC.

   (b) The authorized capital stock of UCTC consists of 2,425,900 shares of common stock, par value $5.00 per share ("UCTC Common Stock"), of which 2,425,900 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by UCB. Neither UCB nor any other UCB Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any UCB Subsidiary or any other security of any UCB Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any UCB Subsidiary. Either UCB or UCTC owns all of the outstanding shares of capital stock of each UCB Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of UCTC or any other UCB Subsidiary.

   (c) Neither (i) UCB nor, (ii) UCTC nor (iii) any other UCB or UCTC Subsidiary owns any equity interest, directly or indirectly, in any other company or controls any other company, except for equity interests identified in Section 2.01(c) hereof, equity interests held in the investment portfolios of UCB or UCB Subsidiaries, equity interests held by UCB Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan and ancillary real estate activities of UCB Subsidiaries. As used in this paragraph, "equity interests" include any subscriptions, options, warrants, calls, commitments, agreements or other Rights.

   (d) No Person is known to UCB to be the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of UCB Common Stock, except as disclosed in UCB's proxy statement used in connection with its 1995 meeting of shareholders, previously delivered to Meridian.

   (e) UCB does not maintain a dividend reinvestment or similar plan providing for the reinvestment of dividends to purchase additional shares of UCB Common Stock.

   Section 2.03 Authority; No Violation.

   (a) UCB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. UCTC has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by UCB and the completion by UCB of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of UCB and, except for approval by the shareholders of UCB as required under the NJBCA, UCB's articles of incorporation and bylaws and NASDAQ requirements applicable to it, no other corporate proceedings on the part of UCB are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by UCB and, subject to approval of the shareholders of UCB as required under the NJBCA, UCB's articles of incorporation and bylaws and NASDAQ requirements applicable to it and receipt of the required approvals of Regulatory Authorities referred to in Section 3.04 hereof, and constitutes the valid and binding obligation of UCB, enforceable against UCB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. Subject to UCB shareholder approval of this Agreement, the Bank Plan of Merger, upon its execution and delivery by UCTC concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of UCTC, enforceable against UCTC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

   (b) (A) The execution and delivery of this Agreement by UCB, (B) the execution and delivery of the Bank Plan of Merger by UCTC, (C) subject to receipt of approvals from the Bank Regulatory Authorities referred to in
Section 3.04 hereof and UCB's and Meridian's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and (D) compliance by UCB or UCTC with any of the terms or provisions hereof or of the Bank Plan of Merger will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of UCB or any UCB Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to UCB or any UCB Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of UCB or any UCB Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which UCB or any UCB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on UCB, or a Material Adverse Effect on the ability of UCB to perform any of its obligations under this Agreement.

   Section 2.04 Consents; Dissenters' Rights. Except for the consents, approvals, filings and registrations from or with the Bank Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of UCB under the NJBCA, and the approval of the NJDEPE under ISRA, if necessary, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by UCB or the Bank Plan of Merger by UCTC, or (b) the completion by UCB of the transactions contemplated hereby or by UCTC of the Bank Merger. UCB has no reason to believe that any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact UCB's ability to complete the transactions contemplated by this Agreement. Shareholders of UCB are not entitled to dissenters' rights in connection with the transactions contemplated hereby under federal or New Jersey law.

   Section 2.05 Financial Statements.

   (a) UCB has previously delivered, or will deliver, to Meridian the UCB Regulatory Reports. The UCB Regulatory Reports have been, or will be, prepared in accordance with applicable regulatory accounting principles and practices applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the financial position, results of operations and changes in shareholder's equity of UCB as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

   (b) UCB has previously delivered to Meridian the UCB Financials. The UCB Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of UCB as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis.

   (c) At the date of each balance sheet included in the UCB Financials or the UCB Regulatory Reports, neither UCB nor UCTC nor any other prior banking subsidiary of UCB (as the case may be) had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) required to be reflected in such UCB Financials or UCB Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

   Section 2.06 Taxes.

   (a) UCB and the UCB Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). UCB has duly filed, and will file, in correct form all federal, state and local tax returns then required to be filed by or with respect to UCB and all UCB Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from UCB and any UCB Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than as set forth on the UCB Disclosure Schedule or taxes which (i) are not delinquent or (ii) are being contested in good faith.

   (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to UCB or any UCB Subsidiary.

   Section 2.07 No Material Adverse Change.

   Except as set forth in the UCB Disclosure Schedule, UCB has not sustained any Material Adverse Change since March 31, 1995.

   Section 2.08 Contracts.

   (a) Except as described in UCB's proxy statement for its 1995 annual meeting of shareholders previously delivered to Meridian, in the footnotes to the audited consolidated financial statements of UCB as of December 31, 1994 and 1993 and for the three years ended December 31, 1994, in the UCB Disclosure Schedule or in Section 2.08(c) or (d), neither UCB nor any UCB Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of UCB or any UCB Subsidiary, except for "at will" arrangements;
(ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of UCB or any UCB Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of UCB or any UCB Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any UCB Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which UCB or any UCB Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds"; (vi) any contract (other than this Agreement) limiting the freedom of any UCB Subsidiary to engage in any type of banking or bank-related business permissible under law; or (vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code.

   (b) Except as set forth in the UCB Disclosure Schedule, true and correct copies of agreements, plans, arrangements and instruments referred to in
Section 2.08(a) or described in the UCB proxy statement for its 1995 annual meeting of shareholders or in a footnote to such audited consolidated financial statements have been or will be provided to Meridian on or before the date specified in the preamble to this Article II and are in full force and effect on the date hereof and neither UCB nor any UCB Subsidiary (nor, to the knowledge of UCB, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument, except where such breach or default is unlikely to have a Material Adverse Effect on UCB or a material adverse effect on the assets, business, financial condition or results of operations of UCTC. Except as set forth in the UCB Disclosure Schedule, no party to any contract, plan, arrangement or instrument material to UCB that requires annual payments to UCB or any UCB subsidiary in excess of $250,000 will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as set forth in the UCB Disclosure Schedule, no employee benefit plan, employment agreement, termination agreement, or similar agreement or arrangement to which UCB or any UCB Subsidiary is a party or under which UCB or any UCB Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in the UCB Disclosure Schedule or the employment contracts referred to in Section 2.08(c), no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of UCB or any UCB Subsidiary absent the occurrence of a subsequent event, (y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (z) requires UCB or any UCB Subsidiary to provide a benefit in the form of UCB Common Stock or determined by reference to the value of UCB Common Stock.

   (c) UCB and UCTC are parties to employment contracts only with Eugene H. Bauer, Nicholas Frungillo, Donald S. Nowicki, Robert W. Dowens, Sr., J. Richard Pierce, and Theodore E. Zuczek. True and correct copies of such contracts have been delivered to Meridian prior to the execution of this Agreement and Meridian acknowledges receipt and acceptance thereof. Such contracts as delivered have not been amended or modified.

   (d) UCTC has negotiated two employment severance contracts, copies of which contracts have been delivered to Meridian, and real estate contracts as set forth in the UCB Disclosure Schedule.

   (e) Except as set forth in the UCB Disclosure Schedule, since December 31, 1994, UCB has not increased the salary or wages of any employee of UCB or UCTC by more than 5%.

   Section 2.09 Ownership of Property; Insurance Coverage.

   (a) UCB and the UCB Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by UCB or any UCB Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the UCB Regulatory Reports and in the UCB Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheets or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of the last such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets and financial condition of UCB and its Subsidiaries taken as a whole, and (iv) items permitted under Article IV. UCB and the UCB Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by UCB and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. A list of such existing leases and commitments to lease and the lease expense and minimum rental commitments with respect to such leases and lease commitments are set forth in the UCB Disclosure Schedule.

   (b) UCB and the UCB Subsidiaries currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banks and peer bank holding companies. Except as set forth in the UCB Disclosure Schedule, neither UCB nor any UCB Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth in the UCB Disclosure Schedule, there are presently no claims pending under such policies of insurance and no notices have been given by UCB or UCTC under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years UCB has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies, except as set forth in the UCB Disclosure Schedule.

   Section 2.10 Legal Proceedings. Except as set forth in the UCB Disclosure Schedule, neither UCB nor any UCB Subsidiary is a party to any, and there are no pending or, to the best of UCB's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against UCB or any UCB Subsidiary, (ii) to which UCB or any UCB Subsidiary's assets are subject,
(iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of UCB to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or
(ii) which, if adversely determined, individually or in the aggregate, should not be reasonably expected to materially and adversely affect the assets, business, financial condition or results of operations of UCB and its Subsidiaries taken as a whole.

   Section 2.11 Compliance With Applicable Law.

   (a) UCB and the UCB Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a material adverse effect on the assets, business, financial condition, the results of operations or prospects of UCB and its Subsidiaries taken as a whole.

   (b) Neither UCB nor any UCB Subsidiary has received any notification or communication from any Bank Regulatory Authority (i) asserting that UCB or any UCB Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Bank Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to UCB or any UCB Subsidiary; (iii) requiring or threatening to require UCB or any UCB Subsidiary, or indicating that UCB or any UCB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of UCB or any UCB Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of UCB or any UCB Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "UCB Regulatory Agreement"). Neither UCB nor any UCB Subsidiary has consented to or entered into any UCB Regulatory Agreement, except as heretofore disclosed to Meridian.

   Section 2.12 ERISA. UCB has previously delivered, or will deliver, to Meridian true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, settlement plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the UCB Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of UCB or any UCB Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Except as set forth in the UCB Disclosure Schedule, no such plan, policy, agreement or arrangement has been amended or adopted since January 1, 1993, except to the extent required by law. Neither UCB nor any UCB Subsidiary, and no pension plan maintained by UCB or any UCB Subsidiary, has incurred, directly or indirectly, any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither UCB nor any UCB Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and, at all times in the past, have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. Except as disclosed in the UCB Disclosure Schedule, neither UCB nor any UCB Subsidiary has a material liability under any such plan which pursuant to GAAP is required to be reflected on or disclosed in (pursuant to a footnote or otherwise) the UCB Financials and which is not so reflected or disclosed thereon. To the best knowledge of UCB, except as disclosed in the UCB Disclosure Schedule, no prohibited transaction, breach of fiduciary duty or other transaction has occurred with respect to any employee benefit plan maintained by UCB or any UCB Subsidiary which would result in the imposition, directly or indirectly, of an excise tax or other penalty under ERISA or the IRC. UCB and the UCB Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

   Section 2.13 Brokers and Finders. Except for UCB's engagement of Goldman, Sachs & Co., neither UCB nor any UCB Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor, or except for a commitment to pay Goldman, Sachs & Co., incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement.

   Section 2.14 Environmental Matters. To the knowledge of UCB, except as set forth in the UCB Disclosure Schedule, neither UCB nor any UCB Subsidiary, nor any properties owned or operated by UCB or any UCB Subsidiary has been or is in violation of or liable under any Environmental Law. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of UCB, threatened relating to the liability of any property owned or operated by UCB or any UCB Subsidiary under any Environmental Law.

   Section 2.15 Loan Portfolio. The allowance for loan losses reflected, or to be reflected, in the UCB Regulatory Reports, and shown, or to be shown, on the balance sheets contained in the UCB Financials were, at the dates of such UCB Regulatory Reports or UCB Financials, adequate, in accordance with the requirements of GAAP and all applicable regulatory criteria. No Bank Regulatory Authority has requested UCB or UCTC to increase the allowance for loan losses during 1991, 1992, 1993 or 1994 beyond the allowance actually set with respect to such periods.

   Section 2.16 Information to be Supplied. The information to be supplied by UCB and UCTC for inclusion in the Registration Statement (including information to be incorporated by reference therein) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by UCB for inclusion in the Applications will, at the time such documents are filed with any Bank Regulatory Authority, be accurate in all material aspects.

   Section 2.17 Securities Documents. UCB has delivered, or will deliver, to Meridian copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1994, 1993 and 1992, (ii) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 1995 and March 31, June 30, and September 30, 1993 and 1994, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 1995, 1994 and 1993. At the time of their filing with the SEC, such reports and such proxy materials complied, in all material respects, with the Exchange Act and all applicable rules and regulations of the SEC and did not contain a misstatement or omission of a material fact.

   Section 2.18 Related Party Transactions. Except as disclosed in the UCB Disclosure Schedule or in the proxy statement for use in connection with UCB's 1995 annual meeting of shareholders or in the footnotes to the UCB Financials, UCB is not a party to any transaction (including any loan or other credit accommodation) with any director, officer, associate or 5% shareholder (each, an "Insider") of UCB. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth in the UCB Disclosure Schedule, no loan or credit accommodation to any Insider of UCB is presently in default or, during the one-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither UCB nor UCTC has any reason to believe that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by UCTC is inappropriate.

   Section 2.19 Investment Banking Opinion. The Board of Directors of UCB has received an opinion, dated as of the date of approval of the Merger by the Board, from Goldman, Sachs & Co., that the Exchange Ratio is fair to the shareholders of UCB from a financial point of view.

   Section 2.20 Antitakeover Provisions Inapplicable. The provisions of Sections 14A:10A-4 and 14A:10-5 of the NJBCA do not and will not apply to this agreement or the transactions contemplated hereby.

   Section 2.21 Quality of Representations. No representations made by UCB in this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements made not misleading.

                                 ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF MERIDIAN

   Meridian hereby represents and warrants to UCB that, except as specifically set forth herein or in the Meridian Disclosure Schedule delivered to UCB by Meridian on May 23, 1995:

   Section 3.01 Organization.

   (a) Meridian is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each Meridian Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither Meridian nor any Meridian Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction, where the failure to be so qualified would be material to the assets, business, financial condition or results of operations of Meridian and its Subsidiaries taken as a whole. Meridian is a multi-bank holding company duly registered under the BHC Act.

   (b) MBNJ is a bank and trust company, duly organized and validly existing under the laws of the state of New Jersey. MBNJ is not a member of the Federal Reserve System. MBNJ has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

   (c) There are no Meridian Subsidiaries other than those identified in the Meridian Disclosure Schedule.

   (d) MBNJ is a commercial bank the deposits of which are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

   (e) The respective minute books of Meridian and MBNJ accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

   (f) Prior to the execution of this Agreement, Meridian has delivered to UCB true and correct copies of the articles of incorporation and bylaws of Meridian and MBNJ.

   Section 3.02 Capital Structure.

   (a) As of April 30, 1995, Meridian is authorized, by its articles of incorporation, to issue (a) 200,000,000 shares of common stock, par value $5.00 per share ("Meridian Common Stock"), of which 2,469,678 shares are issued and held by Meridian as treasury stock and 55,847,300 shares are issued and outstanding, and (b) 25,000,000 shares of preferred stock, par value $25.00 per share, none of which are issued and outstanding. Except as set forth in the Meridian Disclosure Schedule, there has been no change in the shares of authorized, issued or outstanding shares of Meridian Common Stock. All shares of Meridian Common Stock issued and outstanding are fully paid and nonassessable and none were issued in violation of any preemptive rights. Meridian has no Rights authorized, issued or outstanding, other than
(i) the Meridian Stock Purchase Rights, (ii) as authorized under the Meridian ESOP and other employee benefit plans, stock option plan, and dividend reinvestment plan, and (iii) 500,000 shares of Meridian Common Stock issuable to former shareholders of McGlinn Capital Management, Inc. Since December 31, 1993, Meridian has repurchased (i) 2,240,738 shares of Meridian Common Stock for issuance in connection with Meridian's employee benefit plans, stock option plan and dividend reinvestment plan and (ii) 500,000 shares in connection with providing for the McGlinn acquisition. As of April 30, 1995, Meridian had approximately 27,000 shareholders of record. The Meridian Disclosure Schedule lists the timing and number of purchases of Meridian Common Stock by the Meridian ESOP and other employee benefit plans, stock option plan and dividend reinvestment plan between January 1, 1994 and the date of this Agreement.

   (b) No Person is known to Meridian to be the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Meridian Common Stock, except as disclosed in Meridian's proxy statement used in connection with its 1995 annual meeting of shareholders, previously delivered to UCB.

   (c) Meridian owns all of the capital stock of Meridian Bank, Delaware
Trust Company, and MBNJ free and clear of any lien or encumbrance. Neither
(i) Meridian nor, (ii) MBNJ nor (iii) any other Meridian Subsidiary owns any equity interest, directly or indirectly, in any other company, except for equity interests identified on the Meridian Disclosure Schedule, equity interests identified pursuant to Section 3.01(c) hereof, equity interests held in the investment portfolios of Meridian or Meridian Subsidiaries, equity interests held by Meridian Subsidiaries in a fiduciary capacity and equity interests held in connection with the commercial loan and ancillary real estate activities of Meridian Subsidiaries. As used in this paragraph, "equity interests" include any subscriptions, options, warrants, calls, commitments, agreements or other Rights.

   (d) The authorized capital stock of MBNJ consists of (a) 6,000,000 shares of common stock, par value $5.00 per share, of which, no shares are held by MBNJ as treasury stock and 1,000,000 shares were issued and outstanding and
(b) 25,000,000 shares of preferred stock, par value $25.00 per share, none of which are issued and outstanding. All shares of capital stock of MBNJ issued and outstanding are fully paid and nonassessable and owned by Meridian, and none were issued in violation of any preemptive rights. MBNJ has no Rights authorized, issued or outstanding.

   Section 3.03 Authority; No Violation.

   (a) Meridian has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. MBNJ has full corporate power and authority to execute and deliver the Bank Plan of Merger and to complete the Bank Merger. The execution and delivery of this Agreement by Meridian and the completion by Meridian of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Meridian and, except for approval by the shareholders of Meridian under NASD rules applicable to it, no other corporate proceedings on the part of Meridian are necessary to complete the transactions contemplated hereby. The execution and delivery of the Bank Plan of Merger by MBNJ and the completion by MBNJ of the Bank Merger have been duly and validly approved by the Board of Directors of MBNJ and by Meridian as sole shareholder of MBNJ, and no other corporate proceedings on the part of MBNJ are necessary to consummate the transactions contemplated by the Bank Plan of Merger. This Agreement has been duly and validly executed and delivered by Meridian and, subject to approval by the shareholders of Meridian under the rules of the NASD applicable to it, and receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Meridian, enforceable against Meridian in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by MBNJ concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of MBNJ, enforceable against MBNJ in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

   (b) (A) The execution and delivery of this Agreement by Meridian, (B) the execution and delivery of the Bank Plan of Merger by MBNJ, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section
3.04 hereof and UCB's and Meridian's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (D) compliance by Meridian or MBNJ with any of the terms or provisions hereof or of the Bank Plan of Merger will not (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Meridian or MBNJ; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Meridian or MBNJ or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Meridian or MBNJ under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Meridian or is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a material adverse effect on Meridian or a material adverse effect on Meridian's ability to perform hereunder.

   Section 3.04 Consents. Except for the consents, approvals, filings and registrations with the FRB, the FDIC, the NJDB, the PDB, the SEC, and state "blue sky" authorities and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Meridian under the rules of the NASD and of the Bank Plan of Merger by Meridian as the sole shareholder of MBNJ, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by Meridian or the Bank Plan of Merger by MBNJ, or (b) the completion by Meridian of the transactions contemplated hereby or by MBNJ of the Bank Merger. Meridian has no reason to believe that any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Meridian's ability to complete the transactions contemplated by this Agreement.

   Section 3.05 Financial Statements.

   (a) Meridian has previously delivered, or will deliver, to UCB the Meridian Regulatory Reports. The Meridian Regulatory Reports have been, or will be, prepared in accordance with applicable regulatory accounting principles and practices applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the financial position, results of operations and changes in shareholders' equity of Meridian as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

   (b) Meridian has previously delivered, or will deliver, to UCB the Meridian Financials. The Meridian Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Meridian as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis.

   (c) At the date of any balance sheet included in the Meridian Financials, Meridian did not have any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Meridian Financials or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities and obligations which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring adjustments and the absence of footnotes.

   Section 3.06 Taxes.

   (a) Meridian and the Meridian Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Meridian has duly filed, and will file, in correct form all federal, state and local tax returns then required to be filed by or with respect to Meridian and all Meridian Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Meridian and any Meridian Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

   (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to Meridian or any Meridian Subsidiary.

   Section 3.07 No Material Adverse Change. Except as set forth in the Meridian Disclosure Schedule, Meridian has not suffered any Material Adverse Change since March 31, 1995.

   Section 3.08 Contracts.

   (a) Except as described in Meridian's proxy statement for its 1995 annual meeting of shareholders previously delivered to UCB, in the footnotes to the audited consolidated financial statements of Meridian as of December 31, 1994 and 1993 and for the three years ended December 31, 1994, in the Meridian Disclosure Schedule or in Section 3.08(c) or (d), neither Meridian nor any Meridian Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any named executive officer identified in the Compensation Table included in Meridian's proxy statement used in connection with its 1995 annual meetings of shareholders, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any named executive officer identified in the Compensation Table included in Meridian's proxy statement used in connection with its 1995 annual meeting of shareholders; (iii) any collective bargaining agreement with any labor union relating to employees of Meridian or any Meridian Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any Meridian Subsidiary; or (v) any contract (other than this Agreement) limiting the freedom of any Meridian Subsidiary to engage in any type of banking or bank-related business permissible under law.

   (b) The agreements, plans, arrangements and instruments referred to in
Section 3.08(a) or described in Meridian's proxy statement for its 1995 annual meeting of shareholders or in a footnote to Meridian's audited consolidated financial statements are in full force and effect on the date hereof and neither Meridian nor any Meridian Subsidiary (nor, to the knowledge of Meridian, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the Meridian Disclosure Schedule or in Meridian's Proxy Statement for its 1995 meeting of shareholders, no party to any material contract, plan, arrangement or instrument that requires annual payments in excess of $250,000 will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement and none of the employees of Meridian or any Meridian Subsidiary possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in the Meridian Disclosure Schedule or in Meridian's proxy statement for its 1995 meeting of shareholders, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Meridian or any Meridian Subsidiary is a party or under which Meridian or any Meridian Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder.

   Section 3.09 Ownership of Property; Insurance Coverage.

   (a) Meridian and the Meridian Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by Meridian or any Meridian Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Meridian Regulatory Reports and in the Meridian Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets). Meridian and the Meridian Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Meridian and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

   (b) Meridian and the Meridian Subsidiaries currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banks and peer bank holding companies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Meridian has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies, except as set forth on the Meridian Disclosure Schedule.

   Section 3.10 Legal Proceedings. Except as disclosed in the Meridian Disclosure Schedule, neither Meridian nor any Meridian Subsidiary is a party to any, and there are no pending or, to the best of Meridian's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Meridian or any Meridian Subsidiary, (ii) to which Meridian's or any Meridian Subsidiary's assets are subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Meridian to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, should not be reasonably expected to materially and adversely affect the assets, business, financial condition or results of operations of Meridian and its Subsidiaries taken as a whole.

   Section 3.11 Compliance With Applicable Law.

   (a) Meridian and the Meridian Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a material adverse effect on the assets, business, financial condition or results of operations of Meridian and its Subsidiaries taken as a whole.

   (b) Except as set forth in the Meridian Disclosure Schedule, neither Meridian nor any Meridian Subsidiary has received any notification or communication from any Regulatory Authority or the SEC or any state securities law regulatory authority (i) asserting that Meridian or any Meridian Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Bank Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Meridian or any Meridian Subsidiary; (iii) requiring or threatening to require Meridian or any Meridian Subsidiary, or indicating that Meridian or any Meridian Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Meridian or any Meridian Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Meridian or any Meridian Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Meridian Regulatory Agreement"). Neither Meridian nor any Meridian Subsidiary has consented to or entered into any Meridian Regulatory Agreement, except as heretofore disclosed to UCB.

   Section 3.12 ERISA. Neither Meridian nor any Meridian Subsidiary, and no pension plan maintained by Meridian or any Meridian Subsidiary, has incurred, directly or indirectly, any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Meridian nor any Meridian Subsidiary has incurred or is subject to any liability under ERISA
Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and, at all times in the past, have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. Except as disclosed in the Meridian Disclosure Schedule, neither Meridian nor any Meridian Subsidiary has a material liability under any such plan which pursuant to GAAP is required to be reflected on or disclosed in (pursuant to a footnote or otherwise) the Meridian Financials and which is not so reflected or disclosed thereon. To the best knowledge of Meridian, except as disclosed in the Meridian Disclosure Schedule, no prohibited transaction, breach of fiduciary duty or other transaction has occurred with respect to any employee benefit plan maintained by Meridian or any Meridian Subsidiary which would result in the imposition, directly or indirectly, of an excise tax or other penalty under ERISA or the IRC. Meridian and the Meridian Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

   Section 3.13 Brokers and Finders. Except for Meridian's engagement of Keefe, Bruyette & Woods, Inc. and Lehman Brothers, Inc., neither Meridian nor any Meridian Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor, or except for commitments to pay Keefe, Bruyette & Woods, Inc. and Lehman Brothers, Inc., incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement.

   Section 3.14 Environmental Matters. To the knowledge of Meridian, except as set forth on the Meridian Disclosure Schedule, neither Meridian nor any Meridian Subsidiary, nor any properties owned or operated by Meridian or any Meridian Subsidiary has been or is in violation of or liable under any Environmental Law. Except as set forth on the Meridian Disclosure Schedule, there are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Meridian, threatened relating to the liability of any property owned or operated by Meridian or any Meridian Subsidiary under any Environmental Law.

   Section 3.15 Loan Portfolio. The allowance for loan losses reflected, or to be reflected, in the Meridian Regulatory Reports, and shown, or to be shown, on the balance sheets contained in the Meridian Financials were, at the dates of such Meridian Regulatory Reports or Meridian Financials, adequate, in accordance with the requirements of GAAP and all applicable regulatory criteria. No Regulatory Authority has requested Meridian or any Meridian Subsidiary to increase its allowance for loan losses during 1991, 1992, 1993 or 1994 beyond the allowance actually set with respect to such periods.

   Section 3.16 Information to be Supplied. The information to be supplied by Meridian for inclusion in the Registration Statement (including information to be incorporated by reference therein) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The Registration Statement will comply, in all material respects, as to form with the requirements of the Securities Act. The information supplied, or to be supplied, by Meridian for inclusion in the Applications will, at the time such documents are filed with any Bank Regulatory Authority, be accurate in all material aspects.

   Section 3.17 Securities Documents. Meridian has delivered, or will deliver, to UCB copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1994, 1993, and 1992, (ii) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 1995 and March 31, June 30, and September 30, 1993 and 1994, and (iii) proxy materials used in connection with its annual meeting of shareholders held in April 1995. At the time of their filing with the SEC, such reports and such proxy materials complied, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC and did not contain an untrue statement or omission of a material fact.

   Section 3.18 Related Party Transactions. Except as disclosed in the Meridian Disclosure Schedule or the proxy statement for use in connection with Meridian's 1995 annual meeting of shareholders or in the footnotes to the Meridian Financials, Meridian is not a party to any transaction (including any loan or other credit accommodation) with any director, officer, associate or 5% shareholder (each an "Insider") of Meridian (except a Meridian Subsidiary). All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on the Meridian Disclosure Schedule, no loan or credit accommodation to any Insider of Meridian is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Meridian nor any Meridian Subsidiary has any reason to believe that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by any Meridian Subsidiary is inappropriate.

   Section 3.19 Investment Banking Opinion. Meridian has received an opinion from Lehman Brothers, Inc. to the effect that the transaction is fair to Meridian from a financial point of view.

   Section 3.20 Quality of Representations. No representation made by Meridian in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made not misleading.

                                  ARTICLE IV
                           COVENANTS OF THE PARTIES

   Section 4.01 Conduct of UCB's Business.

   (a) From the date of this Agreement to the Closing Date, UCB and each UCB Subsidiary will conduct its business and engage in transactions, including extensions of credit and pricing deposit liabilities, only in the ordinary course and consistent with past practice and policies, except as otherwise required or permitted by this Agreement, as set forth in the UCB Disclosure Schedule or with the written consent of Meridian. UCB will use its best efforts, and will cause UCTC to use its best efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the good will of customers of UCB and UCB Subsidiaries and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Meridian in writing or as permitted or required by this Agreement, UCB will not, and UCB will not permit any UCB Subsidiary to:

       (i) change any provision of its articles of incorporation or bylaws;

       (ii) change the number of authorized or issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock except that UCB may continue to declare and pay regular quarterly cash dividends on March 1, June 1, September 1, and December 1 of each year, not to exceed $1.85 per share of UCB Common Stock outstanding, provided that each of Meridian and UCB shall have received from KPMG Peat Marwick a letter reasonably satisfactory to each of them to that effect that the payment of any such dividend would not prevent Meridian from accounting for the Merger as a pooling of interests. Notwithstanding the foregoing, UCB shall not, without the prior written consent of Meridian, declare or pay any such cash dividend on shares of UCB Common Stock in or for any calendar quarter in which Meridian reasonably anticipates that the Effective Date will occur on or prior to the record date for the payment by Meridian, during such quarter, of a regular cash dividend on shares of Meridian Common Stock;
       (iii) except as set forth on the UCB Disclosure Schedule, grant any severance or termination pay (other than pursuant to written policies or written agreements of UCB or UCB Subsidiaries in effect on the date hereof and provided to Meridian prior to the date hereof) to, or enter into or amend any employment agreement with, or increase the compensation of, any employee, officer or director of UCB or any UCB Subsidiary, except for routine periodic increases, individually and in the aggregate, in accordance with past practice;
       (iv) except as set forth on the UCB Disclosure Schedule, merge or consolidate UCB or any UCB Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of UCB or any UCB Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between any UCB Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any UCB Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;
       (v) except as set forth in the UCB Disclosure Schedule, sell or otherwise dispose of the capital stock of UCTC or sell or otherwise dispose of any asset of UCB or of any UCB Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of UCB or of any UCB Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which UCB or any UCB Subsidiary has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice; provided, however, that UCTC may undertake the activities listed on the UCB Disclosure Schedule;
       (vi) take any action which would result in any of the representations and warranties of UCB set forth in this Agreement becoming untrue as of the Closing Date or in any of the conditions set forth in Article V hereof not being satisfied;
       (vii) change any method, practice or principle of accounting except for implementation of SFAS No. 112, SFAS No. 114 and SFAS No. 115 and any new SFAS standard;
       (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which UCB or any UCB Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;
       (ix) except as set forth in the UCB Disclosure Schedule, implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost or are required by law or are contemplated hereunder;

       (x) compromise, extend or restructure any loan with an unpaid principal balance exceeding $1 million individually or $10 million in the aggregate, except as set forth in the UCB Disclosure Schedule;

       (xi) except in accordance with UCB policies existing on November 1, 1994 (as the same may be amended with the consent of Meridian), and except consistent with UCB's practices on November 1, 1994 (as the same may be changed with the consent of Meridian), sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity;

       (xii) except in accordance with UCB policies existing on November 1, 1994 (as the same may be amended with the consent of Meridian), and except consistent with UCB's practices existing on November 1, 1994 (as the same may be changed with the consent of Meridian), purchase any security for its investment portfolio;

       (xiii) purchase or sell, exchange or otherwise dispose of any investment securities which would result in the creation of undue risk with respect to such portfolio or sell or otherwise dispose of any equity securities included in the investment portfolio;

       (xiv) except as set forth in the UCB Disclosure Schedule and consistent with prudent banking practice and UCB's current underwriting standards, make or modify any loan or other credit facility commitment;

       (xv) except as set forth in the UCB Disclosure Schedule and consistent with past practice, enter into, renew, extend or modify any other transaction with any Affiliate;

       (xvi) enter into any swap or similar commitment, agreement or arrangement;

       (xvii) take any further action (other than continuation of employment in accordance with past practice) that would give rise to a right of payment to any individual under any employment agreement or any bonus or performance award arrangement;

       (xviii) take any action that UCB knows would preclude satisfaction of the condition to closing contained in Section 5.02(k) relating to financial accounting treatment of the Merger;

       (xix) amend its articles of incorporation, charter or bylaws or permit the amendment of the articles of incorporation, charter or bylaws of any UCB Subsidiary;

       (xx) materially change its interest rate composition for purposes of asset/liability management or manage its interest rate risk otherwise than consistent with past practice; or

       (xxi) agree to do any of the foregoing.

   For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for UCB or any UCB Subsidiary to do any of the following: (i) make any capital expenditures of more than $1,000,000 in any calendar year in the aggregate, without the prior written consent of Meridian; (ii) except as set forth in the UCB Disclosure Schedule, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate, in excess of $1,000,000, other than a pledge of assets to secure government deposits, the exercise of trust powers, sale of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in investment securities by a UCB Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by UCB or any UCB Subsidiary in excess of $1,000,000 or a payment to an affiliate of UCB or containing a material financial commitment and extending beyond 12 months from the date hereof; or (iv) initiate or implement any loan marketing programs at other than market rates.

   Section 4.02 Access; Confidentiality.

   (a) From the date of this Agreement through the Closing Date, UCB shall afford to, and shall cause each UCB Subsidiary to afford to, Meridian and its authorized agents and representatives, complete access to its respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of UCB will furnish any person making such investigation on behalf of Meridian with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as Meridian shall from time to time reasonably request.

   (b) During the 30 day period immediately prior to the estimated Closing Date under this Agreement, Meridian shall afford to, and shall cause each Meridian Subsidiary to afford to, UCB and its authorized agents and representatives, continuing access to Meridian's properties, assets, books and records and personnel, at reasonable hours and after reasonable notice. Such due diligence shall be consistent in scope to the due diligence conducted by UCB in connection with the execution of this Agreement.

   (c) UCB and Meridian each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

   (d) If the transactions contemplated by this Agreement shall not be consummated, UCB and Meridian will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. UCB and Meridian shall each give prompt notice to the other party of any contemplated disclosure where such disclosure is so legally required.

   (e) UCB and Meridian each agree not to hire the other's employees during the term of this Agreement, and if this Agreement terminates, for a period of six months thereafter.

   (f) Meridian shall permit for a period of 2 years after Closing access to the minute books of UCTC and its affiliates for purposes of historical research.

   Section 4.03 Regulatory Matters and Consents.

   (a) Meridian will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Bank Regulatory Authorities necessary or advisable to complete the transactions contemplated by this Agreement.

   (b) UCB will furnish Meridian with all information concerning UCB and UCB Subsidiaries as may be necessary in connection with any Application or filing made by or on behalf of Meridian to any Regulatory Authority in connection with the transactions contemplated by this Agreement as promptly as practicable.

   (c) Meridian will promptly furnish UCB with copies of written communications to, or received by Meridian or any Meridian Subsidiary from, any Regulatory Authority in respect of the transactions contemplated hereby.

   (d) UCB will cooperate with Meridian in the foregoing matters and will furnish Meridian with all information concerning UCB and UCB Subsidiaries as may be necessary in connection with any Application or filing (including the Registration Statement and any report filed with the SEC) made by or on behalf of Meridian to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, UCB will provide certificates and other documents reasonably requested by Meridian.

   Section 4.04 Taking of Necessary Action.

   (a) Meridian and UCB shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 4.03 of this Agreement and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit completion of the Merger and the Bank Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of each Person whose consent or approval is required for consummation of the transactions contemplated hereby, provided that neither UCB nor any UCB Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Meridian and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the Bank Merger pursuant to this Agreement and the Bank Plan of Merger; provided that nothing herein contained shall preclude Meridian or UCB or from exercising its rights under this Agreement or the Option Agreement.

   (b) UCB and Meridian shall prepare a Prospectus/Proxy Statement to be mailed to shareholders of UCB in connection with the meeting of UCB shareholders and transactions contemplated hereby and to be filed by Meridian with the SEC in the Registration Statement, which Prospectus/Proxy statement shall conform in the reasonable judgment of Meridian and UCB and their respective counsel to all applicable legal requirements. Meridian shall, as promptly as practicable following the preparation thereof, in a form consented to by both Meridian and UCB, file the Registration Statement with the SEC and UCB and Meridian shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Meridian will advise UCB, promptly after Meridian receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Meridian shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

   Section 4.05 Certain Agreements.

   (a) Subject to Section 4.13 hereof, as soon as practicable after the Effective Date, all employees of UCB and UCB Subsidiaries whose employment is continued shall be employed upon their existing terms and conditions, provided that this Section 4.05(a) shall not be construed (i) to limit the ability of Meridian and Meridian Subsidiaries to terminate the employment of any employee or to review and adjust employee salary levels and employee benefit programs from time to time and to make such changes as they deem appropriate, (ii) to require Meridian or any Meridian Subsidiaries to provide employees or former employees with any specific benefits, or (iii) to constitute UCB employees or former employees as third party beneficiaries of this Section 4.05(a).

   (b) For a period of six years from and after the Effective Date, Meridian shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of UCB or any UCB Subsidiary on or before the Effective Date with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Date in accordance with and subject to the requirements and other provisions of Meridian's articles of incorporation and bylaws in effect on the date of this Agreement and applicable provisions of law to the same extent as Meridian is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service as such for Meridian.

   (c) Meridian, from and after the Effective Date, will provide to the persons who served as directors or officers of UCB or any UCB Subsidiary on or before the Effective Date insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Date. Such coverage shall be provided by means of an extended reporting period endorsement to the policy presently issued to UCB by the present carrier for UCB. Such insurance coverage will be provided for a policy period of six years after the Effective Date.

   Section 4.06 No Other Bids and Related Matters. UCB shall not, nor shall it permit any UCB Subsidiary or any other Affiliate of UCB or any officer, director or employee of any of them, or any investment banker, attorney, accountant or other representative retained by UCB, any UCB Subsidiary or any other UCB Affiliate to, directly or indirectly, solicit, encourage, initiate or, except as may be legally required for the discharge by UCB's Board of Directors of its fiduciary duty but only prior to the effectiveness of the Registration Statement, engage in discussions or negotiations with, or respond to requests for information, inquiries, or other communications from, any person other than Meridian concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of UCB, any UCB Subsidiary, or any assets or business thereof (except that UCB's officers may respond to inquiries from analysts, Regulatory Authorities and holders of UCB Common Stock in the ordinary course of business). UCB shall notify Meridian immediately if any such discussions or negotiations are sought to be initiated with UCB by any person other than Meridian or if any such requests for information, inquiries, proposals or communications are received from any person other than Meridian. In the event of a response or discussions by UCB in accordance with this Section 4.06, UCB shall keep Meridian advised of all developments which could reasonably be expected to result in the UCB Board of Directors withdrawing, modifying or amending its recommendation of the Merger.

   Section 4.07 Core Deposits. UCB shall, and shall cause each UCB Subsidiary to, use commercially reasonable efforts to maintain and increase core deposits (other than certificates of deposit of $100,000 and over).

   Section 4.08 Duty to Advise; Duty to Update UCB's Disclosure Schedule. UCB shall promptly advise Meridian of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. UCB shall update UCB's Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in such Disclosure Schedule. The delivery of such updated Disclosure Schedule shall not relieve UCB from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.02(b) hereof.

   Section 4.09 Conduct of Meridian's Business. From the date of this Agreement to the Closing Date, Meridian will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Meridian and Meridian Subsidiaries and others with whom business relationships exist. In addition, Meridian shall not take any action that Meridian knows would preclude satisfaction of the condition to closing contained in Section 5.02(k) relating to financial accounting treatment.

   Section 4.10 Board and Committee Minutes and Meetings UCB shall provide to Meridian, within 15 business days after any meeting of the Board of Directors of UCB or UCTC, a copy of the minutes of such meeting. UCB shall also provide to Meridian as soon as available prior to any meeting of the Board of Directors of UCB, any committee of the Board of Directors of UCB, or any senior management committee of UCB copies of materials, including the agenda, distributed to such UCB directors or officers in connection with any such meeting.

   Section 4.11 Undertakings by Meridian and UCB.

   (a) UCB shall:

       (i) Voting by Directors. Use reasonable efforts to cause all members of UCB's Board of Directors to vote all shares of UCB's Common Stock over which they hold sole voting power, and to cause all shares over which they hold shared voting power to be voted, in favor of this Agreement;
       (ii) Approval of Bank Plan of Merger. If all other conditions to UCB's obligation to complete these transactions have been met or waived, approve the Bank Plan of Merger as sole shareholder of UCTC and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by UCTC; and
       (iii) Proxy Solicitor. If Meridian requests and agrees to bear the expense thereof, retain a proxy solicitor in connection with the solicitation of UCB shareholder approval of this Agreement; or

   (b) Meridian and UCB shall each:

       (i) Shareholder Meetings. Submit this Agreement to their respective shareholders for approval at a meeting to be held as soon as practicable, and use their respective best efforts to cause their respective Boards of Directors to unanimously recommend approval of this Agreement to their respective shareholders, and, if there are not sufficient votes at the time of such meeting to constitute a quorum or to approve this Agreement, adjourn such meetings for a period not to exceed 30 days to permit further solicitation of proxies;

       (ii) Filings and Approvals. Cooperate with the other in the prompt preparation and filing, as soon as practicable, of (A) the Applications,
   (B) the Registration Statement and related filings under state securities laws covering the Meridian Common Stock and related Meridian Stock Purchase Rights to be issued pursuant to the Merger, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger and the Bank Merger, and (D) all other documents contemplated by this Agreement;

       (iii) Identification of UCB's Affiliates. Cooperate with the other and use its best efforts to identify those persons who may be deemed to be Affiliates of UCB;

       (iv) Public Announcements. Meridian and UCB and their respective officers, directors, employees and agents will cooperate with each other in good faith, consistent with their respective legal obligations, in the preparation and distribution of any and all press releases, announcements and other public disclosures concerning the transactions contemplated hereby. Neither party will make a public announcement concerning without first giving the other party reasonable opportunity to review and comment on such announcement.

       (v) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

       (vi) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

       (vii) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents immediately after the filing thereof;

       (viii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due; or

       (ix) Delivery of Interim Financial Statements. Deliver as soon as practicable after the end of each month and each fiscal quarter prior to the Effective Date, (but in any event during the 5 business day period following UCB Board of Director approval thereof) commencing with the month during which this Agreement is executed, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the period then ended, which financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and shall fairly reflect its consolidated financial condition and consolidated results of operations and cash flows for the periods then ended. Monthly financial statements shall be kept confidential in accordance with Section 4.02.

   Section 4.12 Employee Benefits.

   (a) Except as provided in Section 4.12(b), the employee benefit plans, arrangements and related policies of UCB, UCTC and Meridian shall initially be unaffected by the Merger. Following the Merger, Meridian will review such plans, arrangements and policies with a view toward consolidating the same to the extent feasible and economical. In this regard, UCB and Meridian contemplate that, subject to Internal Revenue Service and Pension Benefit Guaranty Corporation approval, the defined benefit pension plans of UCTC and Meridian will be merged as soon as administratively feasible. To the extent former employees of UCB or a UCB Subsidiary become participants in a plan of Meridian, they will be given past service credit for eligibility, participation, and vesting purposes, but not for benefit accrual purposes. For purposes of benefit accrual, credited service under the Meridian plan will commence on the day following the date of plan merger. When a former UCTC plan participant retires, he or she will receive a benefit which consists of the sum of (i) the benefit determined under the UCTC plan as it existed as of the date of plan merger for years of service based on an employee's original employment date with UCB through the date of plan merger utilizing actual current compensation earned as of retirement date and (ii) the benefit calculated under the Meridian plan from the day following the date of plan merger through retirement date.

   (b) Employees of UCB and the UCB Subsidiaries immediately prior to the Effective Date, who become employees of Meridian or a Meridian Subsidiary, will receive Compensation and Benefit Packages no less favorable, in the aggregate, than the Compensation and Benefits Packages to which they were entitled immediately prior to the Effective Date. For purposes of the preceding sentence, the term "Compensation and Benefit Package" means an employee's total salary, wage, bonus and benefits, including, without limitation, benefits under the UCTC Profit Sharing Plan proposed to be terminated under Section 4.12(c). Neither UCB nor a UCB Subsidiary maintains a severance policy or arrangement for terminated employees generally. Employees of UCB and the UCB Subsidiaries immediately prior to the Effective Date, who become employees of Meridian or a Meridian Subsidiary and are involuntarily terminated within one year thereafter, will receive a severance benefit equal to one week of pay in effect immediately prior to termination times the number of whole years of service with UCB, a UCB Subsidiary, Meridian, and a Meridian Subsidiary, subject to a minimum of 4 weeks of pay and maximum of 30 weeks of pay.

   (c) Notwithstanding the provisions of Section 4.12(a), UCB will take such steps as may be necessary to cause the UCTC Profit Sharing Plan to be terminated as of the Effective Date. The employer contribution (if any) for the year of plan termination shall be appropriately pro rated to take into account the portion of the plan year transpiring prior to its termination date. Provision shall be made for the distribution of assets to participants, subject to IRS approval. Meridian will cooperate with the proper funding and disbursement of funds to UCTC employees entitled to a distribution.

   (d) Subject to Section 4.12(a) and (b) and Section 5.01(l), Meridian may at any time and from time to time following the Merger (i) amend, freeze or terminate an employee benefit plan of Meridian, UCB or a UCB Subsidiary, or
(ii) adopt a new employee benefit plan, either to replace a prior plan or otherwise. Nothing in this Section 4.12 shall be deemed to give Meridian the right to amend or affect in any way the employment agreements referred to in
Section 2.08(c).

   (e) Meridian will honor and discharge the obligations of UCTC under the Benefit Equalization Plan which have accrued immediately prior to the Effective Date and which may thereafter accrue by reason of Meridian's compliance with the terms of this Agreement.

   (f) Meridian will honor and discharge the obligations of UCTC to its retirees under its post-retirement health care and life insurance plan. Meridian will honor and discharge the obligations of UCTC, if any, to its employees who are not retired under its post-retirement health care and life insurance plan to the extent such rights are not defeasible, either immediately prior to or after the Effective Date.

   Section 4.13 Employee Relations.

   (a) To the extent any employees of UCB may be displaced from their current positions as a result of the Merger, Meridian shall endeavor to offer employment to such persons at their then current location or at other Meridian locations where employment is then available.

   (b) The UCTC Profit Sharing Plan shall be terminated as of the Effective Date. The annual UCB contribution for the calendar year in which the closing occurs, shall be pro rated to the date of termination according to the formula set forth in the Plan and paid by UCTC to the Plan as soon as practicable after the Effective Date. In addition, prior to the termination of the UCB Profit Sharing Plan, it shall be amended, effective as of the first day of the plan year in which the Effective Date occurs, to modify the definition of "Adjusted Net Operating earnings" so as not to include as an expense the costs incurred by UCB and the UCB Subsidiaries which are directly attributable to the Merger.

   Section 4.14 Relocation of Corporate Headquarters. Meridian shall, effective as of the Effective Date, cause MBNJ to relocate its corporate headquarters to the address of UCB's present corporate headquarters in Cranford, New Jersey and cause the certificate of incorporation of MBNJ to be amended to reflect such relocation.

   Section 4.15 Post-Closing Board Membership.

   (a) Meridian shall maintain the existing membership of the two regional Boards of Directors of UCTC on the date hereof until at least December 31, 1996 at the same fee schedule existing on the date hereof.

   (b) In the event that MBNJ is merged out of existence, former UCTC directors who become directors of MBNJ shall become, at least until December 31, 1996, a regional board of directors at the same fee schedule (including any retainers paid by UCTC on the date hereof).

                                  ARTICLE V
                                  CONDITIONS

   Section 5.01 Conditions to UCB's Obligations under this Agreement. The obligations of UCB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by UCB pursuant to Section 7.03 hereof:

   (a) Corporate Proceedings. All action required to be taken by, or on the part of, Meridian and MBNJ to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Meridian and MBNJ; and UCB shall have received certified copies of the resolutions evidencing such authorizations;

   (b) Covenants; Representations. The obligations of Meridian required by this Agreement to be performed by Meridian at or prior to the Closing Date shall have been duly performed and complied with in all material respects;
and the representations and warranties of Meridian set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, provided however that UCB has given Meridian written notice and a reasonable opportunity to cure, and, in each case, except as to any representation or warranty (i) where the facts which cause the failure of such representation or warranty to be true and correct would not, either individually or in the aggregate, result in a Material Adverse Effect on the consolidated assets, financial condition or results of operation of Meridian and its subsidiaries taken as a whole; or (ii) which specifically relates to a time other than the Closing Date which was or shall be true in all material respects at such time or times;

   (c) Approvals of Regulatory Authorities. Meridian shall have received all approvals of Regulatory Authorities of the Merger, including without limitation the approval of the FDIC, the FRB and NJDOB, and delivered copies thereof to UCB; and all notice and waiting periods required thereunder shall have expired or been terminated;

   (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

   (e) No Material Adverse Change. Since March 31, 1995, there shall not have occurred any material adverse change in the consolidated assets, business, consolidated financial condition or consolidated results of operation, taken as a whole, of Meridian and its Subsidiaries;

   (f) Officer's Certificate. Meridian shall have delivered to UCB a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

   (g) Opinion of Meridian's Counsel. UCB shall have received an opinion of Stevens & Lee, counsel to Meridian, dated the Closing Date, in form and substance reasonably satisfactory to UCB and its counsel to the effect set forth on Exhibit 4 attached hereto;

   (h) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, deemed necessary by Meridian's counsel, shall have been obtained;

   (i) Tax Opinion. UCB shall have received an opinion of Stevens & Lee, substantially to the effect set forth on Exhibit 5 attached hereto and reasonably acceptable to counsel to UCB;

   (j) Approval of UCB's Shareholders. This Agreement shall have been approved by the holders of at least 66 % of the shares of UCB's Common Stock entitled to vote at the meeting at which the Merger is considered;

   (k) Employment Contracts. MBNJ and Meridian, jointly and severally, shall have specifically acknowledged, accepted and assumed the employment contracts referred to in Section 2.08(c) in a writing delivered to the employees covered thereby, and UCB shall have received an opinion of Stevens & Lee substantially to the effect that such employment contracts will constitute binding obligations of Meridian and MBNJ enforceable in accordance with their respective terms, except as the same may be limited by insolvency, reorganization, moratorium, receivership, conservatorship or other laws affecting creditors' rights generally or as may be limited by the exercise of judicial discretion in applying principles of equity;

   (l) Directors/Officers. (i) Two nominees, designated by UCB and reasonably acceptable to Meridian shall be duly appointed by the Board of Directors of Meridian, one to fill a vacancy in the class of Meridian directors which serves until the Annual Meeting of Meridian shareholders in 1997 and one to fill a vacancy in the class of Meridian directors which serves until the Annual Meeting of Meridian shareholders in either 1996 or 1998, respectively; and (ii) Albert W. Bossert, Anton J. Campanella, Edward J. Hobbie, John E. Holobinko, William C. Johnson, Jr., Robert G. Kenney, Henry G. Largey, Donald
S. Nowicki and Maureen E. Staub shall be duly appointed as directors of MBNJ, joining Samuel A. McCullough, David E. Sparks, P. Sue Perrotty, Wayne Huey, Jr. and Paul W. McGloin. The Board of Directors of MBNJ, with the consent of Meridian, may also appoint other current officers or directors of UCB and/or UCTC as officers and/or directors of Meridian and/or MBNJ, in Meridian's discretion. Meridian presently intends to keep, as officers of MBNJ, as many officers of UCTC as is practicable;

   (m) D&O Insurance. UCB shall have received evidence, reasonably satisfactory to it, that Meridian shall have obtained the insurance referred to in Section 4.05(c);

   (n) Pooling Letter. UCB shall have received a copy of the letter provided for in Section 5.02(k);

   (o) NASDAQ Listing. The shares of Common Stock of Meridian issuable in exchange for shares of UCB Common Stock and for the exercise of options shall be approved for listing on the Nasdaq Stock Market; and

   (p) Defined Benefit Plan Merger Documents. UCB shall have approved the plan merger documents for the merger of the UCB and Meridian defined benefit pension plans, which approval shall not be unreasonably withheld.

   (q) Investment Banking Opinion. UCB shall have received an updated written opinion from Goldman, Sachs & Co., dated not earlier than three business days before the mailing date of the Prospectus/Proxy Statement, to the effect the Exchange Ratio is fair to the shareholders of UCB.

   Section 5.02 Conditions to Meridian's Obligations under this
Agreement. The obligations of Meridian hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Meridian pursuant to Section 7.03 hereof:

   (a) Corporate Proceedings. All action required to be taken by, or on the part of, UCB and UCTC to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by UCB and UCTC; and Meridian shall have received certified copies of the resolutions evidencing such authorizations;

   (b) Covenants; Representations. The obligations of UCB, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of UCB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, provided, however, that Meridian has given UCB written notice and a reasonable opportunity to cure, and, in each case, except as to any representation or warranty (i) where the facts which cause the failure of such representation or warranty to be true and correct would not, either individually or in the aggregate, results in a Material Adverse Effect on the consolidated assets, financial condition or results of operation of UCB and its subsidiaries taken as a whole; or (ii) which specifically relates to a time other than the Closing Date which was or shall be true in all material respects at such time or times;

   (c) Approvals of Regulatory Authorities. Meridian shall have received all approvals of Regulatory Authorities for the Merger, including without limitation the approvals of the FRB, the FDIC, the NJDB and the PDB, without the imposition of any term or condition that would have a material adverse effect on Meridian and its Subsidiaries, taken as a whole, upon completion of the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

   (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

   (e) No Material Adverse Change. Since March 31, 1995, there shall not have occurred any material adverse change in the consolidated assets, business, consolidated financial condition or consolidated results of operation, taken as a whole, of UCB and the UCB Subsidiaries;

   (f) Officer's Certificate. UCB shall have delivered to Meridian a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

   (g) Opinions of UCB's Counsel. Meridian shall have received an opinion of counsel to UCB dated the Closing Date, in form and substance reasonably satisfactory to Meridian and its counsel to the effect set forth on Exhibit 6 attached hereto;

   (h) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, deemed necessary by Meridian's counsel, shall have been obtained;

   (i) Tax Opinion. Meridian shall have received an opinion of Stevens & Lee, its counsel, substantially to the effect set forth on Exhibit 5 attached hereto;

   (j) Approval of Meridian's Shareholders. This Agreement shall have been approved by the affirmative vote of at least a majority of the votes cast by holders of shares of Meridian Common Stock voted at the meeting at which the Merger is considered; and

   (k) Pooling Letter. Meridian shall have received a letter from KPMG Peat Marwick to the effect that the Merger will be treated as a "pooling of interests" for financial accounting purposes.

                                  ARTICLE VI
                      TERMINATION, WAIVER AND AMENDMENT

   Section 6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

   (a) By the mutual written consent of the parties hereto; or

   (b) By Meridian or UCB:

       (i) if the Closing Date shall not have occurred within one (1) year from the date of this Agreement, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or
       (ii) if either party has been informed in writing by a Bank Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

   (c) By Meridian or UCB if the respective shareholders of Meridian or UCB fail to approve this Agreement at the meetings (including any adjournments thereof) held for such purpose unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Date (including in the case of UCB the failure by any of the persons who executed the letter agreement in the form attached hereto as Exhibit 1 to perform or observe the agreements set forth therein).

   (d) By Meridian or UCB if any condition to Closing specified under Article V of this Agreement applicable to such party cannot reasonably be met on or before the Effective Date and both parties reasonably agree that such condition cannot be met.

   Section 6.02 Effect of Termination. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(d), 4.02(e), Section 4.11(b)(iv) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Meridian or UCB to the other, except for any liability of Meridian or UCB under such sections of this Agreement and except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement or any fraudulent breach of a representation or warranty.

                                 ARTICLE VII
                                MISCELLANEOUS

   Section 7.01 Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

   Section 7.02 Survival of Representations, Warranties and Covenants. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date. The covenants contained in Sections 4.05 and 4.15 shall survive the Closing Date and the Effective Date.

   Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

   Section 7.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Section 4.05(b),
(c) and (d) with respect to indemnification and directors and officers liability insurance.

   Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

   Section 7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

   (a) If to Meridian, to:
       Meridian Bancorp, Inc.
       35 North Sixth Street
       Reading, Pennsylvania 19603
       Attention: David E. Sparks, Chief
                  Financial Officer
                    and
                  Michael J. Hughes
                  Senior Vice President,
                  Corporate Development

       Telecopy No.: (610) 665-2428
       with a copy to:
       Stevens & Lee
       111 North Sixth Street
       P.O. Box 679
       Reading, Pennsylvania 19603
       Attention: Joseph M. Harenza, Esquire,
                  and David W. Swartz, Esquire

       Telecopy No.: (610) 376-5610

   (b) If to UCB, to:
       United Counties Bancorporation
       Four Commerce Drive
       Cranford, New Jersey
       Attention: Eugene H. Bauer, Chairman
                  and Chief Executive Officer
                    and
                  Alice Cadby,
                  Corporate Secretary

       Telecopy No.: (908) 709-1583
                     (marked "CONFIDENTIAL")

       with a copy to:
       Pitney, Hardin, Kipp & Szuch
       Mail: P.O. Box 1945
       Morristown, New Jersey 07962-1945
       Street: 200 Campus Drive
       Florham Park, New Jersey 07932-0950
       Attention: Ronald Janis, Esquire
       Telecopy No.: (201) 966-1550

   Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

   Section 7.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

   Section 7.09 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

   Section 7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        MERIDIAN BANCORP, INC.

(CORPORATE SEAL)                        By: /s/ Samuel A. McCullough
                                            ------------------------------
                                            Samuel A. McCullough,
                                            Chairman and Chief
                                            Executive Officer
                                            Attest: /s/ William L. Gaunt
                                                    ----------------------
                                                        William L. Gaunt,
                                                        Secretary

                                        UNITED COUNTIES BANCORPORATION

(CORPORATE SEAL)                        By: /s/ Eugene H. Bauer
                                            ------------------------------
                                                Eugene H. Bauer
                                                Chairman and Chief
                                                Executive Officer
                                                Attest: /s/ Alice R. Cadby
                                                        ----------------------
                                                            Alice R. Cadby
                                                            Corporate Secretary

Exhibits
Exhibit 1 - UCB Affiliate Agreement
Exhibit 2 - Stock Option Agreement
Exhibit 3 - Bank Plan of Merger
Exhibit 4 - Form of Opinion of Meridian's Counsel
Exhibit 5 - Form of Tax Opinion of Meridian's Counsel
Exhibit 6 - Form of Opinion of UCB's Counsel

                                                                     EXHIBIT 1
                                 May 23, 1995

Meridian Bancorp, Inc.
35 North Sixth Street
Reading, Pennsylvania 19601

Ladies and Gentlemen:

   Meridian Bancorp, Inc. ("Meridian") and United Counties Bancorporation ("UCB") desire to enter into a business combination pursuant to which (a) UCB will merge with and into Meridian, with Meridian surviving the merger, and
(b) shareholders of UCB will receive common stock of Meridian in exchange for common stock of UCB outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger"). The undersigned, being directors and executive officers or significant shareholders of UCB, execute and deliver to Meridian this Letter Agreement in connection with the Merger.

   Each of the undersigned hereby jointly, severally and irrevocably:

   (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of UCB called to vote for approval of the Merger, so that all shares of common stock or UCB then owned by him will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares (i) in favor of approval and adoption of the Merger and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving UCB, provided, however, that this obligation shall terminate concurrently with any termination of the Merger;

   (b) Agrees to use his or her best efforts to cause the Merger to be completed;

   (c) Agrees not to sell, transfer or otherwise dispose of any common stock of UCB except for family gifts or charitable contributions prior to closing of the Merger or any shares of Meridian Common Stock after closing of the Merger until such time as financial results covering at least 30 days of post-merger combined operating results of Meridian and UCB have been published as required by applicable securities laws.

   (d) If the undersigned is the holder of stock options to acquire UCB common stock, acknowledges that, in the Merger, options, if any, to acquire UCB common stock held by him or her will be exchanged for options to acquire Meridian Common Stock, and agrees to such exchange;

   (e) Agrees not to solicit, initiate or engage in any negotiations or discussions with any party other than Meridian with respect to any offer, sale, transfer or other disposition of, any shares of common stock of UCB now or hereafter owned by him or to support any such offer, sale, transfer, or other disposition, unless advised in writing to the contrary by the Board of Directors of UCB;

   (f) Agrees not to offer, sell, transfer or otherwise dispose of any shares of Meridian Common Stock received in the Merger, except in accordance with Rule 145 under the Securities Act, which is applicable to all sales of securities received by affiliates of the corporation required in a business combination; and further understands and agrees that Meridian's stock transfer agent will be given appropriate stop transfer instructions with respect to the foregoing;

   (g) Acknowledges and agrees that the provisions of subparagraphs (c) and
(f) hereof also apply to shares of Meridian Common Stock received in the Merger (or any shares of UCB common stock or of Meridian Common Stock, whether or not received in the Merger, for the period referred to in subparagraph (c) above, owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his home, and (iii) any other of his or her affiliates or associates;

   (h) Represents that he or she has the capacity to enter into this Letter Agreement, and, if signing on behalf of a corporation or other organization, has authority to bind such corporation or other organization, and that it is a valid and binding obligation.

                                    ------

   This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                                    ------

   This Letter Agreement shall be effective upon execution by two or more persons listed below.

                                    ------

   This Letter Agreement shall terminate concurrently with any termination of the Merger in accordance with its terms.

                                    ------

   The undersigned intend to be legally bound hereby.

                                     Very truly yours,

                                     -------------------------------------
                                     Eugene H. Bauer

                                     -------------------------------------
                                     Anton J. Campanella

                                     -------------------------------------
                                     John E. Holobinko

                                     -------------------------------------
                                     William C. Johnson, Jr.

                                     -------------------------------------
                                     Henry G. Largey

                                     -------------------------------------
                                     Donald S. Nowicki

                                     -------------------------------------
                                     Robert J. Bauer, individually and
                                     on behalf of C. H. Winans Company

                                     -------------------------------------
                                     Robert W. Dowens, Sr.

                                     -------------------------------------
                                     Theodore E. Zuczek

                                     -------------------------------------
                                     J. Richard Pierce

                                     -------------------------------------
                                     Janice H. Levin, individually and
                                     on behalf of Levin Properties

                                      --------------------------------------
                                      Raymond W. Bauer, individually and
                                      on behalf of C.H. Winans Company

                                      --------------------------------------
                                      Nicholas A. Frungillo, Jr.

                                      --------------------------------------
                                      Albert W. Bossert

                                      --------------------------------------
                                      Walter W. Gauer

                                      --------------------------------------
                                      William G. Palmero

                                      --------------------------------------
                                      Maureen Staub

                                      --------------------------------------
                                      Robert G. Kenney

                                                                     EXHIBIT 2
                            STOCK OPTION AGREEMENT

   THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated May 23, 1995, is by and between MERIDIAN BANCORP, INC., a Pennsylvania corporation ("Meridian"), and UNITED COUNTIES BANCORPORATION, a New Jersey corporation ("UCB").

                                  BACKGROUND

   1. Meridian and UCB desire to enter into an agreement, dated May 23, 1995 (the "Agreement"), providing, among other things, for the merger of UCB and Meridian, with Meridian surviving the merger (the "Merger").

   2. As a condition of Meridian entering into the Agreement on the terms and conditions relating to price set forth in the Agreement, UCB is granting to Meridian an option to purchase up to 375,000 shares of common stock of UCB, subject to adjustment as provided in Section 5, on the terms and conditions hereinafter set forth.

                                  AGREEMENT

   In consideration of the foregoing and the mutual covenants and agreements set forth herein, Meridian and UCB, intending to be legally bound hereby, agree:

   1. Grant of Option. UCB hereby grants to Meridian, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 375,000 shares (the "Option Shares") of common stock, stated value $1.00 per share (the "Common Stock"), of UCB, subject to adjustment as provided in
Section 5, at a price per share (the "Option Price") equal to $125.00; provided, however, that in the event UCB issues or agrees to issue (including through the issuance of any Rights (as defined in the Agreement) any shares of Common Stock, except for shares issuable under outstanding stock options, at a price less than $125.00 per share (as adjusted pursuant to Section 5 of this Stock Option Agreement), such $125.00 per share price shall be reduced to such lesser price.

   2. Exercise of Option. Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) and until termination of this Stock Option Agreement in accordance with the provisions of Section 21, Meridian may exercise the Option, in whole or in part, at any time or one or more times, from time to time. As used herein, the term "Triggering Event" means the occurrence of any of the following events:

       (a) a person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Meridian, an affiliate of Meridian or any present shareholder of UCB which or who presently owns more than 9.9% of the presently outstanding shares of Common Stock, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 9.9% of the then outstanding shares of Common Stock; provided, however that a Triggering Event shall occur under this Section 2(a) in the event any present shareholder of UCB which or who presently owns more than 9.9% of the presently outstanding shares of Common Stock increases such shareholder's beneficial ownership to greater than 14.9% of the then outstanding shares of Common Stock;
       (b) a person or group, other than Meridian or an affiliate of Meridian, enters into an agreement or letter of intent with UCB pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with UCB or United Counties Trust Company ("UCTC"), (ii) acquire all or substantially all of the assets of UCB or all or substantially all of the assets or liabilities of UCTC, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, more than 9.9% of the then outstanding shares of Common Stock or the then outstanding shares of common stock of UCTC; or
       (c) a person or group, other than Meridian or an affiliate of Meridian, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets of UCB or all or substantially all of the assets or liabilities of UCTC, or any other business combination involving UCB or UCTC, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, more than 9.9% of the then outstanding shares of Common Stock, or any of the then outstanding shares of common stock of UCTC (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of UCB called to vote on the Merger, UCB's shareholders fail to approve the Merger by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been postponed or cancelled; or
       (d) a person or group, other than Meridian or an affiliate of Meridian, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, UCB willfully takes any action in a manner which would materially interfere with UCB's ability to consummate the Merger or materially reduce the value of the transaction to Meridian;
       (e) UCB breaches the covenant set forth at Section 4.06 of the Agreement; or
       (f) UCB breaches, in any material respect, any binding terms of the Agreement or any provision of this Stock Option Agreement or the Agreement after a Proposal is made and before it is Publicly Withdrawn or publicly announces an intention to authorize, recommend or accept any such Proposal; or
       (g) any affiliate of UCB breaches any material provision of the UCB Affiliate Agreement attached as Exhibit 1 to the Merger Agreement or breaches in any material respect the covenant set forth in Section 4.06 of the Agreement.

   "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over UCB or in soliciting or inducing any other person (other than Meridian or an affiliate of Meridian) to do so.

   Notwithstanding the foregoing, the obligation of UCB to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate) (i) until the receipt of all required governmental or regulatory approvals or consents necessary for UCB to issue the Option Shares, or Meridian to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate.

   UCB shall notify Meridian promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by UCB shall not be a condition to the right of Meridian to exercise the Option. UCB will not take any action which would have the effect of preventing or disabling UCB from delivering the Option Shares to Meridian upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement. In the event Meridian wishes to exercise the Option, Meridian shall send a written notice to UCB (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it desires to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

   3. Payment and Delivery of Certificates. At any Closing hereunder, (a) Meridian will make payment to UCB of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by UCB, (b) UCB will deliver to Meridian a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of Meridian or its designee, in such denominations as were specified by Meridian in its notice of exercise and bearing a legend as set forth below, and (c) Meridian will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

   A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option Agreement, which legend will read substantially as follows:

       "The shares of stock represented by this certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless United Counties Bancorporation receives an opinion of counsel stating that an exemption from the registration provisions of the Act is available for such transfer."

   4. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Meridian, UCB shall promptly prepare and file a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission covering the Option and such number of Option Shares as Meridian shall specify in its request, and UCB shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option or the Option Shares, provided that Meridian shall in no event have the right to have more than one such registration statement become effective, and provided further that UCB shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which UCB's counsel delivers to UCB and to Meridian its unqualified opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition. In connection with such filing, UCB shall use its best efforts to cause to be delivered to Meridian such certificates, opinions, accountant's letters and other documents as Meridian shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended. UCB shall provide to Meridian such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Meridian may reasonably request. All reasonable expenses incurred by UCB in complying with the provisions of this Section 4, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for UCB and blue sky fees and expenses, shall be paid by UCB. Underwriting discounts and commissions to brokers and dealers relating to the Option or the Option Shares, fees and disbursements of counsel to Meridian and any other expenses incurred by Meridian in connection with such filing shall be borne by Meridian. In connection with such filing, UCB shall indemnify and hold harmless Meridian against any losses, claims, damages or liabilities, joint or several, to which Meridian may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and UCB will reimburse Meridian for any legal or other expense reasonably incurred by Meridian in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that UCB will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Meridian specifically for use in the preparation thereof. Meridian will indemnify and hold harmless UCB to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Meridian for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Meridian will reimburse UCB for any legal or other expense reasonably incurred by UCB in connection with investigating or defending any such loss, claim, damage, liability or action.

   5. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

   6. Filings and Consents. Each of Meridian and UCB will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement.

   7. Representations and Warranties of UCB. UCB hereby represents and warrants to Meridian as follows:

       (a) Due Authorization. UCB has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by UCB. This Stock Option Agreement constitutes a legal, valid and binding obligation of UCB, enforceable against UCB in accordance with its terms.
       (b) Authorized Shares. UCB has taken all necessary corporate action to authorize and reserve for issuance all shares of Common Stock which may be issued pursuant to any exercise of the Option.

   8. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

   9. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

   10. Assignment or Transfer. Meridian represents that it is acquiring the Option for Meridian's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Meridian is aware that neither the Option nor the Option Shares are the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, but instead are being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof.

   11. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

   12. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

   13. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

       (i) If to Meridian, to:
           Meridian Bancorp, Inc.
           35 North Sixth Street
           Reading, Pennsylvania 19603
           Attention: David E. Sparks, Chief Financial Officer
                      and
                      Michael J. Hughes
                      Senior Vice President,
                      Corporate Development
           Telecopy No.: (610) 665-2428
           with a copy to:
           Stevens & Lee
           111 North Sixth Street
           Reading, Pennsylvania 19601
           Attention: Joseph M. Harenza, Esquire,
                      and David W. Swartz, Esquire
           Telecopy No.: (610) 376-5610

       (ii) If to UCB, to:
            United Counties Bancorporation
            Four Commerce Drive
            Cranford, New Jersey 07016
            Attention: Eugene H. Bauer
                       Chairman of the Board and
                       Chief Executive Officer
                       and
                       Alice Cadby,
                       Corporate Secretary
            Telecopy No.: (908) 709-1583
                          (Marked "Confidential")
            with copies to:
            Pitney, Hardin, Kipp & Szuch
            Mail: P.O. Box 1945
            Morristown, New Jersey 07962-1945
            Street: 200 Campus Drive
            Florham Park, New Jersey 07932-8950
            Attention: Ronald Janis, Esquire
            Telecopy No.: (201) 966-1550

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

   14. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

   15. Captions. The captions in this Stock Option Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

   16. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

   17. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

   18. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   19. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

   20. Representations Relating to Authorizations. UCB and Meridian each represent and warrant that executions, delivery and performance of this agreement have been authorized by their respective boards of directors and constitutes a legal and valid obligation enforceable in accordance with its terms.

   21. Termination. This Stock Option Agreement shall terminate and be of no further force or effect upon termination of the Agreement in accordance with the provisions thereof; provided, however, that, if the termination of the Agreement occurs after a Triggering Event, this Stock Option Agreement shall not terminate until expiration of twelve (12) months following the later of the termination of the Agreement or the completion or abandonment of any Proposal or any acquisition transaction relating to the Triggering Event.

   22. Severability. If any term, provision, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained inn this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of the Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of UCB to allow the holder to acquire such lesser number of shares as may be permissible at such lesser price or on such other repurchase terms as such court or regulatory agency may indicate to be reasonable, without any amendment or modification hereof.

   IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer and has caused its corporate seal to be affixed hereunto and to be duly attested, all as of the day and year first above written.

                                         MERIDIAN BANCORP, INC.


                                         By
                                         -----------------------------------
                                         Samuel A. McCullough,
                                         Chairman and
                                         Chief Executive Officer


(CORPORATE SEAL)
                                         Attest:
                                         -----------------------------------
                                         William L. Gaunt,
                                         Secretary


                                         UNITED COUNTIES BANCORPORATION


                                         By
                                         -----------------------------------
                                         Eugene H. Bauer,
                                         Chairman of the Board and
                                         Chief Executive Officer


(CORPORATE SEAL)
                                         Attest:
                                         -----------------------------------
                                         Alice Cadby,
                                         Secretary

                                                                     EXHIBIT 3
                                     BANK
                                PLAN OF MERGER

   THIS PLAN OF MERGER ("Plan of Merger") dated as of May 23, 1995, is by and between MERIDIAN BANK, NEW JERSEY, a New Jersey banking corporation ("MBNJ"), and UNITED COUNTIES TRUST COMPANY, a New Jersey banking corporation ("UCTC").

                                  BACKGROUND

   1. MBNJ is a wholly-owned subsidiary of Meridian Bancorp, Inc., a Pennsylvania corporation ("Meridian"). The authorized capital stock of MBNJ consists of 6,000,000 shares of common stock, par value $5.00 per share ("MBNJ Common Stock"), of which at the date hereof 1,000,000 shares are issued and outstanding.

   2. UCTC is a wholly-owned subsidiary of United Counties Bancorporation, a New Jersey corporation ("UCB"). The authorized capital stock of UCTC consists of shares of common stock, with a stated value $5.00 per share ("UCTC Common Stock"), of which at the date hereof 2,425,900 shares are issued and outstanding.

   3. The respective Boards of Directors of MBNJ and UCTC deem the merger of UCTC with and into MBNJ, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective shareholders.

   4. The respective Boards of Directors of MBNJ and UCTC have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of Meridian and UCB have adopted resolutions approving an Agreement and Plan of Merger (dated as of May 23, 1995) (the "Agreement"), pursuant to which this Plan of Merger is being executed by MBNJ and UCTC.

                                  AGREEMENT

   In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the State of New Jersey, MBNJ and UCTC, intending to be legally bound hereby, agree as follows:

                                  ARTICLE I
                                    MERGER

   Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of New Jersey, on the Effective Date (as that term is defined in Article V hereof): UCTC shall merge with and into MBNJ; the separate existence of UCTC shall cease; and MBNJ shall be the surviving corporation (such transaction referred to herein as the "Merger" and MBNJ, as the surviving corporation in the Merger, referred to herein as the "Surviving Bank").

                                  ARTICLE II
                     ARTICLES OF INCORPORATION AND BYLAWS

   On and after the Effective Date, the articles of incorporation and bylaws of MBNJ, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of the Surviving Bank, until altered, amended or repealed.

                                 ARTICLE III
                       BOARD OF DIRECTORS AND OFFICERS

   3.1. Board of Directors. On and after the Effective Date, the directors of MBNJ shall consist of (a) those persons duly elected and holding office immediately prior to the Effective Date, and (b) Albert W. Bossert, Anton J. Camponella, Edward J. Hobbie, John E. Holobinko, William C. Johnson, Jr., Robert G. Kenney, Henry G. Largey, Donald S. Nowicki and Maureen E. Staub. Each such director shall hold office until his or her successor is elected and qualified or otherwise in accordance with the Bylaws of the Surviving Bank.

   3.2. Officers. On and after the Effective Date, the officers of MBNJ duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, except for such former officers of UCTC as shall be designated as officers of MBNJ, and at MBNJ's election, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the bylaws of the Surviving Bank.

                                  ARTICLE IV
                             CONVERSION OF SHARES

   4.1. Stock of MBNJ. Each share of MBNJ Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

   4.2. Stock of UCTC. Each share of UCTC Common Stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                                  ARTICLE V
                         EFFECTIVE DATE OF THE MERGER

   Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Plan of Merger, the Merger shall become effective, and the effective date of the Merger (the "Effective Date") shall occur, at the time specified in the certificate of merger to be issued by the New Jersey Department of Banking, but shall not be effective prior to the effective date of the merger of UCB with and into Meridian as provided in the Agreement.

                                  ARTICLE VI
                             EFFECT OF THE MERGER

   On the Effective Date, the separate existence of UCTC shall cease; and all of the property (real, personal and mixed), rights, powers, duties and obligations of MBNJ and UCTC shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.

                                 ARTICLE VII
                             CONDITIONS PRECEDENT

   The obligations of MBNJ and UCTC to effect the Merger shall be subject to the satisfaction, unless duly waived by the party permitted to do so, of the conditions precedent set forth in the Agreement.

                                 ARTICLE VIII
                                 TERMINATION

   This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

                                  ARTICLE IX
                                  AMENDMENT

   Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                                  ARTICLE X
                                MISCELLANEOUS

   10.1. Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the obligations of the other party contained in this Plan of Merger.

   10.2. Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the New Jersey Banking Code, as amended.

   10.3. Captions. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

   10.4. Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

   10.5. Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the choice of law principles of such laws.

   IN WITNESS WHEREOF, MBNJ and UCTC have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

                                      MERIDIAN BANK, NEW JERSEY, a
                                      New Jersey bank


                                      By
                                      --------------------------------
                                              Samuel A. McCullough,
                                                   Chairman
(CORPORATE SEAL)
                                      Attest:
                                      --------------------------------
                                              Michael J. Hughes,
                                                  Secretary

                                      UNITED COUNTIES TRUST COMPANY, a
                                      New Jersey bank


                                      By
                                      --------------------------------
                                              Eugene H. Bauer,
                                                 Chairman

(CORPORATE SEAL)
                                      Attest:
                                      --------------------------------
                                              Alice R. Cadby,
                                                Secretary

                                                                     EXHIBIT 4
                    FORM OF OPINION OF COUNSEL TO MERIDIAN

   UCB shall have received from counsel to Meridian, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

   (a) Meridian and Meridian Bank New Jersey have full corporate power to carry out the transactions contemplated in the Agreement and the Bank Plan of Merger (the "Plan"), respectively. The execution and delivery of the Agreement and the Plan and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Meridian and Meridian Bank New Jersey, and the Agreement and the Plan constitute valid and legally binding obligations, in accordance with their respective terms, of Meridian and Meridian Bank New Jersey, respectively, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the merger of Meridian and UCB nor the merger of Meridian Bank New Jersey and UCTC, nor compliance by Meridian and Meridian Bank New Jersey with any of the respective provisions of the Agreement and the Plan, will (A) conflict with or result in a breach or default under (i) the Articles of Incorporation or Bylaws of Meridian or Meridian Bank New Jersey, or, (ii) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Meridian or Meridian Bank New Jersey is a party, or (B) to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of Meridian or Meridian Bank New Jersey, except such material lien, instrument or obligation as has been disclosed pursuant to the Agreement and the Plan, or (C) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to Meridian or Meridian Bank New Jersey.

   (b) Meridian Bank New Jersey is a validly existing state-chartered banking institution organized and in good standing under the laws of the State of New Jersey. The deposits of Meridian Bank New Jersey are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

   (c) There is to the knowledge of such counsel no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Meridian or Meridian Bank New Jersey is a party which would, if determined adversely to Meridian or Meridian Bank New Jersey, have a material adverse effect on the financial condition or results of operations of Meridian and Meridian Bank New Jersey taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

   (d) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body is required for the consummation by Meridian or Meridian Bank New Jersey of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained.

   (e) The mergers of Meridian and UCB and Meridian Bank New Jersey and UCTC contemplated by the Agreement and the Plan, respectively, have been effected in compliance with all applicable federal and state laws and regulations in all material respects.

   (f) The shares of Meridian Common Stock to be issued in connection with the merger of UCB and Meridian contemplated by the Agreement have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable.

   (g) On the sole basis of such counsel's participation in conferences with officers and employees of Meridian in connection with the Prospectus/Proxy Statement, and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus/Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial schedules and other financial or statistical data contained therein and except for any information supplied by UCB or UCTC for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of Meridian to approve the merger, contained any untrue statement of a material fact with respect to Meridian or omitted to state any material fact with respect to Meridian or omitted to state any material fact with respect to Meridian necessary to make any statement therein with respect to Meridian, in light of the circumstances under which it was made, not misleading. Such counsel may state that in rendering such opinion, they have no independently verified and do not assume the responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus/Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to Meridian or the transactions contemplated in the Agreement and the Plan.

                                                                     EXHIBIT 5
                     FORM OF TAX OPINION OF STEVENS & LEE

   Meridian and UCB shall have received an opinion of Stevens & Lee substantially to the effect that, under the provisions of the IRC:

   1. The Merger, pursuant to which UCB will transfer all of its assets to Meridian in exchange for Meridian Common Stock (including fractional share interests) and the assumption by Meridian of all of UCB's liabilities will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

   2. UCB and Meridian will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

   3. Neither UCB nor Meridian will recognize any gain or loss upon the transfer of UCB's assets to Meridian in exchange solely for Meridian Common Stock (including fractional share interests) and the assumption by Meridian of the liabilities of UCB.

   4. The basis of the UCB assets in the hands of Meridian will be the same as the basis of such assets in the hands of UCB immediately prior to the Merger.

   5. The holding period of the assets of UCB to be received by Meridian will include the period during which the assets were held by UCB.

   6. No gain or loss will be recognized by the shareholders of UCB on the receipt of Meridian Common Stock (including fractional share interests) solely in exchange for their shares of UCB Common Stock.

   7. The basis of the Meridian common Stock (including fractional share interests) to be received by the UCB shareholders in the Merger will be the same as the basis of the UCB Common Stock surrendered in exchange therefor.

   8. The holding period of the Meridian Common Stock (including fractional share interests) to be received by the UCB shareholders in the Merger will include the period during which the UCB shareholders held their UCB Common Stock, provided the shares of UCB Common Stock are held as a capital asset on the Effective Date of the Merger.

   9. The payment of cash in lieu of fractional share interests of Meridian Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by Meridian. Such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in IRC Section 302(a). Any gain or loss recognized by a UCB shareholder will be a capital gain or loss, provided the shares of UCB Common Stock are held as a capital asset on the Effective Date of the Merger.

   10. The Meridian Stock Purchase Rights transferred with the shares of Meridian Common Stock will not constitute "other property" within the meaning of IRC Section 356(a)(1)(B).

   11. As provided in IRC Section 381(c)(2) and related Treasury regulations, Meridian will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of UCB as of the Effective Date of the Merger. Any deficit in the earnings and profits of Meridian or UCB will be used only to offset the earnings and profits accumulated after the Merger.

   12. Pursuant to IRC Section 381(a) and related Treasury regulations, Meridian will succeed to and take into account the items of UCB described in IRC Section 381(c). Such items will be taken into account by Meridian subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

   13. The Bank Merger will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

   14. UCTC and MBNJ will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

   15. Neither UCTC nor MBNJ will recognize any gain or loss upon the transfer of UCTC's assets to MBNJ in constructive exchange solely for MBNJ Common Stock and the assumption by MBNJ of the liabilities of UCTC.

   16. The basis of the UCTC assets in the hands of MBNJ will be the same as the basis of such assets in the hands of UCTC immediately prior to the Bank Merger.

   17. The holding period of the UCTC assets in the hands of MBNJ will include the period during which such assets were held by UCTC.

   18. No gain or loss will be recognized by Meridian, as the shareholder of UCTC, upon the constructive receipt of shares of MBNJ Common Stock in exchange for the UCTC Common Stock surrendered in exchange therefor in the Bank Merger.

   19. The basis of the MBNJ Common Stock to be held by Meridian after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the UCTC Common Stock surrendered in the constructive exchange.

   20. As provided in IRC Section 381(c)(2) and related Treasury regulations, MBNJ will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of UCTC as of the Effective Date of the Bank Merger. Any deficit in the earnings and profits of MBNJ or UCTC will be used only to offset the earnings and profits accumulated after the Bank Merger.

   21. Pursuant to IRC Section 381(a) and related Treasury regulations, MBNJ will succeed to and take into account the items of UCTC described in IRC
Section 381(c). Such items will be taken into account by MBNJ subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

                                                                     EXHIBIT 6
                               FORM OF OPINION
                              OF COUNSEL TO UCB

   Meridian shall have received from counsel to UCB, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

   (a) UCB and UCTC have full corporate power to carry out the transactions contemplated in the Agreement and the Bank Plan of Merger (the "Plan"), respectively. The execution and delivery of the Agreement and the Plan and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of UCB and UCTC, and the Agreement and the Plan constitute valid and legally binding obligations, in accordance with their respective terms, of UCB and UCTC, respectively, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement and the Pan, nor compliance by UCB and UCTC with any of the respective provisions thereof, will (A) conflict with or result in a breach or default under (i) the Articles of Incorporation or Bylaws of UCB, or UCTC, or (ii) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which UCB or UCTC is a party, or (B) result in the creation or imposition of any material lien or encumbrance upon the property of UCB or UCTC, except such material lien, instrument or obligation as has been disclosed pursuant to the Agreement and the Plan, or (C) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to UCB or UCTC.

   (b) UCTC is a validly existing state-chartered banking institution organized and in good standing under the laws of the State of New Jersey. The deposits of UCTC are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

   (c) There is no legal, administrative, arbitration or governmental proceeding or investigation pending or, to the knowledge of such counsel, threatened to which UCB or UCTC is a party which would, if determined adversely to UCB or UCTC, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of UCB or UCTC or which questions the validity of the Agreement or the Plan, or any other action to be taken by UCB or UCTC under the Agreement and the Plan, respectively.

   (d) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body is required for the consummation by UCB or UCTC of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained and except for consents or approvals under state securities laws as to which we express no opinion.

   (e) The mergers of Meridian and UCB and Meridian Bank New Jersey and UCTC contemplated by the Agreement and the Plan, respectively, have been effected in compliance with all applicable federal and Pennsylvania and New Jersey laws and regulations in all material respects.

   (f) On the basis of such counsel's participation in conferences with officers and employees of UCB in connection with the preparation of the Prospectus/Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that (i) the Prospectus/Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, financial schedules and other financial or statistical data contained therein and except for any information supplied by Meridian for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of UCB to approve the merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Such counsel may state that they have no independently verified and do not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus/Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to UCB or UCTC or the transactions contemplated in the Agreement and the Plan.

                                                                       ANNEX B

                            STOCK OPTION AGREEMENT

   THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated May 23, 1995, is by and between MERIDIAN BANCORP, INC., a Pennsylvania corporation ("Meridian"), and UNITED COUNTIES BANCORPORATION, a New Jersey corporation ("UCB").

                                  BACKGROUND

   1. Meridian and UCB desire to enter into an agreement, dated May 23, 1995 (the "Agreement"), providing, among other things, for the merger of UCB and Meridian, with Meridian surviving the merger (the "Merger").

   2. As a condition of Meridian entering into the Agreement on the terms and conditions relating to price set forth in the Agreement, UCB is granting to Meridian an option to purchase up to 375,000 shares of common stock of UCB, subject to adjustment as provided in Section 5, on the terms and conditions hereinafter set forth.

                                  AGREEMENT

   In consideration of the foregoing and the mutual covenants and agreements set forth herein, Meridian and UCB, intending to be legally bound hereby, agree:

   1. Grant of Option. UCB hereby grants to Meridian, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 375,000 shares (the "Option Shares") of common stock, stated value $1.00 per share (the "Common Stock"), of UCB, subject to adjustment as provided in
Section 5, at a price per share (the "Option Price") equal to $125.00; provided, however, that in the event UCB issues or agrees to issue (including through the issuance of any Rights (as defined in the Agreement) any shares of Common Stock, except for shares issuable under outstanding stock options, at a price less than $125.00 per share (as adjusted pursuant to Section 5 of this Stock Option Agreement), such $125.00 per share price shall be reduced to such lesser price.

   2. Exercise of Option. Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) and until termination of this Stock Option Agreement in accordance with the provisions of Section 21, Meridian may exercise the Option, in whole or in part, at any time or one or more times, from time to time. As used herein, the term "Triggering Event" means the occurrence of any of the following events:

       (a) a person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Meridian, an affiliate of Meridian or any present shareholder of UCB which or who presently owns more than 9.9% of the presently outstanding shares of Common Stock, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 9.9% of the then outstanding shares of Common Stock; provided, however that a Triggering Event shall occur under this Section 2(a) in the event any present shareholder of UCB which or who presently owns more than 9.9% of the presently outstanding shares of Common Stock increases such shareholder's beneficial ownership to greater than 14.9% of the then outstanding shares of Common Stock;

       (b) a person or group, other than Meridian or an affiliate of Meridian, enters into an agreement or letter of intent with UCB pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with UCB or United Counties Trust Company ("UCTC"), (ii) acquire all or substantially all of the assets of UCB or all or substantially all of the assets or liabilities of UCTC, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, more than 9.9% of the then outstanding shares of Common Stock or the then outstanding shares of common stock of UCTC; or

       (c) a person or group, other than Meridian or an affiliate of Meridian, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets of UCB or all or substantially all of the assets or liabilities of UCTC, or any other business combination involving UCB or UCTC, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, more than 9.9% of the then outstanding shares of Common Stock, or any of the then outstanding shares of common stock of UCTC

   (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of UCB called to vote on the Merger, UCB's shareholders fail to approve the Merger by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been postponed or cancelled; or

       (d) a person or group, other than Meridian or an affiliate of Meridian, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, UCB willfully takes any action in a manner which would materially interfere with UCB's ability to consummate the Merger or materially reduce the value of the transaction to Meridian;

       (e) UCB breaches the covenant set forth at Section 4.06 of the Agreement; or

       (f) UCB breaches, in any material respect, any binding terms of the Agreement or any provision of this Stock Option Agreement or the Agreement after a Proposal is made and before it is Publicly Withdrawn or publicly announces an intention to authorize, recommend or accept any such Proposal; or

       (g) any affiliate of UCB breaches any material provision of the UCB Affiliate Agreement attached as Exhibit 1 to the Merger Agreement or breaches in any material respect the covenant set forth in Section 4.06 of the Agreement.

   "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over UCB or in soliciting or inducing any other person (other than Meridian or an affiliate of Meridian) to do so.

   Notwithstanding the foregoing, the obligation of UCB to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate) (i) until the receipt of all required governmental or regulatory approvals or consents necessary for UCB to issue the Option Shares, or Meridian to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate.

   UCB shall notify Meridian promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by UCB shall not be a condition to the right of Meridian to exercise the Option. UCB will not take any action which would have the effect of preventing or disabling UCB from delivering the Option Shares to Meridian upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement. In the event Meridian wishes to exercise the Option, Meridian shall send a written notice to UCB (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it desires to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

   3. Payment and Delivery of Certificates. At any Closing hereunder, (a) Meridian will make payment to UCB of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by UCB, (b) UCB will deliver to Meridian a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of Meridian or its designee, in such denominations as were specified by Meridian in its notice of exercise and bearing a legend as set forth below, and (c) Meridian will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

   A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option Agreement, which legend will read substantially as follows:

       "The shares of stock represented by this certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless United Counties Bancorporation receives an opinion of counsel stating that an exemption from the registration provisions of the Act is available for such transfer."

   4. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Meridian, UCB shall promptly prepare and file a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission covering the Option and such number of Option Shares as Meridian shall specify in its request, and UCB shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option or the Option Shares, provided that Meridian shall in no event have the right to have more than one such registration statement become effective, and provided further that UCB shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which UCB's counsel delivers to UCB and to Meridian its unqualified opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition. In connection with such filing, UCB shall use its best efforts to cause to be delivered to Meridian such certificates, opinions, accountant's letters and other documents as Meridian shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended. UCB shall provide to Meridian such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Meridian may reasonably request. All reasonable expenses incurred by UCB in complying with the provisions of this Section 4, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for UCB and blue sky fees and expenses, shall be paid by UCB. Underwriting discounts and commissions to brokers and dealers relating to the Option or the Option Shares, fees and disbursements of counsel to Meridian and any other expenses incurred by Meridian in connection with such filing shall be borne by Meridian. In connection with such filing, UCB shall indemnify and hold harmless Meridian against any losses, claims, damages or liabilities, joint or several, to which Meridian may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and UCB will reimburse Meridian for any legal or other expense reasonably incurred by Meridian in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that UCB will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Meridian specifically for use in the preparation thereof. Meridian will indemnify and hold harmless UCB to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Meridian for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Meridian will reimburse UCB for any legal or other expense reasonably incurred by UCB in connection with investigating or defending any such loss, claim, damage, liability or action.

   5. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

   6. Filings and Consents. Each of Meridian and UCB will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement.

   7. Representations and Warranties of UCB. UCB hereby represents and warrants to Meridian as follows:

       (a) Due Authorization. UCB has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by UCB. This Stock Option Agreement constitutes a legal, valid and binding obligation of UCB, enforceable against UCB in accordance with its terms.
       (b) Authorized Shares. UCB has taken all necessary corporate action to authorize and reserve for issuance all shares of Common Stock which may be issued pursuant to any exercise of the Option.

   8. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

   9. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

   10. Assignment or Transfer. Meridian represents that it is acquiring the Option for Meridian's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Meridian is aware that neither the Option nor the Option Shares are the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, but instead are being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof.

   11. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

   12. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

   13. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

    (i) If to Meridian, to:
      Meridian Bancorp, Inc.
      35 North Sixth Street
      Reading, Pennsylvania 19603
      Attention: David E. Sparks,
                 Chief Financial Officer
                   and
                 Michael J. Hughes
                 Senior Vice President,
                 Corporate Development
      Telecopy No.: (610) 665-2428
      with a copy to:
      Stevens & Lee
      111 North Sixth Street
      Reading, Pennsylvania 19601
      Attention: Joseph M. Harenza, Esquire,
                   and
                 David W. Swartz, Esquire
      Telecopy No.: (610) 376-5610

    (ii) If to UCB, to:
      United Counties Bancorporation
      Four Commerce Drive
      Cranford, New Jersey 07016
      Attention: Eugene H. Bauer
                 Chairman of the Board and
                 Chief Executive Officer
                   and
                 Alice Cadby,
                 Corporate Secretary

      Telecopy No.: (908) 709-1583
                    (Marked "Confidential")

      with copies to:
      Pitney, Hardin, Kipp & Szuch
      Mail: P.O. Box 1945
      Morristown, New Jersey 07962-1945
      Street: 200 Campus Drive
      Florham Park, New Jersey 07932-8950
      Attention: Ronald Janis, Esquire
      Telecopy No.: (201) 966-1550

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

   14. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

   15. Captions. The captions in this Stock Option Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

   16. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

   17. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

   18. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   19. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

   20. Representations Relating to Authorizations. UCB and Meridian each represent and warrant that executions, delivery and performance of this agreement have been authorized by their respective boards of directors and constitutes a legal and valid obligation enforceable in accordance with its terms.

   21. Termination. This Stock Option Agreement shall terminate and be of no further force or effect upon termination of the Agreement in accordance with the provisions thereof; provided, however, that, if the termination of the

Agreement occurs after a Triggering Event, this Stock Option Agreement shall not terminate until expiration of twelve (12) months following the later of the termination of the Agreement or the completion or abandonment of any Proposal or any acquisition transaction relating to the Triggering Event.

   22. Severability. If any term, provision, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained inn this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of the Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of UCB to allow the holder to acquire such lesser number of shares as may be permissible at such lesser price or on such other repurchase terms as such court or regulatory agency may indicate to be reasonable, without any amendment or modification hereof.

   IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer and has caused its corporate seal to be affixed hereunto and to be duly attested, all as of the day and year first above written.

                                   MERIDIAN BANCORP, INC.

                                   By /s/ Samuel A. McCullough
                                      -------------------------------------
                                      Samuel A. McCullough,
                                      Chairman and
                                      Chief Executive Officer

 (CORPORATE SEAL)
                                   Attest: /s/ William L. Gaunt
                                          ---------------------------------
                                           William L. Gaunt,
                                           Secretary

                                   UNITED COUNTIES BANCORPORATION

                                   By /s/ Donald S. Nowicki
                                      -------------------------------------
                                      Donald S. Nowicki,
                                      President

 (CORPORATE SEAL)
                                   Attest: /s/ Alice Cadby
                                           --------------------------------
                                           Alice Cadby,
                                           Secretary

                                                                       ANNEX C

                        OPINION OF GOLDMAN, SACHS & CO.

September 21, 1995

Board of Directors
United Counties Bancorporation
Four Commerce Drive
Cranford, New Jersey 07016

Gentlemen:

You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, no par value (the "Shares"), of United Counties Bancorporation (the "Company") of the exchange ratio of 5.0 shares of Common Stock, par value $5.00 per share ("Meridian Common Stock"), of Meridian Bancorp, Inc. ("Meridian") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger dated as of May 23, 1995 between Meridian and the Company (the "Agreement").

Goldman, Sachs & Co. ("Goldman Sachs"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also regularly provide investment banking and financial advisory services to Meridian, including having acted as its financial advisor in connection with its acquisition of Commonwealth Bancshares Corporation in 1993, its disposition of Meridian Title Insurance Co. in 1992 and its disposition of selected credit card assets to Mellon Bank Corporation in 1991, and having acted as co-manager in its common stock offering in 1991, and we can be expected to continue to provide investment banking and financial advisory services to Meridian. Goldman Sachs is a full service securities firm and in the course of its trading activities it may from time to time effect transactions and hold positions in the securities of the Company and Meridian.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and Meridian for the five years ended December 31, 1994; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Meridian; certain other communications from the Company and Meridian to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Meridian prepared by their respective managements. We also have held discussions with members of the senior management of the Company and Meridian regarding the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and Meridian Common Stock, compared certain financial and stock market information for the Company and Meridian with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

Board of Directors
United Counties Bancorporation
September 21, 1995
Page Two


We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, cost savings and operating synergies projected by Meridian to result from the Merger, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company and Meridian and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of the Company and Meridian are adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or Meridian or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed with your consent that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the holders of Shares.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
------------------------
GOLDMAN, SACHS & CO.



                                      C-2

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

   The bylaws of Meridian provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

   Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Meridian.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  (A) EXHIBITS.

   Exhibit
   Number                                             Title or Description
 -----------   --------------------------------------------------------------------------------------------------
     2.1      Agreement and Plan of Merger dated as of May 23, 1995, between Meridian Bancorp, Inc. and United Counties
              Bancorporation (included as Annex A to the Proxy Statement/Prospectus). Schedules are omitted; Meridian
              Bancorp, Inc. agrees to furnish copies of such schedules to the Commission upon request.
     2.2      Stock Option Agreement, dated May 23, 1995, between Meridian Bancorp, Inc. and United Counties Bancorporation
              (included as Annex B to the Proxy Statement/Prospectus).
     3.1      Articles of Incorporation of Meridian Bancorp, Inc., as amended (incorporated herein by reference to
              Exhibit 3.1 to the Annual Report on Form 10-K of Meridian Bancorp, Inc. for the year ended December
              31, 1994).
     3.2      Bylaws of Meridian Bancorp, Inc., as amended (incorporated herein by reference to Exhibit 3.2 to the
              Annual Report on Form 10-K of Meridian Bancorp, Inc. for the year ended December 31, 1991).
     4.1      Rights Agreement dated July 25, 1989, between Meridian Bancorp, Inc. and Meridian Bank, as Rights Agent
              (incorporated herein by reference to the Registration Statement on Form 8-A of Meridian Bancorp, Inc.
              filed August 14, 1989).
     4.2      Amendment to Rights Agreement, dated as of June 28, 1994, between Meridian Bancorp, Inc. and Meridian
              Trust Company, as Rights Agent, incorporated herein by reference to Exhibit 2.2 of Amendment No. 1, filed July 25, 1994, to the Registration Statement on Form 8-A of the Registrant, filed August 14, 1989.
     4.3      Meridian Bancorp, Inc. has outstanding long-term debt which does not exceed 10% of the total assets of Meridian Bancorp, Inc. and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement.
              Meridian Bancorp, Inc. agrees to furnish copies of such instruments to the Commission upon request.
     5.1      Opinion of Stevens & Lee re: Legality of Common Stock.*
     8.1      Form of Opinion of Stevens & Lee re: Tax Matters.*
    23.1      Consent of KPMG Peat Marwick LLP as to consolidated financial statements of Meridian Bancorp, Inc. as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31,
              1994.*

                                     ii-1

   Exhibit
   Number                                             Title or Description
 -----------   --------------------------------------------------------------------------------------------------

    23.2      Consent of KPMG Peat Marwick LLP as to consolidated financial statements of United Counties Bancorporation as of December 31, 1994 and 1993 and for each of the three years in the three year period ended December
              31, 1994.*
    23.3      Consent of Stevens & Lee (contained in Exhibit 5).*
    23.4      Consent of Stevens & Lee (contained in Exhibit 8.1).*
    23.5      Consent of Goldman, Sachs & Co.
    24.1      Powers of Attorney of Directors and Officers.*
    99.1      Opinion of Goldman, Sachs & Co., dated September 21, 1995 (included as Annex C to the Proxy Statement/Prospectus).
    99.2      Form of Proxy for the Special Meeting of Stockholders of United Counties Bancorporation.*
    99.3      Employment agreement, dated September 9, 1993, by and between United Counties Bancorporation, United
              Counties Trust Company and Eugene H. Bauer (incorporated herein by reference to Exhibit I to the Current
              Report on Form 8-K dated September 22, 1993 of United Counties Bancorporation).
    99.4      Agreement dated May 23, 1995 between Eugene H. Bauer and United Counties Bancorporation.*


------
* Previously filed.


  (B) FINANCIAL STATEMENT SCHEDULES.

   None required. Applicable schedules are included in documents incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on September 21, 1995.

                                           MERIDIAN BANCORP, INC.
                                           (Registrant)

                                           By: /s/ Samuel A. McCullough
                                               ---------------------------
                                               Samuel A. McCullough,
                                               Chairman and Chief
                                               Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                     Title                                Date
    /s/ Samuel A. McCullough          Chairman, Chief Executive Officer and Director
------------------------------------  (Principal Executive Officer)                        September 21, 1995
      Samuel A. McCullough


    /s/ David E. Sparks*              Vice Chairman, Chief Financial Officer and
------------------------------------  Director (Principal Financial Officer)               September 21, 1995
      David E. Sparks


     /s/ Michael J. Mizak, Jr.*       Senior Vice President (Principal Accounting
------------------------------------  Officer)                                             September 21, 1995
      Michael J. Mizak, Jr.


    /s/ Delight E. Breidegam, Jr.*
------------------------------------  Director                                             September 21, 1995
      Delight E. Breidegam, Jr.


    /s/ Thomas F. Burke, Jr.*
------------------------------------  Director                                             September 21, 1995
      Thomas F. Burke, Jr.


    /s/ Robert W. Cardy*
------------------------------------  Director                                             September 21, 1995
      Robert W. Cardy


    /s/ Harry Corless*
------------------------------------  Director                                             September 21, 1995
      Harry Corless


    /s/ William D. Davis*
------------------------------------  Director                                             September 21, 1995
      William D. Davis


    /s/ Julius W. Erving*
------------------------------------  Director                                             September 21, 1995
      Julius W. Erving


    /s/ Fred D. Hafer*
------------------------------------  Director                                             September 21, 1995
      Fred D. Hafer

                                      II-4

              Signature                Title                                                     Date
              ---------                -----                                                     ----

    /s/ Lawrence C. Karlson*
------------------------------------ Director                                             September 21, 1995
      Lawrence C. Karlson


    /s/ Ezekiel S. Ketchum*
------------------------------------ Director                                             September 21, 1995
      Ezekiel S. Ketchum


    /s/ Sidney D. Kline, Jr.*
------------------------------------ Director                                             September 21, 1995
      Sidney D. Kline, Jr.


    /s/ George W. Leighow*
------------------------------------ Director                                             September 21, 1995
      George W. Leighow


    /s/ Joseph F. Paquette, Jr.*
------------------------------------ Director                                             September 21, 1995
      Joseph F. Paquette, Jr.


    /s/ Daniel H. Polett*
------------------------------------ Director                                             September 21, 1995
      Daniel H. Polett


    /s/ Lawrence R. Pugh*
------------------------------------ Director                                             September 21, 1995
      Lawrence R. Pugh


    /s/ Paul R. Roedel*
------------------------------------ Director                                             September 21, 1995
         Paul R. Roedel


    /s/ Wilmer R. Schultz*
------------------------------------ Director                                             September 21, 1995
      Wilmer R. Schultz


    /s/ Robert B. Seidel*
------------------------------------ Director                                             September 21, 1995
      Robert B. Seidel


    /s/ Judith M. von Seldeneck*
------------------------------------ Director                                             September 21, 1995
      Judith M. von Seldeneck


    /s/ George Strawbridge, Jr.*
------------------------------------ Director                                             September 21, 1995
      George Strawbridge, Jr.


    /s/ Anita A. Summers*
------------------------------------ Director                                             September 21, 1995
      Anita A. Summers


    /s/ Earle A. Wootton*
------------------------------------ Director                                             September 21, 1995
      Earle A. Wootton



*/s/ Samuel A. McCullough
-------------------------------------
      Attorney-in-Fact

                                EXHIBIT INDEX

   Exhibit
     No.                                                  Description
 -----------   --------------------------------------------------------------------------------------------------
 2.1  ......  Agreement and Plan of Merger dated as of May 23, 1995, between Meridian Bancorp, Inc. and United Counties
              Bancorporation (included as Annex A to the Proxy Statement/Prospectus). Schedules are omitted; Meridian
              Bancorp, Inc. agrees to furnish copies of such schedules to the Commission upon request.
 2.2  ......  Stock Option Agreement, dated May 23, 1995, between Meridian Bancorp, Inc. and United Counties Bancorporation
              (included as Annex B to the Proxy Statement/Prospectus).
 3.1  ......  Articles of Incorporation of Meridian Bancorp, Inc., as amended (incorporated herein by reference to
              Exhibit 3.1 to the Annual Report on Form 10-K of Meridian Bancorp, Inc. for the year ended December
              31, 1994).
 3.2  ......  Bylaws of Meridian Bancorp, Inc., as amended (incorporated herein by reference to Exhibit 3.2 to the
              Annual Report on Form 10-K of Meridian Bancorp, Inc. for the year ended December 31, 1991).
 4.1  ......  Rights Agreement dated July 25, 1989, between Meridian Bancorp, Inc. and Meridian Bank, as Rights Agent
              (incorporated herein by reference to the Registration Statement on Form 8-A of Meridian Bancorp, Inc.
              filed August 14, 1989).
 4.2  ......  Amendment to Rights Agreement, dated as of June 28, 1994, between Meridian Bancorp, Inc. and Meridian
              Trust Company, as Rights Agent, incorporated herein by reference to Exhibit 2.2 of Amendment No. 1, filed July 25, 1994, to the Registration Statement on Form 8-A of the Registrant, filed August 14, 1989.
 4.3  ......  Meridian Bancorp, Inc. has outstanding long-term debt which does not exceed 10% of the total assets of Meridian Bancorp, Inc. and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement.
              Meridian Bancorp, Inc. agrees to furnish copies of such instruments to the Commission upon request.
 5.1  ......  Opinion of Stevens & Lee re: Legality of Common Stock.*
 8.1  ......  Form of Opinion of Stevens & Lee re: Tax Matters.*
23.1  ......  Consent of KPMG Peat Marwick LLP as to consolidated financial statements of Meridian Bancorp, Inc. as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31,
              1994.*
23.2  ......  Consent of KPMG Peat Marwick LLP as to consolidated financial statements of United Counties Bancorporation as of December 31, 1994 and 1993 and for each of the three years in the three year period ended December
              31, 1994.*
23.3  ......  Consent of Stevens & Lee (contained in Exhibit 5).*
23.4  ......  Consent of Stevens & Lee (contained in Exhibit 8.1).*
23.5  ......  Consent of Goldman, Sachs & Co.
24.1  ......  Powers of Attorney of Directors and Officers.*
99.1  ......  Opinion of Goldman, Sachs & Co., dated September 21, 1995 (included as Annex C to the Proxy
              Statement/Prospectus).*
99.2  ......  Form of Proxy for the Special Meeting of Stockholders of United Counties Bancorporation.*
99.3  ......  Employment Agreement, dated September 9, 1993, by and between United Counties Bancorporation, United
              Counties Trust Company and Eugene H. Bauer (incorporated herein by reference to Exhibit I to the Current
              Report on Form 8-K dated September 22, 1993 of United Counties Bancorporation).
99.4  ......  Agreement dated May 23, 1995 between Eugene H. Bauer and United Counties Bancorporation.*



------
*Previously filed.